Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), is entered into as of December 29, 2022 (the “Second Amendment Effective Date”), by and among NOW INC., a Delaware corporation (“Parent”), DNOW L.P., a Texas limited partnership (“DNOW” and, together with Parent, each a “US Borrower” and individually and collectively, jointly and severally, the “US Borrowers”), DNOW CANADA ULC, an Alberta unlimited liability corporation (the “Canadian Borrower” and, together with the US Borrowers, each a “Borrower” and individually and collectively, the “Borrowers”), the undersigned Lenders (as defined below), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacities, “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement, dated as of April 30, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the lenders identified on the signature pages thereto (each of such lenders, together with its successor and permitted assigns, a “Lender”), Agent, Wells Fargo, JPMorgan Chase Bank, N.A. (“Chase”), and Royal Bank Of Canada (“RBC”), as joint lead arrangers, Wells Fargo, Chase, and RBC, as joint bookrunners, Chase and RBC, as co-syndication agents, and the Loan Parties from time to time party thereto, the Lender Group has agreed to make or issue Loans, Letters of Credit and other certain financial accommodations thereunder;

WHEREAS, initially capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement; and

WHEREAS, the Loan Parties have requested that Agent and the Lenders agree to amend the Credit Agreement in certain respects, and Agent and the undersigned Lenders are willing to do so, subject to the terms and conditions specified herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agrees as follow:

1. Amendments to Credit Agreement. In reliance on the representations and warranties of the Loan Parties set forth in Section 3 below, and subject to the satisfaction of the conditions to effectiveness set forth in Section 2 below, the Credit Agreement is hereby amended to delete red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (b) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the conformed copy of the Credit Agreement attached hereto as Exhibit A.

2. Conditions to Effectiveness. This Agreement shall become effective and be deemed effective as of the date when, and only when, all of the following conditions have been satisfied (such date, the “Amendment Effective Date”):

(a) Agent shall have received a copy of this Agreement, duly authorized, executed and delivered by the Borrowers, Agent and Lenders;

(b) the representations and warranties of the Loan Parties and each of the other Loan Parties contained in this Agreement, the Credit Agreement, and the other Loan Documents shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Amendment Effective Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date);

(c) Borrower shall have paid all fees costs and expenses due and payable as of the Amendment Effective Date under the Credit Agreement and the other Loan Documents, including without limitation all attorney’s fees and expenses incurred by Agent; and

(d) no Default or Event of Default shall have occurred and be continuing.

3. Representations and Warranties of the Borrowers. Each Borrower hereby represents and warrants as of the Amendment Effective Date to Agent for the benefit of the Lender Group and Bank Product Providers as follows:

(a) the execution, delivery, and the performance by it of this Agreement and, as to each Loan Party, each other Loan Document to which it is a party (including, without limitation, after giving effect to this Agreement, the Credit Agreement), (i) have been duly authorized by all necessary action on the part of such Loan Party and (ii) do not and will not (A) violate any material provision of federal, state, provincial or local law or regulation applicable to such Loan Party or its Subsidiaries, the Governing Documents of such Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on such Loan Party or its Subsidiaries, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of such Loan Party or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (C) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of such Loan Party, other than Permitted Liens, (D) require any approval of such Loan Party’s interest holders or any approval or consent of any Person under any material agreement of such Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect, or (E) require any registration with, consent, or approval of, or notice to or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect;

(b) the representations and warranties contained in this Agreement, the Credit Agreement, and the other Loan Documents are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Amendment Effective Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date); and

(c) no Default or Event of Default has occurred and is continuing.

4. Further Assurances. At any time upon the reasonable request of Agent or the Required Lenders, each Loan Party shall promptly execute and deliver to Agent or the Lenders such Additional Documents as Agent or the Required Lenders shall reasonably request pursuant to the Credit Agreement and the other Loan Documents, in each case in form and substance reasonably satisfactory to Agent and the Required Lenders.

5. Choice of Law and Venue; Jury Trial Waiver; Judicial Reference. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

6. Binding Effect. This Agreement shall be binding upon the Borrower and each other Loan Party and shall inure to the benefit of Agent and the Lenders, together with their respective successors and permitted assigns.

7. Effect on Loan Documents.

(a) The terms and provisions set forth in this Agreement shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or amendment of any other term or condition of the Credit Agreement. Except as expressly modified and superseded by this Agreement, the terms and provisions of the Credit Agreement and each of the other Loan Documents are ratified and confirmed and shall continue in full force and effect.

(b) Each reference in the Credit Agreement or any other Loan Document to this “Agreement”, “hereunder”, “herein”, “hereof”, “thereunder”, “therein”, “thereof”, or words of like import referring to the Credit Agreement or any other Loan Document shall mean and refer to such agreement as modified by this Agreement.

8. Reaffirmation. Each Borrower as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Borrower grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party and (b) to the extent such Borrower granted liens on or security interests in any of its property pursuant to any Loan Document, including, without limitation, the US Guaranty and Security Agreement, as security for or otherwise guaranteed the Obligations, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations. The execution of this Agreement shall not operate as a waiver of any right, power or remedy of the Lenders or Agent, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

9. Release.

(a) In consideration of the agreements of Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower, on behalf of itself and its successors and assigns, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and the Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Loan Party or any of their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever in relation to, or in any way in connection with the Credit Agreement, the Guaranty and Security Agreements or any of the other Loan Documents or transactions thereunder or related thereto which arises at any time on or prior to the day and date of this Agreement.

(b) Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

10. Fees and Expenses. Borrowers agrees to pay on demand all reasonable costs and expenses of Agent (including reasonable attorneys’ fees) incurred in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Agreement and the Credit Agreement as amended hereby.

11. Miscellaneous

(a) This Agreement is a Loan Document. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic image scan transmission (e.g., “PDF” or “tif” via email) shall be equally effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic image scan transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Agent to accept Electronic Signatures in any form or format without its prior written consent.

(b) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(c) Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

(d) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any member of the Lender Group or any Loan Party, whether under any rule of construction or otherwise. This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

(e) The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(f) This Agreement shall be subject to the rules of construction set forth in Section 1.4 of the Credit Agreement, and such rules of construction are incorporated herein by this reference, mutatis mutandis.

[remainder of this page intentionally left blank].

IN WITNESS WHEREOF, the Loan Parties, Agent and the undersigned Lenders party hereto have caused this Agreement to be duly executed by its authorized officer as of the day and year first above written.

BORROWERS:	NOW INC., a Delaware corporation

	By:	/s/ Ahsan Mukhtar
	Name:	Ahsan Mukhtar
	Title:	Vice President and Treasurer

DNOW L.P., a Texas limited partnership

	By:	Wilson International, Inc., its general partner

	By:	/s/ Ahsan Mukhtar
	Name:	Ahsan Mukhtar
	Title:	Vice President and Treasurer

DNOW CANADA ULC, an Alberta unlimited liability corporation

	By:	/s/ Ahsan Mukhtar
	Name:	Ahsan Mukhtar
	Title:	Vice President and Treasurer

Signature Page to Second Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Agent, and as a Lender

By:	/s/ William Plaugh
Name:	William Plaugh
Its Authorized Signatory

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Lender

By:	/s/ Carmela Massari
Name:	Carmela Massari
Its Authorized Signatory

Signature Page to Second Amendment to Credit Agreement

ROYAL BANK OF CANADA, as Joint Lead Arranger, as Joint Book Runner, as Co-Syndication Agent and as a Lender

By:	/s/ Jordan Falkenberg
Name:	Jordan Falkenberg
Title:	Vice-President, Corporate Client Group—Finance

Signature Page to Second Amendment to Credit Agreement

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Documentation Agent and as a Lender

By:	/s/ Jason Rockwell
Name:	Jason Rockwell
Title:	Vice President

Signature Page to Second Amendment to Credit Agreement

JPMORGAN CHASE BANK, N.A., as Joint Lead Arranger, as Joint Book Runner, as Co- Syndication Agent and as a Lender

By:	/s/ Michael A. Harvey
Name:	Michael A. Harvey
Title:	Authorized Officer

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as a Lender

By:	/s/ Bassam Hammoud
Name:	Bassam Hammoud
Title:	Authorized Officer

Signature Page to Second Amendment to Credit Agreement

BARCLAYS BANK PLC, as a Lender

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

Signature Page to Second Amendment to Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Caitlin Bodzenski
Name:	Caitlin Bodzenski
Title:	Authorized Officer

Signature Page to Second Amendment to Credit Agreement

EXHIBIT A

Amended Credit Agreement

[See attached]

EXHIBIT A to ~~<First>~~Second Amendment to Credit Agreement~~< and >~~

~~<First Amendment to US Guaranty and Security Agreement>~~

CREDIT AGREEMENT by and among WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

THE LENDERS THAT ARE PARTIES HERETO

as the Lenders,

NOW INC., as Parent,

NOW INC. and DNOW L.P., as US Borrowers,

and

DNOW CANADA ULC, as Canadian Borrower

Dated as of April 30, 2018

WELLS FARGO BANK, NATIONAL ASSOCIATION, JPMORGAN CHASE BANK, N.A. and ROYAL BANK OF CANADA, as Joint Lead Arrangers,

WELLS FARGO BANK, NATIONAL ASSOCIATION, JPMORGAN CHASE BANK, N.A. and ROYAL BANK OF CANADA, as Joint Book Runners, and

JPMORGAN CHASE BANK, N.A. and ROYAL BANK OF CANADA, as Co-Syndication Agents

Page

1. DEFINITIONS AND CONSTRUCTION		1

1.1.	Definitions	1
1.2.	Accounting Terms	79
1.3.	Code; PPSA	~~<77>~~80
1.4.	Construction	80
1.5.	Time References	81
1.6.	Schedules and Exhibits	81
1.7.	Exchange Rates; Currency Equivalents; Applicable Currency	82
1.8.	Quebec Interpretation	~~<79>~~82
1.9.	[Reserved]	83
1.10.	Divisions	~~<80>~~83
1.11.	Rates	~~<80>~~83

2. LOANS AND TERMS OF PAYMENT		~~<81>~~84

2.1.	Revolving Loans	~~<81>~~84
2.2.	[Reserved]	~~<82>~~85
2.3.	Borrowing Procedures and Settlements	~~<82>~~85
2.4.	Payments; Reductions of Commitments; Prepayments	~~<92>~~95
2.5.	Promise to Pay; Promissory Notes	~~<99>~~102
2.6.	Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations	~~<100>~~103
2.7.	Crediting Payments	106
2.8.	Designated Account	106
2.9.	Maintenance of Loan Account; Statements of Obligations	~~<103>~~106
2.10.	Fees	107
2.11A	US Letters of Credit	~~<104>~~107
2.11B	Canadian Letters of Credit	~~<114>~~117
2.12.	Non-Base Rate Option	~~<125>~~128
2.13.	Capital Requirements	~~<129>~~133
2.14.	Incremental Facilities	~~<131>~~135
2.15.	Joint and Several Liability of US Borrowers and Canadian Borrowers	~~<133>~~137
2.16.	Currencies	~~<137>~~141
2.17.	Interest Act (Canada); Criminal Rate of Interest; Nominal Rate of Interest	~~<137>~~142

3. CONDITIONS; TERM OF AGREEMENT		~~<139>~~143

3.1.	Conditions Precedent to the Initial Extension of Credit	~~<139>~~143
3.2.	Conditions Precedent to all Extensions of Credit	~~<139>~~143

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3.3.	Maturity	~~<139>~~143
3.4.	Effect of Maturity	~~<139>~~143
3.5.	Early Termination by Borrowers	~~<139>~~144

4. REPRESENTATIONS AND WARRANTIES		~~<140>~~144

4.1.	Due Organization and Qualification; Subsidiaries	~~<140>~~144
4.2.	Due Authorization; No Conflict	~~<141>~~145
4.3.	Governmental Consents	~~<141>~~145
4.4.	Binding Obligations; Perfected Liens	146
4.5.	Title to Assets; No Encumbrances	~~<142>~~146
4.6.	Litigation	~~<142>~~146
4.7.	Compliance with Laws	~~<142>~~146
4.8.	No Material Adverse Effect	~~<142>~~146
4.9.	Solvency	~~<143>~~147
4.10.	Employee Benefits	~~<143>~~147
4.11.	Environmental Condition	148
4.12.	Complete Disclosure	~~<144>~~148
4.13.	Patriot Act, Etc	149
4.14.	Indebtedness	~~<145>~~149
4.15.	Payment of Taxes	~~<145>~~149
4.16.	Margin Stock	~~<145>~~149
4.17.	Governmental Regulation	~~<145>~~149
4.18.	OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws	~~<145>~~150
4.19.	Employee and Labor Matters	<146>150
4.20.	[Reserved]	~~<146>~~150
4.21.	[Reserved]	~~<146>~~150
4.22.	Eligible Accounts	~~<146>~~150
4.23.	Eligible Inventory	~~<147>~~151
4.24.	[Reserved]	~~<147>~~151
4.25.	Location of Inventory	~~<147>~~151
4.26.	Inventory Records	~~<147>~~151
4.27.	Hedge Agreements	~~<147>~~151
4.28.	[Reserved]	~~<147>~~151
4.29.	[Reserved]	~~<147>~~151
4.30.	[Reserved]	~~<147>~~151
4.31.	[Reserved]	~~<147>~~151

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Page

4.32.	Immaterial Subsidiaries	~~<147>~~151

5. AFFIRMATIVE COVENANTS		~~<147>~~151

5.1.	Financial Statements, Reports, Certificates	~~<147>~~151
5.2.	Reporting	~~<148>~~152
5.3.	Existence	~~<148>~~152
5.4.	Maintenance of Properties	~~<148>~~152
5.5.	Taxes	~~<148>~~152
5.6.	Insurance	~~<148>~~152
5.7.	Inspection	~~<149>~~153
5.8.	Compliance with Laws	~~<150>~~154
5.9.	Environmental	~~<150>~~154
5.10.	Disclosure Updates	~~<151>~~155
5.11.	Formation of Subsidiaries	~~<151>~~155
5.12.	Further Assurances	~~<152>~~156
5.13.	[Reserved]	~~<153>~~157
5.14.	Location of Inventory; Chief Executive Office	~~<153>~~157
5.15.	OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws	~~<154>~~158
5.16.	Bank Products	~~<154>~~158
5.17.	Canadian Compliance	~~<154>~~158
5.18.	Employee Benefits	~~<154>~~158

6. NEGATIVE COVENANTS		~~<155>~~159

6.1.	Indebtedness	~~<155>~~159
6.2.	Liens	~~<155>~~159
6.3.	Restrictions on Fundamental Changes	~~<155>~~159
6.4.	Disposal of Assets	~~<156>~~160
6.5.	Nature of Business	~~<156>~~160
6.6.	Prepayments and Amendments	~~<156>~~160
6.7.	Restricted Payments	~~<157>~~161
6.8.	Accounting Methods	~~<158>~~162
6.9.	Investments	~~<158>~~162
6.10.	Transactions with Affiliates	~~<158>~~162
6.11.	Use of Proceeds	~~<158>~~162
6.12.	Limitation on Issuance of Equity Interests	~~<159>~~163
6.13.	Inventory with Bailees	~~<159>~~163

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Page

6.14.	Canadian Employee Benefits	~~<159>~~163

7.	FINANCIAL COVENANTS	~~<159>~~163

8. EVENTS OF DEFAULT		~~<160>~~164

8.1.	Payments	~~<160>~~164
8.2.	Covenants	~~<160>~~164
8.3.	Judgments	~~<161>~~165
8.4.	Voluntary Bankruptcy, etc	~~<161>~~165
8.5.	Involuntary Bankruptcy, etc	~~<161>~~165
8.6.	Default Under Other Agreements	~~<161>~~165
8.7.	Representations, etc	~~<161>~~165
8.8.	Guaranty	~~<161>~~165
8.9.	Security Documents	~~<161>~~165
8.10.	Loan Documents	~~<162>~~166
8.11.	Change of Control	~~<162>~~166

9. RIGHTS AND REMEDIES		~~<162>~~166

9.1.	Rights and Remedies	~~<162>~~166
9.2.	Remedies Cumulative	~~<163>~~167

10. WAIVERS; INDEMNIFICATION		~~<163>~~167

10.1.	Demand; Protest; etc	~~<163>~~167
10.2.	The Lender Group’s Liability for Collateral	~~<163>~~167
10.3.	Indemnification	~~<163>~~167

11. NOTICES		~~<164>~~168

12. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION		~~<165>~~169

13. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS		~~<167>~~171

13.1.	Assignments and Participations	~~<167>~~171
13.2.	Successors	~~<171>~~175

14. AMENDMENTS; WAIVERS		~~<171>~~175

14.1.	Amendments and Waivers	~~<171>~~175
14.2.	Replacement of Certain Lenders	~~<174>~~178
14.3.	No Waivers; Cumulative Remedies	~~<174>~~178

15. AGENT; THE LENDER GROUP		~~<175>~~179

15.1.	Appointment and Authorization of Agent	~~<175>~~179

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15.2.	Delegation of Duties	~~<176>~~180
15.3.	Liability of Agent	~~<176>~~180
15.4.	Reliance by Agent	~~<177>~~181
15.5.	Notice of Default or Event of Default	~~<177>~~181
15.6.	Credit Decision	~~<177>~~181
15.7.	Costs and Expenses; Indemnification	~~<178>~~182
15.8.	Agent in Individual Capacity	~~<179>~~183
15.9.	Successor Agent	~~<179>~~183
15.10.	Lender in Individual Capacity	~~<180>~~184
15.11.	Collateral Matters	~~<180>~~184
15.12.	Restrictions on Actions by Lenders; Sharing of Payments	~~<182>~~186
15.13.	Agency for Perfection	~~<183>~~187
15.14.	Payments by Agent to the Lenders	~~<183>~~187
15.15.	Concerning the Collateral and Related Loan Documents	~~<183>~~187
15.16.	Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information	~~<183>~~187
15.17.	Several Obligations; No Liability	~~<184>~~188
15.18.	Joint Lead Arrangers, Joint Book Runners, and Co-Syndication Agents	~~<184>~~188
15.19.	Appointment for the Province of Quebec	~~<185>~~189

16. WITHHOLDING TAXES		~~<185>~~189

16.1.	Payments	~~<185>~~189
16.2.	Exemptions	~~<186>~~190
16.3.	Reductions	~~<188>~~192
16.4.	Refunds	~~<189>~~193

17. GENERAL PROVISIONS.		~~<189>~~193

17.1.	Effectiveness	~~<189>~~193
17.2.	Section Headings	~~<189>~~193
17.3.	Interpretation	~~<189>~~193
17.4.	Severability of Provisions	~~<189>~~193
17.5.	Bank Product Providers	~~<189>~~193
17.6.	Debtor-Creditor Relationship	~~<190>~~194
17.7.	Counterparts; Electronic Execution	~~<190>~~194
17.8.	Revival and Reinstatement of Obligations; Certain Waivers	~~<191>~~195
17.9.	Confidentiality	~~<191>~~195

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17.10.	Survival	~~<193>~~197
17.11.	Patriot Act; Due Diligence	~~<193>~~198
17.12.	Integration	~~<194>~~198
17.13.	DNOW as Agent for Borrowers	~~<195>~~199
17.14.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~<195>~~199
17.15.	Judgment Currency	~~<196>~~200
17.16.	No Setoff	~~<196>~~200
17.17.	CAM Exchange	~~<196>~~200
17.18.	Acknowledgement Regarding Any Supported QFCs	~~<197>~~201
17.19.	Erroneous Payments	~~<198>~~202

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EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Assignment and Acceptance
Exhibit B-1	Form of Borrowing Base Certificate
Exhibit B-2	Form of Bank Product Provider Agreement
Exhibit C-1	Form of Compliance Certificate
Exhibit J-1	Form of Joinder
Exhibit ~~<L->~~N-1	Form of Non-Base Rate Notice
Exhibit P-1	Form of Perfection Certificate

Schedule A-1	Agent’s Canadian Account
Schedule A-3	Agent’s US Account
Schedule A-4	Authorized Persons
Schedule C-1	Commitments
Schedule D-1	Canadian Designated Account
Schedule D-3	US Designated Account
Schedule E	Existing Letters of Credit
Schedule P-1	Permitted Investments
Schedule P-2	Permitted Liens
Schedule R-1	Real Property Collateral
Schedule 3.1	Conditions Precedent
Schedule 4.1(b)	Capitalization of Parent
Schedule 4.1(c)	Capitalization of Parent’s Subsidiaries
Schedule 4.1(d)	Subscriptions, Options, Warrants, Calls
Schedule 4.10(a)	Employee Benefits
Schedule 4.11	Environmental Matters
Schedule 4.14	Permitted Indebtedness
Schedule 4.25	Location of Inventory
Schedule 4.32	Immaterial Subsidiaries
Schedule 5.1	Financial Statements, Reports, Certificates
Schedule 5.2	Collateral Reporting
Schedule 6.5	Nature of Business
Schedule 6.10	Transactions with Affiliates

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CREDIT AGREEMENT

THIS CREDIT AGREEMENT, is entered into as of April 30, 2018 by and among the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”, as that term is hereinafter further defined), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, JPMORGAN CHASE BANK, N.A. and ROYAL BANK OF CANADA, each as a joint lead arranger (in such capacity, together with its respective successors and assigns in such capacity, the “Joint Lead Arrangers”), WELLS FARGO BANK, NATIONAL ASSOCIATION, JPMORGAN CHASE BANK, N.A. and ROYAL BANK OF CANADA, each as a joint bookrunner (in such capacity, together with its respective successors and assigns in such capacity, the “Joint Book Runners”), JPMORGAN CHASE BANK, N.A. and ROYAL BANK OF CANADA, as co-syndication agents (in such capacity, together with their successors and assigns in such capacity, the “Co-Syndication Agents”), NOW Inc., a Delaware corporation (“Parent”), DNOW L.P., a Texas limited partnership (“DNOW” and, together with Parent and those additional entities that hereafter become parties hereto as US Borrowers, each a “US Borrower” and individually and collectively, jointly and severally, the “US Borrowers”), those additional entities that hereafter become parties hereto as US Borrowers in accordance with the terms hereof by executing the form of Joinder attached hereto as Exhibit J-1, DNOW Canada ULC, an Alberta unlimited liability corporation (“DNOWC”, and, together with those additional entities that hereafter become parties hereto as Canadian Borrowers, each a “Canadian Borrower” and individually and collectively, jointly and severally, the “Canadian Borrowers”; the Canadian Borrowers, together with the US Borrowers are each a “Borrower” and individually and collectively, the “Borrowers”), and those additional entities that hereafter become parties hereto as Canadian Borrowers in accordance with the terms hereof by executing the form of Joinder attached hereto as Exhibit J-1.

The parties agree as follows:

1.	DEFINITIONS AND CONSTRUCTION.

1.1. Definitions. As used in this Agreement, the following terms shall have the following definitions:

“Acceptable Appraisal” means, with respect to an appraisal of Inventory, the most recent appraisal of such property received by Agent (a) from an appraisal company satisfactory to Agent, (b) the scope and methodology of which are satisfactory to Agent, and (c) the results of which are satisfactory to Agent, in each case, in Agent’s Permitted Discretion.

“Account” means an account (as that term is defined in the Code or, to the extent applicable, the PPSA).

“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.

“Account Party” has the meaning specified therefor in Section 2.11A(h) of this Agreement.

“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).

“Acquired Indebtedness” means Indebtedness of a Person whose assets or Equity Interests are acquired by a Loan Party or any of its Subsidiaries in a Permitted Acquisition; provided, that such Indebtedness (a) is either purchase money Indebtedness or a Capital Lease with respect to Equipment or mortgage financing with respect to Real Property, (b) was in existence prior to the date of such Permitted Acquisition, and (c) was not incurred in connection with, or in contemplation of, such Permitted Acquisition.

“Acquisition” means (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or all or substantially all of any division or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of a merger, amalgamation, consolidation, or otherwise) by a Person or its Subsidiaries of all of the Equity Interests of any other Person.

“Additional Documents” has the meaning specified therefor in Section 5.12 of this Agreement.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Borrower” has the meaning specified therefor in Section 17.13 of this Agreement.

“Administrative Questionnaire” has the meaning specified therefor in Section 13.1(a) of this Agreement.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” has the meaning specified therefor in Section 2.13(b) of this Agreement.

“Affiliate” means (a) as to any Borrower or any Subsidiary thereof, (i) any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person, or (ii) any other Person owning beneficially or controlling twenty percent (20%) or more of the equity interests in such Person, and (b) as to any other Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person (which includes, for the avoidance of doubt, in each case, any such Person that becomes an

Affiliate after the date hereof). The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or other equity interests, by contract or otherwise. For purposes of the foregoing clause (b), a Person shall be deemed to control another Person if the controlling Person owns ten percent (10%) or more of any class of voting securities (or other ownership interests) of the controlled Person.

“Agent” has the meaning specified therefor in the preamble to this Agreement.

“Agent’s Applicable Account” means Agent’s US Account and/or Agent’s Canadian Account, as the context requires.

“Agent’s Canadian Account” means the Deposit Account identified on Schedule A-1 to this Agreement as Agent’s Canadian Account (or such other Deposit Account that has been designated as such, in writing, by Agent to Administrative Borrower and the Lenders).

“Agent’s US Account” means the Deposit Account identified on Schedule A-3 to this Agreement as Agent’s US Account (or such other Deposit Account that has been designated as such, in writing, by Agent to Administrative Borrower and the Lenders).

“Agent’s Liens” means the Liens granted by each Loan Party or its Subsidiaries to Agent under the Loan Documents and securing all or a portion of the Obligations.

“Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

“Aggregate Excess Availability” means (a) the Line Cap, minus (b) the sum of Canadian Revolver Usage plus US Revolver Usage; provided, however, that (i) no more than 50% of Aggregate Excess Availability shall be attributable to Canadian Availability, and (ii) any availability created pursuant to the application of clause (d) of the definition of Canadian Borrowing Base shall be discounted by 50% for purposes of all calculations of Aggregate Excess Availability.

“Agreed Currency” means (a) Dollars, (b) Canadian Dollars, and (c) such other currency as the Agent and Lenders may agree.

“Agreed L/C Currency” means ~~<(a) >~~Dollars~~<, (b) United Arab Emirates Dirham>~~ and ~~<(c) such>~~any other currency as the Agent~~<, Lenders>~~ and the applicable US Issuing ~~<Lenders>~~Lender may agree.

“Agreement” means this Credit Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery, money laundering or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business and includes Canadian Anti-Money Laundering & Anti-Terrorism Legislation.

“Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto and includes Canadian Anti-Money Laundering & Anti-Terrorism Legislation.

“Applicable Currency” means Dollars; provided, that with respect to Canadian Revolving Loans and other Obligations denominated in Canadian Dollars, Applicable Currency means Canadian Dollars.

“Applicable Margin” means, as of any date of determination and with respect to Base Rate Loans or Non-Base Rate Loans, as applicable, the applicable margin set forth in the following table that corresponds to the Fixed Charge Coverage Ratio of Borrowers for the most recently completed quarter; provided, that for the period from the First Amendment Effective Date through and including December 31, 2021, the Applicable Margin shall be set at the margin in the row styled “Level III”; and provided further, that any time an Event of Default has occurred and is continuing, the Applicable Margin may, at the direction of the Required Lenders, be set at the margin in the row styled “Level III”:

Level	Fixed Charge Coverage Ratio	Applicable Margin for Base Rate Loans (the “Base Rate Margin”)	Applicable Margin for Non -Base Rate Loans (the “Non- Base Rate Margin”)
I	Fixed Charge Coverage Ratio > 2.25:1.00	0.25 percentage points	1.25 percentage points
II	Fixed Charge Coverage Ratio < 2.25:1.00 and > 1.50:1.00	0.50 percentage points	1.50 percentage points
III	Fixed Charge Coverage Ratio < 1.50:1.00	0.75 percentage points	1.75 percentage points

Except as set forth in the foregoing provisos, the Applicable Margin shall be based upon the most recent Fixed Charge Coverage Ratio calculation, which will be calculated as of the end of each fiscal quarter. Except as set forth in the foregoing proviso, the Applicable Margin shall be re-determined quarterly on the first day of the month following the date of delivery to Agent of the certified calculation of the Fixed Charge Coverage Ratio pursuant to Section 5.1 of the Agreement; provided, that if Borrower fails to provide such certification when such certification is due, the Applicable Margin shall be set at the margin in the row styled “Level III” as of the first day of the month following the date on which the certification was required to be delivered until the date on which such certification is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the Applicable Margin shall be set at the margin based upon the calculations disclosed by such certification. In the event that the information regarding the Fixed Charge Coverage Ratio contained in any certificate delivered pursuant to Section 5.1 of the Agreement is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the

Applicable Margin actually applied for such Applicable Period, then (i) Parent shall immediately deliver to Agent a correct certificate for such Applicable Period, (ii) the Applicable Margin shall be determined as if the correct Applicable Margin (as set forth in the table above) were applicable for such Applicable Period, and (iii) Borrowers shall immediately deliver to Agent full payment in respect of the accrued additional interest as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by Agent to the affected Obligations.

“Applicable Unused Line Fee Percentage” means, as of any date of determination, the applicable percentage set forth in the following table that corresponds to the Average Revolver Usage of Borrowers for the most recently completed quarter as determined by Agent in its Permitted Discretion; provided, that for the period from the First Amendment Effective Date through and including December 31, 2021, the Applicable Unused Line Fee Percentage shall be set at the rate in the row styled “Level II”; and provided further, that any time an Event of Default has occurred and is continuing, the Applicable Unused Line Fee Percentage shall be set at the margin in the row styled “Level II”:

Level	Average Revolver Usage	Applicable Unused Line Fee Percentage
I	> 35% of the Maximum Revolver Amount	0.250 percentage points
II	< 35% of the Maximum Revolver Amount	0.375 percentage points

The Applicable Unused Line Fee Percentage shall be re-determined on the first date of each quarter by Agent.

“Application Event” means the occurrence and continuation of (a) a failure by Borrowers to repay all of the Obligations in full on the Maturity Date, or (b) an Event of Default and the election by Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.4(b)(ii) of this Agreement.

“Assignee” has the meaning specified therefor in Section 13.1(a) of this Agreement.

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1 to this Agreement.

“Authorized Person” means any one of the individuals identified as an officer of a Borrower on Schedule A-4 to this Agreement, or any other individual identified by Administrative Borrower as an authorized person and authenticated through Agent’s electronic platform or portal in accordance with its procedures for such authentication.

“Available Increase Amount” means, as of any date of determination, an amount equal to the result of (a) $250,000,000, minus (b) the aggregate principal amount of Increases to the Revolver Commitments previously made pursuant to Section 2.14 of this Agreement.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (~~<x>~~a ) if ~~<the then-current>~~such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (~~<y>~~b) otherwise, any payment period for interest calculated with reference to such Benchmark~~<, as applicable,>~~ (or component thereof) that is or may be used for determining ~~<the length of an Interest Period>~~any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.12(d)(iii)(D)~~<; provided, that if the then-current Benchmark is based upon SOFR Average, such Benchmark shall be deemed to not have any Available Tenors>~~.

“Average Canadian Revolver Usage” means, with respect to any period, the sum of the aggregate amount of Canadian Revolver Usage for each day in such period (calculated as of the end of each respective day) divided by the number of days in such period.

“Average Revolver Usage” means, with respect to any period, the sum of the Average Canadian Revolver Usage plus the Average US Revolver Usage.

“Average US Revolver Usage” means, with respect to any period, the sum of the aggregate amount of US Revolver Usage for each day in such period (calculated as of the end of each respective day) divided by the number of days in such period.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product Agreements” means the US Bank Product Agreements and/or the Canadian Bank Product Agreements, as the context requires.

“Bank Product Collateralization” means, with respect to the US Bank Product Obligations or the Canadian Bank Product Obligations, as applicable, providing cash collateral (pursuant to documentation reasonably satisfactory to Agent) in the Applicable Currency to be held by Agent for the benefit of the Bank Product Providers (other than the Hedge Providers) in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure, operational risk or processing risk with respect to the then existing Bank Product Obligations (other than Hedge Obligations).

“Bank Product Obligations” means the US Bank Product Obligations and/or the Canadian Bank Product Obligations, as the context requires.

“Bank Product Provider” means any Lender or any of its Affiliates, including each of the foregoing in its capacity, if applicable, as a Hedge Provider; provided, that no such Person (other than Wells Fargo or its Affiliates) shall constitute a Bank Product Provider with respect to a Bank Product unless and until Agent receives a Bank Product Provider Agreement from such Person (a) on or prior to the Closing Date (or such later date as Agent shall agree to in writing in its sole discretion) with respect to Bank Products provided on or prior to the Closing Date, or (b) on or prior to the date that is 10 days after the provision of such Bank Product to a Loan Party or its Subsidiaries (or such later date as Agent shall agree to in writing in its sole discretion) with respect to Bank Products provided after the Closing Date; provided further, that if, at any time, a Lender ceases to be a Lender under this Agreement (prior to the payment in full of the Obligations), then, from and after the date on which it so ceases to be a Lender thereunder, neither it nor any of its Affiliates shall constitute Bank Product Providers and the obligations with respect to Bank Products provided by such former Lender or any of its Affiliates shall no longer constitute Bank Product Obligations.

“Bank Product Provider Agreement” means an agreement in substantially the form attached hereto as Exhibit B-2 to this Agreement, in form and substance satisfactory to Agent, duly executed by the applicable Bank Product Provider, the applicable Loan Parties, and Agent.

“Bank Product Reserves” means the US Bank Product Reserves and/or the Canadian Bank Product Reserves, as the context requires.

“Bank Products” means US Bank Products and/or Canadian Bank Products, as the context requires.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Base Rate” means the US Base Rate; provided, that with respect to Canadian Obligations denominated in Canadian Dollars, Base Rate means the Canadian Base Rate.

“Base Rate Loan” means each portion of the Revolving Loans that bears interest at a rate determined by reference to the applicable Base Rate.

“Base Rate Margin” has the meaning set forth in the definition of Applicable Margin.

“Benchmark” means, initially, ~~<USD LIBOR>~~with respect to any (a) Obligations, interest, fees or other amounts denominated in, or calculated with respect to US Dollars, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event~~<, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have>~~ has occurred with respect to ~~<USD LIBOR>~~the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section  2.12(d)(iii)(A)~~<.>~~; and (b) Obligations denominated in, or calculated with respect to,

Canadian Dollars, the CDOR Rate, provided that if a Benchmark Transition Event has occurred with respect to the CDOR Rate or the then-current Benchmark for Canadian Dollars, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.12(d)(iii)(A).

~~<“Benchmark Replacement” means,>~~

~~(a) <with respect to any Benchmark Transition Event or Early Opt-in Election, the first alternative set forth in the order below that can be determined by Agent for the applicable Benchmark Replacement Date:>~~

~~(i)~~	~~<for any Available Tenor, the sum of: (A) Term SOFR and (B) the related Benchmark Replacement Adjustment; >~~

~~(ii)~~	~~<the sum of: (A) SOFR Average and (B) the related Benchmark Replacement Adjustment;>~~

~~(iii)~~

~~<for any Available Tenor (if applicable)>~~“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (~~<A>~~a) the alternate benchmark rate that has been selected by Agent and Administrative Borrower ~~<as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (if applicable) >~~giving due consideration to (~~<1>~~i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (~~<2>~~ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for US Dollar-denominated or Canadian Dollar-denominated syndicated credit facilities ~~<at such time >~~and (~~<B>~~b) the related Benchmark Replacement Adjustment; ~~<or>~~

~~(b) <with respect to any Term SOFR Transition Event, for any Available Tenor (if applicable), the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment;>~~

provided that~~<, (x) in the case of clause (a)(i), if Agent decides that Term SOFR is not administratively feasible for Agent> , then Term SOFR will be <deemed unable to be determined for purposes of this definition and (y) in the case of clause (a)(i) or clause (b) of this definition, the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its discretion. If the>~~if such Benchmark Replacement as so determined ~~<pursuant to clause (a)(i), (a)(ii) or (a)(iii) or clause (b) of this definition >~~would be less than the Floor, ~~<the>~~such Benchmark Replacement ~~<will>~~shall be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable ~~<Interest Period and >~~Available Tenor~~< (if applicable) for any setting of such Unadjusted Benchmark Replacement:>~~

~~(a)~~ , ~~<for purposes of clauses (a)(i) and (b) of the definition of “Benchmark Replacement,” an amount equal to (A) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, (B) 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration and (C) 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration;>~~

~~(b) <for purposes of clause (a)(ii) of the definition of “Benchmark Replacement,” an amount equal to 0.11448% (11.448 basis points); and>~~

~~(c) <for purposes of clause (a)(iii) of the definition of “Benchmark Replacement,” >~~the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and Administrative Borrower giving due consideration to (~~<i>~~a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such ~~<Available Tenor (if applicable) of such >~~Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body ~~<on the applicable Benchmark Replacement Date >~~or (~~<ii>~~b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such ~~<Available Tenor (if applicable) of such >~~Benchmark with the applicable Unadjusted Benchmark Replacement for US Dollar-denominated or Canadian Dollar-denominated syndicated credit facilities at such time.

~~<“Benchmark Replacement >Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period<,” timing >and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of <breakage provisions, >and other technical, administrative or operational matters) that Agent decides <(in consultation with Administrative Borrower) >may be appropriate to reflect the adoption and implementation of <such Benchmark Replacement and to permit the >administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of <such Benchmark Replacement >exists, in such other manner of administration as Agent decides <(in consultation with Administrative Borrower) >is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).~~

“Benchmark Replacement Date” means the ~~<earliest>~~earlier to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors ~~<(if applicable) >~~of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date ~~<of the public>~~on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication ~~<of information >~~referenced ~~<therein;>~~ in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

~~(c) <in the case of a Term SOFR Transition Event, the date that is thirty (30) days after Agent has provided the Term SOFR Notice to the Lenders and Administrative Borrower >pursuant to Section 2.12(d)(iii)(A)<(2); or>~~

~~(d) <in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as Agent has not received, by 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.>~~

For the avoidance of doubt, ~~<(A) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date >will be deemed to have <occurred prior to the Reference Time for such determination and (B) if the then-current Benchmark has any Available Tenors, >~~the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors ~~<(if applicable)>~~of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor ~~<(if applicable) >~~of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the ~~<Federal Reserve >~~Board of Governors, the Federal Reserve Bank of New York, the central bank for the currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors ~~<(if applicable) >~~of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor ~~<(if applicable) >~~of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors ~~<(if applicable) >~~of such Benchmark (or such component thereof) are ~~<no longer>~~not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if the then-current Benchmark has any Available Tenors, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date ~~<pursuant to clauses (a) or (b) of that definition >~~has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(d)(iii) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(d)(iii).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a Person means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.

“Blocked Account Agreement” has the meaning assigned to such term in the Canadian Security Agreement.

“Board of Directors” means, as to any Person, the board of directors (or comparable managers) of such Person, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” and “Borrowers” have the respective meanings specified therefor in the preamble to this Agreement.

“Borrower Materials” has the meaning specified therefor in Section 17.9(c) of this Agreement.

“Borrowing” means a US Borrowing and/or a Canadian Borrowing, as the context requires.

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit B-1.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which ~~<banks are authorized or required to close in the state of New York or Georgia, except that (a) if a determination of a Business Day shall relate to a Non-Base Rate Loan, the term “Business Day” also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market and (b) >~~the Federal Reserve Bank of New York is closed; if a determination of a Business Day shall relate to a Canadian Revolving Loan or Canadian Letter of Credit (including a request therefor), the term “Business Day” also shall exclude any day on which banks are authorized or required to close in Toronto, Ontario, or Calgary, Alberta, Canada.

“CAM Exchange” means the exchange of the Lenders’ interests provided for in Section 17.17.

“CAM Exchange Date” means the date on which any event referred to in Section 8.4 or Section 8.5 shall occur in respect of any Borrower, the date on which the Loans are accelerated in accordance with Section 9.1, or the Maturity Date (unless the Obligations are paid in full on the Maturity Date).

“CAM Percentage” means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Dollar Equivalent of the Obligations owed to such Lender (whether or not at the time due and payable) and such Lender’s participations in undrawn amounts of Letters of Credit immediately prior to the CAM Exchange Date and (b) the denominator shall be the aggregate Dollar Equivalent (as so determined) of the Obligations owed to all the Lenders (whether or not at the time due and payable) and the aggregate undrawn amount of all Letters of Credit immediately prior to the CAM Exchange Date.

“Canadian Anti-Money Laundering & Anti-Terrorism Legislation” means Part II.1 of the Criminal Code, R.S.C. 1985, c. C-46, The Proceeds of Crime (Money Laundering) and Terrorist Financing Act, S.C. 2000, c. 17 and the United Nations Act, R.S.C. 1985, c.U-2 or any similar Canadian legislation, together with all rules, regulations and interpretations thereunder or related thereto including, without limitation, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and the United Nations Al-Qaida and Taliban Regulations promulgated under the United Nations Act.

“Canadian Availability” means, as of any date of determination, the Dollar Equivalent amount that Canadian Borrowers are entitled to borrow as Canadian Revolving Loans under Section 2.1(b) of the Agreement (after giving effect to the then outstanding Canadian Revolver Usage and US Revolver Usage).

“Canadian Bank Product” means any one or more of the following financial products or accommodations extended to a Canadian Loan Party by a Bank Product Provider: (a) credit cards (including commercial credit cards (including so-called “purchase cards”, “procurement cards” or “P-cards”)), (b) credit card processing services, (c) debit cards, (d) stored value cards, (e) Cash Management Services, or (f) transactions under Hedge Agreements.

“Canadian Bank Product Agreements” means those agreements entered into from time to time by a Canadian Loan Party with a Bank Product Provider in connection with the obtaining of any of the Canadian Bank Products.

“Canadian Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by Canadian Loan Parties to any Bank Product Provider pursuant to or evidenced by a Canadian Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all Canadian Hedge Obligations, and (c) all amounts that Agent or any Lender is obligated to pay to a Bank Product Provider as a result of Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Canadian Bank Products provided by such Bank Product Provider to Canadian Loan Parties; provided, in order for any item described in clauses (a), (b), or (c) above, as applicable, to constitute “Canadian Bank Product Obligations”, if the applicable Bank Product Provider is any Person other than Wells Fargo or its Affiliates, then the applicable Canadian Bank Product must have been provided on or after the Closing Date and Agent shall have received a Bank Product Provider Agreement within 10 days after the date of the provision of the applicable Canadian Bank Product to a Canadian Loan Party.

“Canadian Bank Product Reserves” means, as of any date of determination, those reserves, without duplication of any other reserve, that Agent deems necessary or appropriate in its Permitted Discretion to establish (based upon the Bank Product Providers’ reasonable determination of the liabilities and obligations of Canadian Loan Parties in respect of Canadian Bank Product Obligations) in respect of Canadian Bank Products then provided or outstanding.

“Canadian Base Rate” means, for any day, a rate per annum equal to the greater of (a) the CDOR Rate existing on such day (which rate shall be calculated based upon an Interest Period of 1 month), plus 1 percentage point, and (b) the “prime rate” for Canadian Dollar commercial loans made in Canada as reported by Thomson Reuters under Reuters Instrument Code <CAPRIME=> on the “CA Prime Rate (Domestic Interest Rate) – Composite Display” page (or any successor page or such other commercially available service or source (including the Canadian Dollar “prime rate” announced by a Schedule I bank under the Bank Act (Canada)) as the Agent may designate from time to time). Each determination of the Canadian Base Rate shall be made by the Agent and shall be conclusive in the absence of manifest error.

“Canadian Benefit Plans” means any plan, fund, program, or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing material employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, retirement or savings benefits, under which a Canadian Loan Party or any other Subsidiary of any Borrower organized under the laws of Canada or any territory or province thereof has any liability with respect to any employee or former employee based in Canada. For the avoidance of doubt, “Canadian Benefit Plan” excludes any Canadian Pension Plan.

“Canadian Borrowers” has the meaning specified therefor in the preamble to the Agreement.

“Canadian Borrowing” means a borrowing consisting of Canadian Revolving Loans made on the same day by the Lenders (or Agent on behalf thereof), or by Canadian Swing Lender in the case of a Canadian Swing Loan, or by Agent in the case of a Canadian Extraordinary Advance.

“Canadian Borrowing Base” means, as of any date of determination, the Dollar Equivalent amount of:

(a) 90% of the amount of Eligible Accounts of each Canadian Loan Party owing by Account Debtors that are rated (or whose parent is rated) Baa3 or higher from Moody’s or BBB- or higher from S&P, less the amount, if any, of the Canadian Dilution Reserve attributable to such Eligible Accounts, plus

(b) 85% of the amount of Eligible Accounts of each Canadian Loan Party owing by Account Debtors other than those described in the foregoing clause (a), less the amount, if any, of the Canadian Dilution Reserve attributable to such Eligible Accounts, plus

(c) the lesser of (i) the product of 70% multiplied by the value (calculated at the lower of cost or market on a basis consistent with Canadian Loan Parties’ historical accounting practices) of Eligible Finished Goods Inventory of each Canadian Loan Party at such time, and (ii) the product of 85% multiplied by the Net Recovery Percentage identified in the most recent Acceptable Appraisal of Inventory, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Canadian Loan Parties’ historical accounting practices) of Eligible Finished Goods Inventory of each Canadian Loan Party (such determination may be made as to different categories of Eligible Finished Goods Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, plus

(d) at the option of Administrative Borrower, 100% of the amount of unrestricted cash of the Canadian Loan Parties held in one or more deposit accounts maintained in Canada, and in which Agent has a first priority perfected security interest and which is subject to a Control Agreement, as such amount shall be updated by Administrative Borrower between Borrowing Base Certificate delivery dates from time to time following request therefor by Agent, in Agent’s Permitted Discretion, including as frequently as daily, which updates shall include detailed account balance information and reasonable supporting documentation, plus

(e) the amount by which the US Borrowing Base at such time exceeds the sum of US Revolver Usage, minus

(f) without duplication, the aggregate amount of Receivables Reserves, Bank Product Reserves, Inventory Reserves, Canadian Priority Payables Reserves and other Reserves, in each case if any, established by Agent from time to time under Section 2.1(e) of this Agreement.

“Canadian Copyright Security Agreement” has the meaning specified therefor in the Canadian Security Agreement.

“Canadian Defined Benefit Plan” means any Canadian Pension Plan which contains a “defined benefit provision” as defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Canadian Designated Account” means the Canadian Deposit Account of DNOWC identified on Schedule D-1 to the Agreement (or such other Deposit Account of a Canadian Borrower located at Canadian Designated Account Bank that has been designated as such, in writing, by a Canadian Borrower to Agent).

“Canadian Designated Account Bank” has the meaning specified therefor in Schedule D-1 to the Agreement (or such other bank that is located within Canada that has been designated as such, in writing, by a Canadian Borrower to Agent).

“Canadian Dilution” means, as of any date of determination, a percentage, based upon the experience of the immediately prior 12 months, that is the result of dividing (a) the Dollar Equivalent amount of bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Canadian Borrowers’ Accounts during such period, by (b) the Dollar Equivalent amount of Canadian Borrowers’ billings with respect to Accounts during such period.

“Canadian Dilution Reserve” means, as of any date of determination, an amount, without duplication of any other reserve, sufficient to reduce the advance rate against Eligible Accounts of Canadian Loan Parties by 1 percentage point for each percentage point by which Canadian Dilution is in excess of 5%.

“Canadian Dollars” or “Cdn$” means the lawful currency of Canada, as in effect from time to time.

“Canadian Extraordinary Advances” has the meaning specified therefor in Section 2.3(d)(iii) of the Agreement.

“Canadian Guarantor” means (a) each Subsidiary of Parent (other than an Immaterial Subsidiary) organized under the laws of Canada, or any province or territory thereof, that is or becomes a guarantor of all or any part of the Foreign Obligations and (b) each other Person that guaranties all or a part of the Foreign Obligations pursuant to the Canadian Security Agreement.

“Canadian Hedge Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of any Canadian Loan Party arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Hedge Providers.

“Canadian Issuing Lender” means Wells Fargo, WF Canada and up to three other Lenders designated in writing to, and consented to by, the Agent (such consent not to be unreasonably withheld, conditioned or delayed) by the Administrative Borrower that agree, in such Lender’s sole discretion, to become a Canadian Issuing Lender for the purpose of issuing Canadian Letters of Credit or, if WF Canada is the Canadian Issuing Lender, issuing Canadian Reimbursement Undertakings pursuant to Section 2.11B of the Agreement and Canadian Issuing Lender shall be a Lender. For the avoidance of doubt, no Canadian Issuing Lender other than WF Canada may issue a Canadian Reimbursement Undertaking without Agent’s prior written consent.

“Canadian Letter of Credit” means a letter of credit (as that term is defined in the Code) issued by Canadian Issuing Lender or Canadian Underlying Issuer for the account of Canadian Borrower.

“Canadian Letter of Credit Disbursement” means a payment made by Canadian Issuing Lender pursuant to a Canadian Letter of Credit or a Canadian Reimbursement Undertaking.

“Canadian Letter of Credit Exposure” means, as of any date of determination with respect to any Lender, such Lender’s Pro Rata Share of the Canadian Letter of Credit Usage on such date (including such Lender’s Pro Rata Share of Canadian Reimbursement Undertakings on such date).

“Canadian Letter of Credit Usage” means, as of any date of determination, the aggregate undrawn amount of all outstanding Canadian Letters of Credit.

“Canadian Loan Account” has the meaning specified therefor in Section 2.9 of the Agreement.

“Canadian Loan Party” means any Canadian Borrower or any Canadian Guarantor organized under the laws of Canada or any province or territory thereof.

“Canadian Maximum Revolver Amount” means $50,000,000, decreased by the amount of reductions in the Canadian Revolver Commitments made in accordance with Section 2.4(c) of the Agreement.

“Canadian Obligations” means (a) all loans (including Canadian Revolving Loans (inclusive of Canadian Extraordinary Advances and Canadian Swing Loans)), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities (including all amounts charged to the Canadian Loan Account pursuant to the Agreement), obligations (including indemnification obligations) of any Canadian Loan Party, fees (including the fees provided for in the Fee Letter) of any Canadian Loan Party, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding) of any Canadian Loan Party, guaranties of any Canadian Loan Party, and all covenants and duties of any other kind and description owing by any Canadian Loan Party arising out of, under, pursuant to, in connection with, or evidenced by the Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any Canadian Loan Party is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, (b) all debts, liabilities, or obligations (including reimbursement and indemnification obligations, irrespective of whether contingent) owing by any Canadian Borrower or any other Canadian Loan Party to Canadian Issuing Lender now or hereafter arising from or in respect of a Canadian Letters of Credit, and (c) all Canadian Bank Product Obligations; provided, that Canadian Obligations shall not include Excluded Swap Obligations. Without limiting the generality of the foregoing, the Canadian Obligations under the Loan Documents include the obligation to pay (i) the principal of the Canadian Revolving Loans, (ii) interest accrued on the Canadian Revolving Loans, (iii) the amount necessary to reimburse Canadian Issuing Lender for amounts paid or payable pursuant to Canadian Letters of Credit, (iv) Letter of Credit commissions, charges, expenses, and fees, in each case in respect of Canadian Letters of Credit (v) Lender Group Expenses of any Canadian Loan Party, (vi) fees payable by any Canadian Loan Party under the Agreement or any of the other Loan Documents, and (vii) indemnities and other amounts payable by any Canadian Loan Party under any Loan Document (excluding Excluded Swap Obligations). Any reference in the Agreement or in the Loan Documents to the Canadian Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“Canadian Overadvance” means, as of any date of determination, that the Canadian Revolver Usage is greater than any of the limitations set forth in Section 2.1 or Section 2.11B.

“Canadian Patent Security Agreement” has the meaning specified therefor in the Canadian Security Agreement.

“Canadian Pension Plans” means each pension plan that is a “registered pension plan” (as defined in the Income Tax Act (Canada)) or that is required to be registered under, or is subject to, the Employment Pension Plans Act (Alberta) or other Canadian federal or provincial law with respect to pension benefit standards and that is maintained or contributed to, or to which there is or may be an obligation to contribute by a Loan Party or a Subsidiary thereof, for its employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.

“Canadian Priority Payables Reserves” means reserves (determined from time to time by Agent in its Permitted Discretion) for (but without duplication of any other reserve): (a) the amount past due and owing by any Canadian Loan Party, or the accrued amount for which such Canadian Loan Party has an obligation to remit, to a Governmental Authority or other Person pursuant to any applicable law, rule or regulation, in respect of (i) goods and services taxes, harmonized sales taxes, other sales taxes, employee income taxes, municipal taxes and other taxes payable or to be remitted or withheld; (ii) workers’ compensation or employment insurance; (iii) federal Canada Pension Plan and Quebec Pension Plan contributions; (iv) vacation or holiday pay; and (v) other like charges and demands, in each case, to the extent that any Governmental Authority or other Person may claim a Lien, trust, deemed trust or other claim ranking or capable of ranking in priority to or pari passu with one or more of the Liens granted in the Loan Documents; and (b) the aggregate amount of any other liabilities of any Canadian Loan Party (i) in respect of which a Lien, trust or deemed trust has been or may be imposed on any Collateral to provide for payment, or (ii) in respect of unpaid or unremitted pension plan contributions, including normal cost contributions, special payments and, without duplication, amounts representing any unfunded liability, solvency deficiency or wind-up deficiency whether or not due with respect to any Canadian Pension Plan, or (iii) which are secured by a Lien, right or claim on any Collateral (other than Permitted Liens that do not have priority over Agent’s Liens); in each case, pursuant to any applicable law, rule or regulation and which such Lien, trust, deemed trust, right or claim ranks or, in the Permitted Discretion of Agent, is capable of ranking in priority to or pari passu with one or more of the Liens granted in the Loan Documents (such as claims by employees for unpaid wages and other amounts payable under the Wage Earner Protection Act (Canada)); in each case net of the aggregate amount of all restricted cash held or set aside by such Canadian Loan Party for the payment of such obligations.

“Canadian Protective Advances” has the meaning specified therefor in Section 2.3(d)(i) of the Agreement.

“Canadian Reimbursement Undertaking” has the meaning specified therefor in Section 2.11B(a) of the Agreement.

“Canadian Revolver Commitment” means, with respect to each Revolving Lender, its Canadian Revolver Commitment, and, with respect to all Revolving Lenders, their Canadian Revolver Commitments, in each case as set forth beside such Revolving Lender’s name under the applicable heading on Schedule C-1 to the Agreement or in the Assignment and Acceptance pursuant to which such Revolving Lender became a Revolving Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.

“Canadian Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding Canadian Revolving Loans (inclusive of Canadian Swing Loans and Canadian Protective Advances), plus (b) the amount of the Canadian Letter of Credit Usage.

“Canadian Revolving Loan Exposure” means, with respect to any Revolving Lender, as of any date of determination (a) prior to the termination of the Canadian Revolver Commitments, the amount of such Lender’s Canadian Revolver Commitment, and (b) after the termination of the Canadian Revolver Commitments, the aggregate outstanding principal amount of the Canadian Revolving Loans of such Lender.

“Canadian Revolving Loans” has the meaning specified therefor in Section 2.1(b) of the Agreement.

“Canadian Security Agreement” means a Guarantee and Security Agreement dated as of even date with the Agreement, by and among each Canadian Loan Party and Agent.

“Canadian Security Documents” means the Canadian Security Agreement and any other Loan Document that grants or purports to grant a Lien on any of the assets or interests, and the proceeds thereof, of any Canadian Loan Party.

“Canadian Subagent” has the meaning specified therefor in Section 15.2 of the Agreement.

“Canadian Swing Lender” means WF Canada or any other Lender that, at the request of a Canadian Borrower and with the consent of Agent agrees, in such Lender’s sole discretion, to become the Canadian Swing Lender under Section 2.3(b) of the Agreement.

“Canadian Swing Loan” has the meaning specified therefor in Section 2.3(b) of the Agreement.

“Canadian Swing Loan Exposure” means, as of any date of determination with respect to any Lender, such Lender’s Pro Rata Share of the Canadian Swing Loans on such date.

“Canadian Trademark Security Agreement” has the meaning specified therefor in the Canadian Security Agreement.

“Canadian Underlying Issuer” means The Toronto-Dominion Bank or one of its Affiliates or such other Person that is acceptable to Agent in its Permitted Discretion.

“Capital Expenditures” means, with respect to any Person for any period, the amount of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed, but excluding, without duplication (a) with respect to the purchase price of assets that are purchased substantially contemporaneously with the trade-in of existing assets during such period, the amount that the gross amount of such purchase price is reduced by the credit granted by the seller of such assets for the assets being traded in at such time, and (c) expenditures made during such period to consummate one or more Permitted Acquisitions.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

“Cash Dominion Period” has the meaning ascribed thereto in the US Security Agreement.

“Cash Equivalents” means (a) Domestic Cash Equivalents; and (b) Foreign Cash Equivalents.

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other customary cash management arrangements.

“CDOR Rate” means the average rate per annum as reported on the Refinitiv Screen Canadian Dollar Offered Rate (“CDOR”) Page (or any successor page or such other page or commercially available service displaying Canadian interbank bid rates for Canadian Dollar bankers’ acceptances as the Agent may designate from time to time, or if no such substitute service is available, the rate quoted by a Schedule I bank under the Bank Act (Canada) selected by the Agent at which such bank is offering to purchase Canadian Dollar bankers’ acceptances) as of 10:00 a.m. Eastern (Toronto) time on the date of commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the applicable Non-Base Rate Loan requested (whether as an initial Non-Base Rate Loan or as a continuation of a Non-Base Rate Loan or as a conversion of a Canadian Base Rate Loan to a Non-Base Rate Loan) by Canadian Borrowers in accordance with this Agreement (and, if any such reported rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero). Each determination of the CDOR Rate shall be made by the Agent and shall be conclusive in the absence of manifest error.

“CFC” means a controlled foreign corporation (as that term is defined in the IRC) in which any Loan Party is a “United States shareholder” within the meaning of Section 951(b) of the IRC.

“Change in Law” means the occurrence after the date of this Agreement of: (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, decree, judgment or treaty, (b) any change in any law, rule, regulation, judicial ruling, decree, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty, ~~<or >~~(c) any new, or adjustment to, requirements prescribed by the Board of Governors for “Eurocurrency Liabilities” (as defined in Regulation D of the Board of Governors), requirements imposed by the Federal Deposit Insurance Corporation, or similar requirements imposed by any domestic or foreign governmental authority or resulting from compliance by Agent or any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority and related in any manner to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, CDOR Rate or any other then current Benchmark, or (d) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided, that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means that:

(a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934), directly or indirectly, of securities of Parent (or other securities convertible into such securities) representing 35% or more of the combined voting power of all outstanding securities of Parent entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency, or

(b) except as otherwise expressly permitted under this Agreement with respect to Guarantors, Parent fails to own and control, directly or indirectly, 100% of the Equity Interests of each other Loan Party.

“Closing Date” means the date of the making of the initial Revolving Loan (or other extension of credit) under this Agreement.

“Co-Syndication Agents” has the meaning set forth in the preamble to this Agreement.

“Code” means the New York Uniform Commercial Code, as in effect from time to time.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Loan Party or its Subsidiaries in or upon which a Lien is granted by such Person in favor of Agent or the Lenders under any of the Loan Documents; provided that Collateral shall not include Excluded Collateral.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, customer or other Person in possession of, having a Lien upon, or having rights or interests in any Loan Party’s or its Subsidiaries’ books and records, Equipment, or Inventory, in each case, in form and substance satisfactory to Agent in its Permitted Discretion.

“Collections” means, all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds and tax refunds).

“Commitment” means, with respect to each Lender, its Revolver Commitment and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 to this Agreement or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of this Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Competitor” means those Persons who are direct competitors of the Borrowers if, at the time of a proposed assignment, Agent and the assigning Lender have actual knowledge (which knowledge can be obtained by a written notification by the Borrowers) that such Person is a direct competitor of Borrowers; provided, that “Competitors” shall exclude any Person that Administrative Borrower has designated as no longer being a “Competitor” by written notice delivered to Agent from time to time; provided further, that in connection with any assignment or participation, the Assignee or Participant with respect to such proposed assignment or participation that is an investment bank, a commercial bank, a finance company, a fund, or other Person which merely has an economic interest in any such direct competitor, and is not itself such a direct competitor of Borrowers, shall not be deemed to be a Competitor for the purposes of this definition.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 to this Agreement delivered by the chief financial officer or treasurer of Parent to Agent.

“Confidential Information” has the meaning specified therefor in Section 17.9(a) of this Agreement.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Canadian Base Rate”, the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.12(b)(ii) and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by a Loan Party or one of its Subsidiaries, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account) and includes, without limitation, any Blocked Account Agreement.

~~<“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.>~~

“Covenant Testing Period” means a period (a) commencing on the last day of the fiscal quarter of Parent most recently ended prior to a Covenant Trigger Event for which Borrowers are required to deliver to Agent quarterly or annual financial statements pursuant to Schedule 5.1 to this Agreement, and (b) continuing through and including the first day after such Covenant Trigger Event that Aggregate Excess Availability has equaled or exceeded the greater of (i) 10.0% of the Line Cap, and (ii) $40,000,000 for 30 consecutive days.

“Covenant Trigger Event” means if at any time Aggregate Excess Availability is less than the greater of (i) 10.0% of the Line Cap, and (ii) $40,000,000.

“Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified therefor in Section 17.18 of this Agreement.

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Agent and Administrative Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Agent, any Issuing Lender, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified any Borrower, Agent an Issuing Lender in writing that it does not intend to satisfy any obligation referred to in clause (a) above or under agreements in which it commits to extend credit generally, or has made a public statement to the effect of either of the foregoing (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by Agent or Administrative Borrower, to confirm in writing to Agent and Administrative Borrower that it will comply with its prospective funding obligations hereunder (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Agent and Administrative Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of any Insolvency Proceeding, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to Administrative Borrower, each Issuing Lender, and each Lender.

“Defaulting Lender Rate” means (a) with respect to US Obligations, (i) for the first three days from and after the date the relevant payment is due, the US Base Rate, and (ii) thereafter, the interest rate then applicable to US Revolving Loans that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto) and (b) with respect to Canadian Obligations, (i) for the first three days from and after the date the relevant payment is due, the Canadian Base Rate (if such Canadian Obligations are denominated in Canadian Dollars) or the US Base Rate (if such Canadian Obligations are denominated in Dollars), and (ii) thereafter, the interest rate then applicable to Canadian Revolving Loans that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

“Deposit Account” means any deposit account (as that term is defined in the Code).

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition (a) matures or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provide for the scheduled payments of dividends in cash (other than Pass-Through Tax Liabilities), or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 180 days after the Maturity Date unless in the case of clause (b) and (c) above, the right to receive the applicable consideration is contingent upon the Obligations having been paid in full.

“Disregarded Domestic Person” means any direct or indirect Domestic Subsidiary that is treated as a disregarded entity for U.S. federal income tax purposes, if it holds no material assets other than the equity of one or more direct or indirect Foreign Subsidiaries that are CFCs or other Disregarded Domestic Persons.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in another currency, the equivalent amount thereof in Dollars as determined by Agent, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date or such other date determined by Agent) for the purchase of Dollars with such currency.

“Dollars” or “$” means United States dollars.

“Domestic Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper issued by any Lender or any bank holding company owning any Lender, or commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A or A2 from either S&P or ~~<Moody’s>~~Moody’s (or, if at any time neither S&P nor ~~<Moody’s>~~Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service), (d) domestic ~~<and LIBOR >~~certificates of deposit or bankers~~<’>~~’ acceptances maturing no more than two years after the date of acquisition thereof issued by any Lender or any other bank having combined capital and surplus of not less than $250,000,000 in the case of domestic banks, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (a), (b) or (d) above entered into with any bank meeting the qualifications specified in clause (d) above or securities dealers of recognized national standing, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, (h) marketable short-term money market and similar funds (x) either having assets in excess of $250,000,000 or (y) having a rating of at least A-1 or P-1 from either S&P or ~~<Moody’s>~~Moody’s (or, if at any time neither S&P nor ~~<Moody’s>~~Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service), and (i) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (h) above.

“Domestic Subsidiary” means any Subsidiary of any Loan Party that is not a Foreign Subsidiary.

“Drawing Document” means any Letter of Credit or other document presented for purposes of drawing under any Letter of Credit, including by electronic transmission such as SWIFT, electronic mail, facsimile or computer generated communication.

~~<“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:>~~

~~(a) <a notification by Agent to (or the request by Administrative Borrower to Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and>~~

~~(b) <the joint election by Agent and Administrative Borrower to trigger a fallback from USD LIBOR and the provision by Agent of written notice of such election to the Lenders.>~~

“Earn-Outs” means unsecured liabilities of a Loan Party arising under an agreement to make any deferred payment as a part of the purchase price for a Permitted Acquisition, including performance bonuses or consulting payments in any related services, employment or similar agreement, in an amount that is subject to or contingent upon the revenues, income, cash flow or profits (or the like) of the target of such Permitted Acquisition.

“EBITDA” means, with respect to any fiscal period and with respect to Parent determined, in each case, on a consolidated basis in accordance with GAAP:

(a) the consolidated net income (or loss),

minus

(b) without duplication, the sum of the following amounts for such period to the extent included in determining consolidated net income (or loss) for such period:

(i) any extraordinary, unusual, or non-recurring non-cash gains; provided, that if any such non-cash gains referred to in this clause represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be included in EBITDA to such extent,

(ii) interest income,

(iii) the amount of any non-controlling interest income consisting of losses attributed to non-controlling interests of third parties in any non-wholly owned Subsidiaries of Parent to the extent included in consolidated net income (or loss) and not received in cash by Parent,

(iv) unrealized or realized non-cash gains in respect of obligations under hedging transactions, and non-cash gains resulting from currency translation or non-cash transaction gains related to currency re-measurements of Indebtedness, and all other foreign currency translation or transaction non-cash gains,

(v) expenses or charges arising from the sale or issuance of Equity Interests, the granting of stock options, and the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution, or change of any such Equity Interests, stock option, stock appreciation rights, or similar arrangements) but only to the extent that such expenses or charges are funded with cash proceeds contributed to the capital of Parent or an issuance of capital stock of Parent,

(vi) federal, state, provincial and local income tax credits,

(vii) non-cash gains on sales of fixed assets or discontinued or disposed of operations, and

(viii) income arising by reason of the application of FAS 141R,

(ix) non-operating income, and

(x) income tax benefits and decreases in any change in LIFO reserves,

plus

(c) without duplication, the sum of the following amounts for such period to the extent included in determining consolidated net income (or loss) for such period:

(i) any extraordinary, unusual, or non-recurring non-cash losses; provided, that if any such non-cash losses referred to in this clause represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be deducted from EBITDA to such extent,

(ii) Interest Expense,

(iii) tax expense based on income, profits or capital, including federal, foreign, state, provincial franchise and similar taxes (and for the avoidance of doubt, specifically excluding any sales taxes or any other taxes held in trust for a Governmental Authority),

(iv) depreciation and amortization for such period (including (x) accelerated depreciation and amortization from the write-off or write-down of tangible or intangible assets (other than the write-off or write-down of current assets) and (y) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, bridge, commitment and other financing fees, discounts and yield),

(v) with respect to any Permitted Acquisition after the Closing Date, costs, fees, charges, or expenses consisting of out-of-pocket expenses owed by the Loan Parties or any of their Subsidiaries to any Person for services performed by such Person in connection with such Permitted Acquisition incurred within 365 days of the consummation of such Permitted Acquisition,

(vi) with respect to any Permitted Acquisitions after the Closing Date: (1) purchase accounting adjustments, including, without limitation, a dollar for dollar adjustment for that portion of revenue that would have been recorded in the relevant period had the balance of deferred revenue (unearned income) recorded on the closing balance sheet and before application of purchase accounting not been adjusted downward to fair value to be recorded on the opening balance sheet in accordance with GAAP purchase accounting rules; and (2) non-cash adjustments in accordance with GAAP purchase accounting rules under FASB Statement No. 141, ASC 805 or EITF Issue No. 01-3, in the event that such an adjustment is required by Parent’s independent auditors, in each case, as determined in accordance with GAAP,

(vii) fees, costs, charges and expenses, in respect of Earn-Outs incurred in connection with any Permitted Acquisition to the extent permitted to be incurred under this Agreement that are required by the application of FAS 141R to be and are expensed by the Loan Parties and their Subsidiaries,

(viii) non-cash compensation expense (including deferred non-cash compensation expense), or other non-cash expenses or charges, arising from the sale or issuance of Equity Interests, the granting of stock options, and the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution, or change of any such Equity Interests, stock option, stock appreciation rights, or similar arrangements) minus the amount of any such expenses or charges when paid in cash to the extent not deducted in the computation of net income (or loss),

(ix) non-recurring expenses for severance, recruitment and hiring of senior management or other officers (including signing bonuses in connection therewith),

(x) non-recurring cash charges incurred during such period in respect of restructurings, retention, business process optimizations, project start-up costs, and headcount reductions,

(xi) the amount of any non-controlling interest expense consisting of losses attributed to non-controlling interests of third parties in any non-wholly owned Subsidiaries of Parent,

(xii) expenses, charges and fees (including expenses, charges and fees paid to Agent and Lenders) incurred during such period and after the Closing Date in connection with the administration (including in connection with any waiver, amendment, restatement, supplementation or other modification thereto of the Loan Documents) of the Loan Documents, and all rating agency costs and expenses related thereto,

(xiii) documented fees and expenses incurred during such period in connection with any issuance of Equity Interests permitted hereunder, any issuance or incurrence of any Indebtedness permitted to be incurred hereunder, any Permitted Investment (other than Permitted Acquisitions, Permitted Intercompany Advances and other Permitted Investments made in the ordinary course of business) or any Permitted Disposition, including any financing fees, merger and acquisition fees (in each case, whether or not such transaction is consummated),

(xiv) costs and expenses incurred (A) to the extent covered by indemnification or reimbursement provisions in any agreement with a Person in connection with any Permitted Acquisition, or (B) to the extent indemnified or reimbursed by a Person that is not an Affiliate of the Loan Parties, and in each case, solely to the extent such indemnification or reimbursement did not increase consolidated net income for such period,

(xv) non-cash losses in respect of obligations under hedging transactions, and non-cash losses resulting from currency translation or non-cash transaction losses related to currency re-measurements of Indebtedness, and all other non-cash foreign currency translation or transaction losses,

(xvi) non-cash losses on sales of fixed assets or discontinued or disposed of operations or write-downs of fixed or intangible assets (excluding write-downs of Accounts or Inventory) (provided, that to the extent any non-cash item added back to EBITDA in any period results in a cash payment in such period or a subsequent period such cash payment shall result in a reduction of EBITDA in the period when such payment is made),

(xvii) increases in any change in LIFO reserves,

(xviii) any non-cash expenses, losses, or charges with respect to non-compete agreements and other similar agreements, write-offs of deferred financing costs and debt issuance costs, unrealized losses on foreign currency translation, non-cash charges in respect of capitalized research and development and organizational costs, non-cash losses from permitted joint ventures and non-cash losses on any extinguishment of debt (provided, that to the extent any non-cash item added back to EBITDA in any period results in a cash payment in such period or a subsequent period such cash payment shall result in a reduction of EBITDA in the period when such payment is made),

(xix) cost-savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies (collectively, “Cost Savings”) projected by Borrowers in good faith to be realized as a result of any merger, acquisition, joint venture, material disposition taken or to be taken by the Borrowers or any of their Subsidiaries and permitted hereunder during such period (calculated on a pro forma basis as though such Cost-Savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided, that (A) such Cost-Savings are reasonably identifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions, (B) such Cost-Savings are commenced within 12 months of such actions and the benefits resulting from such actions are reasonably anticipated by the Borrowers to be realized within twelve (12) months of the date of consummation of such merger, acquisition, joint venture or material disposition, (C) no Cost-Savings may be added pursuant to this clause (xxii) to the extent duplicative of any expenses or charges relating thereto that are either excluded in computing consolidated net income (or loss) or included (i.e., added back) in computing EBITDA for such period, and (D) the amount of any such Cost-Savings would be permitted to be included in financial statements prepared in accordance with Regulation S-X under the Securities Act during such period,

(xx) any non-cash losses or charges relating to Inventory or bad debt reserve amounts; provided, that any write-off of Accounts, as well as EBITDA attributable to any charges to Inventory, shall be deducted from EBITDA, and

(xxi) proceeds of business interruption insurance received by a Loan Party (to the extent such proceeds of business interruption insurance (A) are not included in income of Parent and its Subsidiaries and (B) represent lost profits);

provided, that the amount added back to EBITDA pursuant to clauses (c)(ix), (c)(x) and (c)(xiv) shall not exceed the greater of $7,500,000 and 10% of EBITDA (before giving effect to such clauses) in the aggregate for any fiscal period; and

provided, further, that the amount added back to EBITDA pursuant to clause (c)(xix) shall not exceed the greater of $7,500,000 and 10% of EBITDA (before giving effect to such clause) in the aggregate for any fiscal period.

For the purposes of calculating EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), if at any time during such Reference Period (and on or after the Closing Date), any Loan Party or any of its Subsidiaries shall have made a Permitted Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto or in such other manner acceptable to Agent as if any such Permitted Acquisition occurred on the first day of such Reference Period.

In addition, notwithstanding the foregoing, the amount of positive EBITDA attributable to Subsidiaries that are not Loan Parties during any calculation period, to the extent such amount exceeds 15% of EBITDA of the Loan Parties and their Subsidiaries on a consolidated basis for such calculation period, shall be disregarded for purposes of calculating the Fixed Charge Coverage Ratio.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Accounts” means those Accounts created by a Loan Party in the ordinary course of its business, that arise out of such Loan Party’s sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any information with respect to the Loan Parties’ business or assets of which Agent becomes aware after the Closing Date, including any field examination performed by (or on behalf of) Agent from time to time after the Closing Date; provided further that Agent shall endeavor to notify Administrative Borrower at or before the time any such revision is instituted, but a non-willful failure of Agent to so notify Administrative Borrower shall not be a breach of this Agreement and shall not cause such revision to be ineffective; provided further that any such adjustments shall not be duplicative of any Reserves imposed by Agent in connection with any such information. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits, unapplied cash, taxes, finance charges, service charges, discounts, credits, allowances, and rebates. Eligible Accounts shall not include the following:

(a) Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or 60 days of due date, provided, however, that Accounts that an Extended AR Account Debtor has failed to pay for more than 90 days but less than 121 days of original invoice date, together with Accounts that an Extended AR Account Debtor has failed to pay for more than 60 days but less than 91 days of due date, shall not be excluded by this clause (a) (this proviso, the “Extended Terms Proviso”), in an aggregate amount not to exceed 10% of all Eligible Accounts (calculated without giving effect to the Extended Terms Proviso);

(b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

(c) Accounts with respect to which the Account Debtor is an Affiliate of any Loan Party or an employee or agent of any Loan Party or any Affiliate of any Loan Party,

(d) Accounts (i) arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional, or (ii) with respect to which the payment terms are “C.O.D.”, cash on delivery or other similar terms, provided, however, that Accounts not to exceed $1,500,000 in the aggregate at any time shall not be excluded by this clause (d), if such Accounts otherwise satisfy the requirements for Eligible Accounts,

(e) Accounts that are not payable in Dollars or, with respect to Accounts of a Canadian Loan Party, Dollars or Canadian Dollars,

(f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office or registered office in United States or Canada, or (ii) is not organized under the laws of the United States or any state thereof or Canada or any province thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (A) the Account is supported by an irrevocable letter of credit satisfactory to Agent in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and, if requested by Agent, is directly drawable by Agent, or (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Agent, in its Permitted Discretion,

(g) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Loan Parties have complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC §3727), (ii) any state of the United States or any other Governmental Authority, or (iii) a Governmental Authority of Canada or any province thereof (exclusive, however, of Accounts with respect to which a Canadian Loan Party has complied, to the reasonable satisfaction of Agent, with any applicable assignment of claims statute, including the Financial Administration Act (Canada)), unless, in either case, such Account is backed by a letter of credit reasonably acceptable to the Agent and which is in the possession of the Agent;

(h) Accounts with respect to which the Account Debtor is a creditor of a Loan Party, has or has asserted a right of recoupment or setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of recoupment or setoff, or dispute,

(i) Accounts with respect to an Account Debtor rated (or whose parent is rated) Baa3 or higher from Moody’s or BBB- or higher from S&P whose Eligible Accounts owing to Loan Parties exceed 20%, or Accounts with respect to an Account Debtor other than one previously described by this clause (i) whose Eligible Accounts owing to Loan Parties exceed 15% (such percentages, in either case, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates; provided that Agent shall endeavor to notify Administrative Borrower at or before the time any such reduction is instituted, but a non-willful failure of Agent to so notify Administrative Borrower shall not be a breach of this Agreement and shall not cause such reduction to be ineffective) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, that in each case, the amount of Eligible Accounts that are excluded because they exceed the applicable foregoing percentage shall be determined by Agent in its Permitted Discretion based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

(j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which any Loan Party has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

(k) Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful, including by reason of the Account Debtor’s financial condition,

(l) Accounts that are not subject to a valid and perfected first priority Agent’s Lien,

(m) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,

(n) Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity,

(o) Accounts (i) that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Loan Party of the subject contract for goods or services, or (ii) that represent credit card sales, or

(p) Accounts owned by a target acquired in connection with a Permitted Acquisition or Permitted Investment, or Accounts owned by a Person that is joined to this Agreement as a Loan Party pursuant to the provisions of this Agreement, until the completion of a field examination with respect to such Accounts, in each case, satisfactory to Agent in its Permitted Discretion.

“Eligible Finished Goods Inventory” means Inventory that qualifies as Eligible Inventory and consists of finished goods held for sale in the ordinary course of Loan Parties’ business.

“Eligible Inventory” means Inventory of a Loan Party, that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted

Discretion to address the results of any information with respect to the Loan Parties’ business or assets of which Agent becomes aware after the Closing Date, including any field examination or appraisal performed or received by Agent from time to time after the Closing Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Loan Parties’ historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

(a) a Loan Party does not have good, valid, and marketable title thereto,

(b) a Loan Party does not have actual and exclusive possession thereof (either directly or through a bailee or agent of a Borrower),

(c) it is not located at one of the locations in the continental United States (in the case of US Borrowers) or Canada (in the case of Canadian Borrowers), in each case set forth on Schedule 4.25 to this Agreement (as such Schedule 4.25 may be amended from time to time with not less than 10 days’ prior written notice to Agent) (or in-transit from one such location in the United States to another such location in the United States (in the case of US Borrowers), or in-transit from one such location in Canada to another such location in Canada (in the case of Canadian Borrowers)),

(d) it is stored at locations holding less than $100,000 of the aggregate value of such Borrower’s Inventory,

(e) it is in-transit to or from a location of a Borrower (other than in-transit from one location set forth on Schedule 4.25 to this Agreement to another location set forth on Schedule 4.25 to this Agreement (as such Schedule 4.25 may be amended from time to time with the prior written consent of Agent)),

(f) it is located on real property leased by a Loan Party or in a contract warehouse or with a bailee or customer, in each case, unless either (i) it is subject to a Collateral Access Agreement executed by the lessor, customer or warehouseman, as the case may be, and it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises, or (ii) Agent has established a Landlord Reserve with respect to such location,

(g) it is the subject of a bill of lading or other document of title,

(h) it is not subject to a valid and perfected first priority Agent’s Lien,

(i) it consists of goods returned or rejected by a Loan Party’s customers,

(j) it consists of goods that are obsolete, slow moving, spoiled or are otherwise past the stated expiration, “sell-by” or “use by” date applicable thereto, restrictive or custom items or otherwise is manufactured in accordance with customer-specific requirements, work-in-process, raw materials, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in Loan Parties’ business, bill and hold goods, defective goods, “seconds,” or Inventory acquired on consignment,

(k) it is subject to third party intellectual property, licensing or other proprietary rights, unless Agent is satisfied that such Inventory can be freely sold by Agent on and after the occurrence of an Event of a Default despite such third party rights, or

(l) it was acquired in connection with a Permitted Acquisition or Permitted Investment, or such Inventory is owned by a Person that is joined to this Agreement as a Loan Party pursuant to the provisions of this Agreement, until the completion of an Acceptable Appraisal of such Inventory and the completion of a field examination with respect to such Inventory that is satisfactory to Agent in its Permitted Discretion.

“Eligible Transferee” means (a) any Lender (other than a Defaulting Lender), any Affiliate of any Lender and any Related Fund of any Lender; (b) (i) a commercial bank organized under the laws of the United States or any state thereof or Canada, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof, and having total assets in excess of $1,000,000,000; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided, that (A) (x) such bank is acting through a branch or agency located in the United States or Canada, or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country, and (B) such bank has total assets in excess of $1,000,000,000; (c) any other entity (other than a natural person) that is an “accredited investor” (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses including insurance companies, investment or mutual funds and lease financing companies, and having total assets in excess of $1,000,000,000; and (d) during the continuation of an Event of Default other than a Specified Event of Default, any other Person (other than a natural person or a Competitor) approved by Agent, and during the continuation of a Specified Event of Default, any other Person (other than a natural person) approved by Agent.

“Employee Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA to which any Loan Party has an obligation to make a contribution, including as the result of being an ERISA Affiliate, other than a Canadian Benefit Plan or a Canadian Pension Plan.

“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, decree, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of any Borrower, any Subsidiary of any Borrower, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower, any Subsidiary of any Borrower, or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, decree, consent decree or judgment, in each case, to the extent binding on any Loan Party or its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equipment” means equipment (as that term is defined in the Code or, to the extent applicable, the PPSA).

“Equity Interests” means, with respect to a Person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Equity Issuance Proceeds” means, with respect to any issuance of Equity Interests, all cash and cash equivalent investments received by the Parent from such issuance of Equity Interests (other than from any Subsidiary) after payment of, or provision for, all underwriter fees and expenses, SEC and blue sky fees, printing costs, fees and expenses of accountants, lawyers and other professional advisors, brokerage commissions and other out-of-pocket fees and expenses actually incurred by any Loan Party in connection with such issuance of Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which any Loan Party is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with any Loan Party and whose employees are aggregated with the employees of such Loan Party under IRC Section 414(o).

“Erroneous Payment” has the meaning specified therefor in Section 17.19 of this Agreement.

“Erroneous Payment Deficiency Assignment” has the meaning specified therefor in Section 17.19 of this Agreement.

“Erroneous Payment Impacted Loans” has the meaning specified therefor in Section 17.19 of this Agreement.

“Erroneous Payment Return Deficiency” has the meaning specified therefor in Section 17.19 of this Agreement.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified therefor in Section 8 of this Agreement.

“Excess” has the meaning specified therefor in Section 2.14 of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Exchange Rate” means and refers to the nominal rate of exchange (vis-à-vis Dollars) for a currency other than Dollars published in the Wall Street Journal (Western Edition) on the date of determination (which shall be a Business Day on which the Wall Street Journal (Western Edition) is published), expressed as the number of units of such other currency per one Dollar.

“Excluded Collateral” means, with respect to any Loan Party, including any Person that becomes a Loan Party after the Closing Date, (i) voting Equity Interests of any CFC, solely to the extent that (w) such Equity Interests secure the US Obligations (and, for the avoidance of doubt, this clause (i) shall not limit the portion of such Equity Interests pledged to secure any Foreign Obligations), and (y) such Equity Interests represent more than 65% of the outstanding voting Equity Interests of such CFC (which pledge, if reasonably requested by Agent, shall be governed by the laws of the jurisdiction of such Subsidiary), (ii) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property of any Grantor if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained (provided, that (A) the foregoing exclusions of this clause (ii) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408, or 9-409 of the Code or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Agent’s security interest or lien to attach notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement and (B) the foregoing exclusions of clauses (i) and (ii) shall in no way be construed to limit, impair, or otherwise affect any of Agent’s, any other member of the Lender Group’s or any Bank Product Provider’s continuing security interests in and liens upon any rights or interests of any Grantor in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, license agreement, or Equity Interests (including any Accounts or Equity

Interests), or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, license agreement, or Equity Interests), (iii) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law; provided, that upon submission and acceptance by the PTO of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral, (iv) any motor vehicles, (v) any real or personal property as to which the Agent and the Borrowers agree in writing that the costs or other consequences of obtaining a security interest or perfection thereof (including, without limitation, based on the location of any such real property) are excessive in view of the benefits to be obtained by the Lender Group therefrom, and (vi) all fee and leasehold interests in real property that is not required to constitute Real Property Collateral.

“Excluded Subsidiary” means (a) any Disregarded Domestic Persons, (b) any Foreign Subsidiary of a Loan Party that is a CFC, (c) any Domestic Subsidiary of a Loan Party that is a direct or indirect subsidiary of a Foreign Subsidiary that is a CFC, or (d) any Subsidiary that has no assets (other than de minimis assets) other than Equity Interests in entities described in clauses (a), (b) and (c) above.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Loan Party of (including by virtue of the joint and several liability provisions of Section 2.15), or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

“Excluded Taxes” means (i) any Tax imposed on the net income or net profits of any Lender or any Participant (including any branch profits taxes), in each case imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender or such Participant is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender’s or such Participant’s principal office is located in or as a result of a present or former connection between such Lender or such Participant and the jurisdiction or taxing authority imposing the tax (other than any such connection arising solely from such Lender or such Participant having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under this Agreement or any other Loan Document), (ii) United States or Canadian federal withholding taxes that would not have been imposed but for a Lender’s or a Participant’s failure to comply with the requirements of Section 16.2 of this Agreement, (iii) any United States or Canadian federal withholding taxes that would be imposed on amounts payable to a Foreign Lender based upon the applicable withholding rate in effect at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office, other than a designation made at the request of a Loan Party), except that Excluded Taxes shall not include any amount that such Foreign Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 16.1 of this Agreement, if any, with respect to such withholding tax at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), and (iv) any United States and Canada withholding taxes imposed under FATCA.

“Existing Credit Facility” means that certain Credit Agreement, dated as of April 18, 2014, among Parent, as Borrower, Wells Fargo, as administrative agent, an issuing lender and US swingline lender thereunder, the lenders party thereto from time to time and Wells Fargo Securities, LLC, as sole lead arranger and sole book runner thereunder, as such agreement has been amended, restated, supplemented or otherwise modified from time to time.

“Existing Letters of Credit” means those letters of credit described on Schedule E to this Agreement.

“Extended AR Account Debtor” means those Account Debtors previously disclosed to Agent prior to the First Amendment Effective Date as Extended AR Account Debtors, which are specifically set forth as Extended AR Account Debtors on the first Borrowing Base Certificate delivered to Agent after the First Amendment Effective Date, and such additional Account Debtors designated as Extended AR Account Debtors from time to time by Borrowers on any later Borrowing Base Certificate delivered to Agent, solely with the consent of Agent, in its Permitted Discretion.

“Extraordinary Advances” means the US Extraordinary Advances and/or the Canadian Extraordinary Advances, as the context requires.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and (a) any current or future regulations or official interpretations thereof, (b) any agreements entered into pursuant to Section 1471(b)(1) of the IRC, (c) any intergovernmental agreement entered into by the United States (or any fiscal or regulatory legislation, rules, or practices adopted pursuant to any such intergovernmental agreement entered into in connection therewith) and (d) any analogous provision of Canadian law.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it (and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero).

~~<“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.>~~

“Fee Letter” means that certain fee letter, dated as of even date with this Agreement, among Borrowers and Agent, in form and substance reasonably satisfactory to Agent.

“First Amendment Effective Date” means December 14, 2021.

“Fixed Charge Coverage Ratio” means, with respect to any fiscal period and with respect to Parent determined on a consolidated basis in accordance with GAAP, the ratio of (a) EBITDA for such period minus Unfinanced Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, to (b) Fixed Charges for such period.

For the purposes of calculating Fixed Charge Coverage Ratio for any Reference Period, if at any time during such Reference Period (and after the Closing Date), any Loan Party or any of its Subsidiaries shall have made a Permitted Acquisition, Fixed Charges and Unfinanced Capital Expenditures for such Reference Period shall be calculated after giving pro forma effect thereto or in such other manner acceptable to Agent as if any such Permitted Acquisition occurred on the first day of such Reference Period.

“Fixed Charges” means, with respect to any fiscal period and with respect to Parent determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Interest Expense required to be paid (other than interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense) during such period, (b) scheduled principal payments in respect of Indebtedness that are required to be paid during such period, (c) all federal, state, provincial and local income and capital taxes required to be paid during such period, (d) all Restricted Payments paid (whether in cash or other property, other than common Equity Interests) during such period and all amounts paid with respect to Earn-Outs during such period, and (e) to the extent not otherwise deducted from EBITDA for such period, all payments required to be made during such period in respect of any funding deficiency or funding shortfall with respect to any Pension Plan or for any Withdrawal Liability.

“Flood Laws” means the National Flood Insurance Act of 1968, Flood Disaster Protection Act of 1973, and related laws, rules and regulations, including any amendments or successor provisions.

“Floor” means ~~<the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.>~~a rate of interest equal to 0%.

“Flow of Funds Agreement” means a flow of funds agreement, dated as of even date with this Agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by Borrowers and Agent.

“Foreign Cash Equivalents” means (a) certificates of deposit, bankers’ acceptances, or time deposits maturing within one year from the date of acquisition thereof, in each case payable in an Agreed Currency and issued by any bank organized under the laws of any Specified State and having at the date of acquisition thereof combined capital and surplus of not less than $1,000,000,000 (calculated at the then applicable Exchange Rate), (b) Deposit Accounts maintained with any bank that satisfies the criteria described in clause (a) above, and (c) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (b) above.

“Foreign Lender” means any Lender or Participant that (i) in the case of a US Borrower, is not a United States person within the meaning of IRC section 7701(a)(30) and (ii) in the case of a Canadian Borrower, is not resident in Canada (within the meaning of the Income Tax Act (Canada) for the purposes of Part XIII of the Income Tax Act (Canada).

“Foreign Obligations” means the Canadian Obligations.

“Foreign Subsidiary” means any direct or indirect subsidiary of any Loan Party that is organized under the laws of, or incorporated in, any jurisdiction other than the United States, any state thereof or the District of Columbia.

“Funded Indebtedness” means, as of any date of determination, all Indebtedness for borrowed money or letters of credit of Parent, determined on a consolidated basis in accordance with GAAP, including, in any event, but without duplication, with respect to the Loan Parties and their Subsidiaries, the Revolver Usage, and the amount of their Capitalized Lease Obligations.

“Funding Date” means the date on which a Borrowing occurs.

“Funding Losses” has the meaning specified therefor in Section 2.12(b)(ii) of this Agreement.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Governing Documents” means, with respect to any Person, the certificate of registration/incorporation, memorandum and articles of association/incorporation, by-laws, or other organizational documents of such Person.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, county, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantors” means US Guarantors and Canadian Guarantors.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.

“Hedge Obligations” means US Hedge Obligations and/or Canadian Hedge Obligations, as the context requires.

“Hedge Provider” means any Bank Product Provider that is a party to a Hedge Agreement with a Loan Party or its Subsidiaries or otherwise provides Canadian Bank Products or US Bank Products under clause (f) of the definitions thereof; provided, that if, at any time, a Lender ceases to be a Lender under this Agreement (prior to the payment in full of the Obligations), then, from and after the date on which it ceases to be a Lender thereunder, neither it nor any of its Affiliates shall constitute Hedge Providers and the obligations with respect to Hedge Agreements entered into with such former Lender or any of its Affiliates shall no longer constitute Hedge Obligations.

“Immaterial Subsidiary” means any Subsidiary (other than any Borrower) that, taken together with all Immaterial Subsidiaries as of the last day of the fiscal quarter of Parent most recently ended for which financial statements are required to be delivered pursuant to Section 5.1 (or, as of the Closing Date, the most recent financial statements delivered prior to the Closing Date), did not have assets with a value in excess of 5.0% of consolidated total assets or revenues representing in excess of 5.0% of revenues (for Parent and its Subsidiaries on a consolidated basis) as of such date (or as of the Closing Date, as applicable); provided that if as of the last day of the fiscal quarter of Parent most recently ended for which financial statements are required to be delivered pursuant to Section 5.1 (or, as of the Closing Date, the most recent financial statements delivered prior to the Closing Date), the consolidated total assets or revenues of all Subsidiaries so designated by the Borrowers as “Immaterial Subsidiaries” shall have, as of the last day of such fiscal quarter, exceeded either of the limits set forth above, then within thirty (30) days after the date such financial statements are so delivered (or so required to be delivered), the Borrowers shall re-designate one or more Immaterial Subsidiaries in a written notice to Agent, such that, as a result thereof, the consolidated total assets and revenues of all Subsidiaries that are still designated as “Immaterial Subsidiaries” do not exceed such limits. Upon any such Subsidiary ceasing to be an Immaterial Subsidiary pursuant to the preceding sentence, such Subsidiary shall comply with Section 5.10, to the extent applicable for so long as such Subsidiary is not determined or deemed to be an Immaterial Subsidiary.

“Increase” has the meaning specified therefor in Section 2.14.

“Increase Date” has the meaning specified therefor in Section 2.14.

“Increase Joinder” has the meaning specified therefor in Section 2.14.

“Increased Reporting Event” means if at any time Aggregate Excess Availability is less than the greater of (a) 12.5% of the Line Cap, and (b) $50,000,000.

“Increased Reporting Period” means the period commencing after the continuance of an Increased Reporting Event and continuing until the date when no Increased Reporting Event has occurred for 30 consecutive days.

“Indebtedness” as to any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices and, for the avoidance of doubt, other than royalty payments payable in the ordinary course of business in respect of non-exclusive licenses) and any earn-out or similar obligations, (f) all monetary obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Disqualified Equity Interests of such Person, and (h) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above. For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness which is limited or is non-recourse to a Person or for which recourse is limited to an identified asset shall be valued at the lesser of (A) if applicable, the limited amount of such obligations, and (B) if applicable, the fair market value of such assets securing such obligation.

“Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of this Agreement.

“Indemnified Person” has the meaning specified therefor in Section 10.3 of this Agreement.

“Indemnified Taxes” means, (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of, any Loan Party under any Loan Document, and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

“Insolvency Law” means (i) the Bankruptcy Code, (ii) the Bankruptcy and Insolvency Act (Canada), (iii) the Companies’ Creditors Arrangement Act (Canada), (iv) the Winding-Up and Restructuring Act (Canada), (v) the Canada Business Corporations Act (Canada), the Business Corporations Act (Alberta) and any other corporate statute of like effect, where such statute is used by a Person to propose an arrangement, and/or (vi) any similar legislation in a relevant jurisdiction, in each case as applicable and as in effect from time to time.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any Insolvency Law or under any other state, provincial or federal bankruptcy or insolvency law, each as now and hereafter in effect, any successors to such statutes, and any similar laws in any jurisdiction including, without limitation, any laws relating to assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief and any law permitting a debtor to obtain a stay or a compromise of the claims of its creditors.

“Intercompany Subordination Agreement” means an intercompany subordination agreement, dated as of even date with this Agreement, executed and delivered by each Loan Party and each of its Subsidiaries, and Agent, the form and substance of which is reasonably satisfactory to Agent.

“Interest Expense” means, for any period, the aggregate of the interest expense of Parent for such period, determined on a consolidated basis in accordance with GAAP.

“Interest Period” means, with respect to each Non-Base Rate Loan, a period commencing on the date of the making of such Non-Base Rate Loan (or the continuation of a Non-Base Rate Loan or the conversion of a Base Rate Loan to a Non-Base Rate Loan) and ending 1, 3~~<,>~~ or, in the case of Non-Base Rate Loans that bear interest based on ~~<the LIBOR Rate>~~Adjusted Term SOFR, 6 months thereafter; provided, that (a) interest shall accrue at the applicable rate based upon the Non-Base Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (b) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (c) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 3 or 6 months after the date on which the Interest Period began, as applicable, ~~<and >~~(d) Borrowers may not elect an Interest Period which will end after the Maturity Date and (e) no tenor that has been removed from this definition pursuant to Section 2.12(d)(iii)(D) shall be available for specification in any Non-Base Rate Notice or conversion or continuation notice.

“Inventory” means inventory (as that term is defined in the Code or, to the extent applicable, the PPSA).

“Inventory Reserves” means, as of any date of determination, without duplication, (a) Landlord Reserves in respect of Inventory, and (b) those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(e), to establish and maintain (including reserves for slow moving Inventory and Inventory shrinkage) with respect to Eligible Inventory, the Maximum Revolver Amount or the Canadian Maximum Revolver Amount, including based on the results of appraisals.

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts receivable arising in the ordinary course of business), or acquisitions of Indebtedness, Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustment for increases or decreases in value, or write-ups, write-downs, or write-offs with respect to such Investment.

“IRC” means the Internal Revenue Code of 1986, as amended.

“ISP” means, with respect to any Letter of Credit, the International Standby Practices 1998 (International Chamber of Commerce Publication No. 590) and any version or revision thereof accepted by an Issuing lender for use.

“Issuer Document” means, with respect to any Letter of Credit, a letter of credit application, a letter of credit agreement, or any other document, agreement or instrument entered into (or to be entered into) by a Borrower in favor of an Issuing Lender and relating to such Letter of Credit.

“Issuing Lender” means US Issuing Lender and/or Canadian Issuing Lender, as the context requires.

“Joinder” means a joinder agreement substantially in the form of Exhibit J-1 to this Agreement.

“Joint Book Runner” has the meaning set forth in the preamble to this Agreement.

“Joint Lead Arranger” has the meaning set forth in the preamble to this Agreement.

“Landlord Reserve” means, as to each location at which a Borrower has Inventory or books and records located and as to which a Collateral Access Agreement has not been received by Agent, a reserve deemed necessary or reasonably desirable by Agent in an amount up to 3 months’ rent, storage charges, fees or other amounts under the lease or other applicable occupancy agreement relative to such ~~<Borrower’s>~~Borrower’s right to occupy such location or, if greater and Agent so elects in its Permitted Discretion, the number of months’ rent, storage charges, fess or other amounts for which the landlord, bailee, warehouseman or other property owner will have, under applicable law, a Lien in the Inventory of such Borrower to secure the payment of such amounts under the lease or other applicable agreement relative to such ~~<Borrower’s>~~Borrower’s right to occupy such location.

“Lender” has the meaning set forth in the preamble to this Agreement, shall include each Issuing Lender and each Swing Lender, and shall also include any other Person made a party to this Agreement pursuant to the provisions of Section 13.1 of this Agreement and “Lenders” means each of the Lenders or any one or more of them.

“Lender Group” means each of the Lenders (including each Issuing Lender and each Swing Lender) and Agent, or any one or more of them.

“Lender Group Expenses” means all (a) out-of-pocket costs or expenses (including taxes and insurance premiums) required to be paid by any Loan Party or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by Agent, (b) reasonable, documented and out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with each Loan Party and its Subsidiaries under any of the Loan Documents, including, photocopying, notarization, couriers and messengers, telecommunication, public record searches, filing fees, recording fees, publication, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) Agent’s documented and out-of-pocket customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to any Loan Party or its Subsidiaries, (d) Agent’s documented and customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of any Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, (e) customary charges imposed or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party, (f) reasonable, documented out-of-pocket costs and expenses paid or incurred by Agent to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (g) field examination, appraisal, and valuation fees and expenses of Agent related to any field examinations, appraisals, or valuation to the extent of the fees and charges (and up to the amount of any limitation) provided in Section 2.10 of this Agreement, (h) Agent’s reasonable, documented and out-of-pocket costs and expenses (including reasonable and documented outside counsel attorneys’ fees and expenses) relative to third party claims or any other lawsuit or adverse proceeding paid or incurred, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, Agent’s Liens in and to the Collateral, or the Lender Group’s relationship with any Loan Party or any of its Subsidiaries, (i) Agent’s reasonable, documented and out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees and due diligence expenses) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating (including reasonable costs and expenses relative to CUSIP, DXSyndicate™, SyndTrak or other communication costs incurred in connection with a syndication of the loan facilities), or amending, waiving, or modifying the Loan Documents, and (j) Agent’s reasonable, documented and out-of-pocket costs and expenses (including reasonable and documented attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating or defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any enforcement action or any Remedial Action with respect to the Collateral, and (k) Agent’s and each Lender’s reasonable, documented and out-of-pocket costs and expenses (including reasonable and documented attorneys, accountants, consultants, and other advisors fees and expenses) incurred in enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Loan Party or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents) the Loan Documents. The Loan Parties’ obligation to reimburse Agent and Lenders for attorneys’ fees shall be limited to the reasonable and documented attorneys’ fees and expenses of one primary counsel to Agent, one local counsel to Agent in each reasonably necessary jurisdiction, and one or more additional counsel to Lenders pursuant to clause (k) or if one or more conflicts of interest arise.

“Lender Group Representatives” has the meaning specified therefor in Section 17.9 of this Agreement.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.

“Letter of Credit” means a US Letter of Credit and/or a Canadian Letter of Credit, as the context requires.

“Letter of Credit Collateralization” means with respect to the US Letter of Credit Obligations or the Canadian Letter of Credit Obligations, as applicable, either (a) providing cash collateral in the Applicable Currency (pursuant to documentation reasonably satisfactory to Agent (including that Agent has a first priority perfected Lien in such cash collateral), including provisions that specify that the applicable Letter of Credit Fees and all commissions, fees, charges and expenses provided for in Section 2.11A(k) and Section 2.11B(k) of this Agreement (including any fronting fees) will continue to accrue while the applicable Letters of Credit are outstanding) to be held by Agent for the benefit of the applicable Revolving Lenders in an amount equal to 105% of the then existing US Letter of Credit Usage, except for the Specified US Letter of Credit, which shall require an amount equal to 115% of its pro rata portion of the then existing US Letter of Credit Usage for so long as its term is longer than 12 months, and 105% of the then existing Canadian Letter of Credit Usage, (b) delivering to Agent documentation executed by all beneficiaries under the applicable Letters of Credit, in form and substance reasonably satisfactory to Agent and the applicable Issuing Lender, terminating all of such beneficiaries’ rights under the Letters of Credit, or (c) providing Agent with a standby letter of credit, in form and substance reasonably satisfactory to Agent in the Applicable Currency, for a term not shorter than the longest term of any applicable Letter of Credit, from a commercial bank acceptable to Agent (in its sole discretion) in an amount equal to 105% of the then existing US Letter of Credit Usage, except for the Specified US Letter of Credit, which shall require an amount equal to 115% of its pro rata portion of the then existing US Letter of Credit Usage for so long as its term is longer than 12 months, and 105% of the then existing Canadian Letter of Credit Usage (it being understood that the applicable Letter of Credit Fee and all fronting fees set forth in this Agreement will continue to accrue while the applicable Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit).

“Letter of Credit Disbursement” means a US Letter of Credit Disbursement and/or a Canadian Letter of Credit Disbursement, as the context requires.

“Letter of Credit Exposure” means the US Letter of Credit Exposure and/or the Canadian Letter of Credit Exposure, as the context requires.

“Letter of Credit Fee” has the meaning specified therefor in Section 2.6(b).

“Letter of Credit Indemnified Costs” means any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable documented fees and disbursements of attorneys or experts, and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of the indemnification set forth in Section 2.11A or Section 2.11B (as and when they are incurred and irrespective of whether suit is brought), which may be incurred by or awarded against any Letter of Credit Related Person (other than Taxes, which shall be governed by Section 16) in connection with any Letter of Credit.

“Letter of Credit Related Person” means each member of the Lender Group (including each of each Issuing Lender and its branches, Affiliates, and correspondents and Canadian Underlying Issuer and its branches, Affiliates and correspondents) and each such Person’s respective directors, officers, employees, attorneys and agents.

“Letter of Credit Sublimit” means $25,000,000.

“Letter of Credit Usage” means the US Letter of Credit Usage and/or the Canadian Letter of Credit Usage, as the context requires.

“Leverage Ratio” means, as of any date of determination the result of (a) the amount of Parent’s Funded Indebtedness as of such date, to (b) Parent’s EBITDA for the 4 quarter period ended as of such date.

~~<“LIBOR Rate” means the rate per annum as published by ICE Benchmark Administration Limited (or any successor page or other commercially available source as the Agent may designate from time to time) as of 11:00 a.m., London time, two >Business Days prior to the <commencement of the requested Interest Period for deposits in the Applicable Currency, for a term, and in an amount, comparable to the Interest Period and the amount of the Non-Base Rate Loan requested (whether as an initial Non-Base Rate Loan or as a continuation of a Non-Base Rate Loan or as a conversion of a Base Rate Loan to a Non-Base Rate Loan) by Borrowers in accordance with the Agreement (and, if any such published rate is below zero, then such rate shall be deemed to be zero), which determination shall be made by Agent and shall be conclusive in the absence of manifest error.>~~

“Lien” means any mortgage, standard security, deed of trust, pledge, hypothecation, assignment, assignation, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Line Cap” means, as of any date of determination, the lesser of (a) the Maximum Revolver Amount, and (b) the sum of the Dollar Equivalent of the Canadian Borrowing Base (calculated without giving effect to clause (e) of the definition thereof) plus the US Borrowing Base as of such date of determination.

“Loan” means any Revolving Loan, Swing Loan or Extraordinary Advance made (or to be made) hereunder.

“Loan Account” means the US Loan Account and/or the Canadian Loan Account, as the context requires.

“Loan Documents” means this Agreement, the Control Agreements, the US Copyright Security Agreement, the Canadian Copyright Security Agreement, any Borrowing Base Certificate, the Fee Letter, the US Security Agreement, the Canadian Security Documents, the Intercompany Subordination Agreement, any Issuer Documents, the Letters of Credit, the Mortgages, the US Patent Security Agreement, the US Trademark Security Agreement, the Canadian Patent Security Agreement, the Canadian Trademark Security Agreement, any security trust deed, any guaranties executed by any Loan Party, any note or notes executed by Borrowers in connection with this Agreement and payable to any member of the Lender Group, and any other instrument or agreement entered into, now or in the future, by any Loan Party or any of its Subsidiaries and any member of the Lender Group in connection with this Agreement (but specifically excluding Bank Product Agreements).

“Loan Parties” means the US Loan Parties and/or the Canadian Loan Parties, as the context requires.

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Material Adverse Effect” means (a) a material adverse effect in the business, property, or condition (financial or otherwise) of the Loan Parties and their Subsidiaries, taken as a whole, (b) a material impairment of the Loan Parties’ and their Subsidiaries’ ability to perform their obligations under the Loan Documents to which they are parties or of the Lender Group’s ability to enforce the Obligations or (other than as a result of an action taken or not taken that is solely in the control of Agent) realize upon the Collateral, or (c) a material impairment of the enforceability or priority of Agent’s Liens with respect to all or a material portion of the Collateral (other than as a result of an action taken or not taken that is solely in the control of Agent).

“Maturity Date” means December 14, 2026.

“Maximum Revolver Amount” means $500,000,000, decreased by the amount of reductions in the Revolver Commitments made in accordance with Sections 2.4(c) of this Agreement, and increased by the amount of any Increase made in accordance with Section 2.14 of this Agreement.

“Moody’s” has the meaning specified therefor in the definition of Domestic Cash Equivalents.

“Mortgages” means, individually and collectively, one or more mortgages, standard securities, deeds of trust, or deeds to secure debt, executed and delivered by a Loan Party or one of its Subsidiaries in favor of Agent, in form and substance reasonably satisfactory to Agent, that encumber the Real Property Collateral.

“Multiemployer Plan” means any multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA with respect to which any Loan Party or ERISA Affiliate has an obligation to contribute or has any liability, contingent or otherwise or could be assessed withdrawal liability assuming a complete withdrawal from any such multiemployer plan.

“Net Cash Proceeds” means, with respect to the Permitted Sale Leaseback, the amount of cash proceeds received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Loan Party or such Subsidiary, in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than (A) Indebtedness owing to Agent or any Lender under this Agreement or the other Loan Documents and (B) Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such sale or disposition, (ii) reasonable fees, commissions, and expenses related thereto and required to be paid by such Loan Party or such Subsidiary in connection with such sale or disposition, (iii) taxes paid or payable to any taxing authorities by such Loan Party or such Subsidiary in connection with such sale or disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of any Loan Party or any of its Subsidiaries, and are properly attributable to such transaction, and (iv) all amounts that are set aside as a reserve (A) for adjustments in respect of the purchase price of such assets, (B) for any liabilities associated with such sale or casualty, to the extent such reserve is required by GAAP, and (C) for the payment of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within 30 days after, the date of such sale or other disposition, to the extent that in each case the funds described above in this clause (iv) are (x) deposited into escrow with a third party escrow agent or set aside in a separate Deposit Account that is subject to a Control Agreement in favor of Agent, and (y) if applicable, paid to Agent as a prepayment of the applicable Obligations in accordance with Section 2.4(e) of this Agreement at such time when such amounts are no longer required to be set aside as such a reserve.

“Net Recovery Percentage” means, as of any date of determination, the percentage of the book value of Borrowers’ Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory net of all associated costs and expenses of such liquidation, such percentage to be determined as to each category of Inventory and to be as specified in the most recent Acceptable Appraisal of Inventory.

~~“Non-Base Rate Deadline” has the meaning specified therefor in Section 2.12(b)(i) of this Agreement.~~

~~<“Non-Base >Notice” means a written notice in the form of Exhibit <L-1 to this Agreement.>~~

“ Non-Base Option” has the meaning specified therefor in Section 2.12(a) of this Agreement.

“Non-Base Rate” means ~~<the LIBOR Rate>~~Adjusted Term SOFR; provided that with respect to Canadian Obligations denominated in Canadian Dollars, Non-Base Rate means the CDOR Rate.

“Non-Base Rate Deadline” has the meaning specified therefor in Section 2.12(b)(i) of this Agreement.

“Non-Base Rate Loan” means each portion of a Revolving Loan that bears interest at a rate determined by reference to the applicable Non-Base Rate.

“Non-Base Rate Margin” has the meaning set forth in the definition of Applicable Margin.

“Non-Base Rate Notice” means a written notice in the form of Exhibit N-1 to this Agreement.

“Non-Consenting Lender” has the meaning specified therefor in Section 14.2(a) of this Agreement.

“Non-Defaulting Lender” means each Lender other than a Defaulting Lender.

“Notification Event” means (a) the occurrence of a “reportable event” described in Section 4043 of ERISA for which the 30-day notice requirement has not been waived by applicable regulations issued by the PBGC, (b) the withdrawal of any Loan Party or ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, (e) the imposition of a Lien pursuant to the IRC or ERISA in connection with any Pension Plan, (f) the partial or complete withdrawal of any Loan Party or ERISA Affiliate from a Multiemployer Plan (other than any withdrawal that would not constitute a Material Adverse Effect), (g) the insolvency of a Multiemployer Plan under ERISA, (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate or to appoint a trustee to administer a Multiemployer Plan under ERISA, (i) any Pension Plan being in “at risk status” within the meaning of IRC Section 430(i), (j) any Multiemployer Plan being in “endangered status” or “critical status” within the meaning of IRC Section 432(b), (k) with respect to any Pension Plan, any Loan Party or ERISA Affiliate incurring a substantial cessation of operations within the meaning of ERISA Section 4062(e), (l) the failure of any Pension Plan to meet the minimum funding standards within the meaning of the IRC or ERISA (including Section 412 of the IRC or Section 302 of ERISA), in each case, whether or not waived, (m) the filing of an application for a waiver of the minimum funding standards within the meaning of the IRC or ERISA including Section 412 of the IRC or Section 302 of ERISA) with respect to any Pension Plan, (n) the failure to make by its due date a required payment or contribution with respect to any Pension Plan or Multiemployer Plan, or (o) any event that results in or could reasonably be expected to result in a liability by a Loan Party pursuant to Title I of ERISA or the excise tax provisions of the IRC relating to Employee Plans or any event that results in or could reasonably be expected to result in a liability to any Loan Party pursuant to Title IV of ERISA (other than the payment of premiums to the be PBGC in the ordinary course of business).

“Obligations” means any or all of the US Obligations and/or the Canadian Obligations, as the context requires.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Originating Lender” has the meaning specified therefor in Section 13.1(e) of this Agreement.

“Other Taxes” means all present or future stamp, court, excise, value added, or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Overadvance” means a US Overadvance and/or a Canadian Overadvance, as the context requires.

“Parent” has the meaning specified therefor in the preamble to this Agreement.

“Participant” has the meaning specified therefor in Section 13.1(e) of this Agreement.

“Participant Register” has the meaning set forth in Section 13.1(i) of this Agreement.

“Pass-Through Tax Liabilities” means with respect to any Borrower that is a disregarded entity or partnership for U.S. federal income tax purposes for the applicable taxable period, the amount of state, local and federal income tax paid or required to be paid under applicable law by the owner or owners of any Equity Interest in such Borrower on taxable income earned by such Borrower, assuming the highest marginal income tax rate for federal, state and local (for the state or states in which any owner of an Equity Interest in such Borrower is liable for income taxes with respect to such income) income tax purposes, after taking into account any deductions or credits that are eligible to offset such taxable income and that are available to such owner of such Equity Interest from or through such Borrower, including deductions and credits for prior taxable periods after the date hereof.

“Patriot Act” has the meaning specified therefor in Section 4.13 of this Agreement.

“Payment Conditions” means, at the time of determination with respect to a proposed payment to fund a Specified Transaction, that:

(a) no Default or Event of Default then exists or would arise as a result of the consummation of such Specified Transaction,

(b) either

(i) Aggregate Excess Availability after giving effect to such proposed payment and Specified Transaction, in each case, is not less than (A) in the case of a Specified Transaction consisting of a Permitted Acquisition or prepayment of Indebtedness, the greater of (1) 15.0% of the Line Cap, and (2) $60,000,000, and (B) in the case of a Specified Transaction consisting of a Restricted Payment, a Permitted Investment of the type described in clause (s) of the definition thereof or a Permitted Intercompany Advance of the type described in clause (e) of the definition thereof, the greater of (1) 20.0% of the Line Cap, and (2) $70,000,000, or

(ii) both (A) the Fixed Charge Coverage Ratio of the Loan Parties and their Subsidiaries is equal to or greater than 1.00:1.00 for the trailing 4 quarter period most recently ended for which financial statements are required to have been delivered to Agent pursuant to Schedule 5.1 to this Agreement (calculated on a pro forma basis as if such proposed payment (other than consideration paid for a Permitted Acquisition) is a Fixed Charge made on the last day of such 4 quarter period (it being understood that such proposed payment (other than consideration paid for a Permitted Acquisition) shall also be a Fixed Charge made on the last day of such 4 quarter period for purposes of calculating the Fixed Charge Coverage Ratio under this clause (ii) for any subsequent proposed payment to fund a Specified Transaction)), and (B) Aggregate Excess Availability after giving effect to such proposed payment and Specified Transaction, in each case, is not less than (1) in the case of a Specified Transaction consisting of a Permitted Acquisition or prepayment of Indebtedness, the greater of (X) 10.0% of the Line Cap, and (Y) $40,000,000, or (2) in the case of a Specified Transaction consisting of a Restricted Payment, a Permitted Investment of the type described in clause (s) of the definition thereof or a Permitted Intercompany Advance of the type described in clause (e) of the definition thereof, the greater of (X) 15% of the Line Cap, and (Y) $60,000,000, and

(c) Administrative Borrower has delivered a certificate to Agent certifying that all conditions described in clauses (a) and (b) above have been satisfied~~<.>~~; provided that, solely with respect to Restricted Payments made pursuant to the Specified Stock Buyback Program, such certificates shall be required to be delivered on a no less frequently than quarterly basis, as soon as available, but in any event within 45 days after the end of each of Parent’s fiscal quarters in which any such Restricted Payment is made, contemporaneously with the other quarterly deliveries required by Section 5.1 and detailed on Schedule 5.1 of the Credit Agreement, and such quarterly certificates shall provide evidence reasonably satisfactory to Agent that such Payment Conditions have been satisfied at all relevant times during such preceding fiscal quarter.

“Payment Recipient” has the meaning specified therefor in Section 17.19 of this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Pension Plan” means any Employee Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV or Section 302 of ERISA or Sections 412 or 430 of the IRC sponsored, maintained, or contributed to by any Loan Party or ERISA Affiliate or to which any Loan Party or ERISA Affiliate has any liability, contingent or otherwise.

“Perfection Certificate” means a certificate in the form of Exhibit P-1 to this Agreement.

“Permitted Acquisition” means any Acquisition made by Parent or a Subsidiary that is a Loan Party so long as:

(a)	the proposed Acquisition is consensual,

(b)	the Payment Conditions are satisfied,

(c) [reserved],

(d) with respect to any Permitted Acquisition (or series of related Permitted Acquisitions) for which the purchase consideration payable (including deferred payment obligations) in connection therewith exceeds $100,000,000 in the aggregate, Borrowers have provided Agent with written notice of the proposed Acquisition at least 15 Business Days prior to the anticipated closing date of the proposed Acquisition (or such lesser number of days as is agreed to by Agent), and

(e) the assets being acquired (other than a de minimis amount of assets in relation to Parent’s and its Subsidiaries’ total assets), or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the business of the Loan Parties and their Subsidiaries or a business reasonably related thereto.

“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Dispositions” means:

(a) sales, abandonment, or other dispositions of Equipment that is substantially worn, damaged, or obsolete or no longer used or useful in the ordinary course of business and leases or subleases of Real Property not useful in the conduct of the business of the Loan Parties and their Subsidiaries,

(b) sales of Inventory to buyers in the ordinary course of business,

(c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents,

(d) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,

(e) the granting of Permitted Liens,

(f) the sale or discount, in each case without recourse, of accounts receivable (other than Eligible Accounts) arising in the ordinary course of business, but only in connection with the compromise or collection thereof,

(g) any involuntary loss, damage or destruction of property,

(h) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property,

(i) the leasing or subleasing of assets of any Loan Party or its Subsidiaries in the ordinary course of business,

(j) the sale or issuance of Equity Interests (other than Disqualified Equity Interests) of Parent,

(k) (i) the lapse of registered patents, trademarks, copyrights and other intellectual property of any Loan Party or any of its Subsidiaries to the extent not economically desirable in the conduct of its business, or (ii) the abandonment of patents, trademarks, copyrights, or other intellectual property rights in the ordinary course of business so long as (in each case under clauses (i) and (ii)), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Lender Group,

(l) the making of Restricted Payments that are expressly permitted to be made pursuant to this Agreement,

(m) the making of Permitted Investments,

(n) so long as no Event of Default would immediately result therefrom, transfers of assets (including Equity Interests) (i) from any US Loan Party or any of its Subsidiaries (other than any US Borrower) to a US Loan Party (other than Parent), (ii) from any Canadian Loan Party or any of its Subsidiaries (other than any Canadian Borrower) to a Canadian Loan Party and (iii) from any Subsidiary of any Loan Party that is not a Loan Party to a Loan Party or any other Subsidiary of any Loan Party,

(o) transfers of properties that have been subject to a casualty event, to the insurer of such property or its designee as part of an insurance settlement,

(p) so long as no Event of Default has occurred and is continuing or would immediately result therefrom, sales, transfers or other dispositions by the Borrowers or any of their Subsidiaries of Equity Interest in joint ventures held by the Borrowers or any of their Subsidiaries,

(q) the Permitted Sale Leaseback,

(r) dispositions of Equipment or Real Property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property; provided, that to the extent the property being transferred constitutes Collateral, such replacement property shall constitute Collateral,

(s) dispositions of assets acquired by the Loan Parties and their Subsidiaries pursuant to a Permitted Acquisition consummated within 12 months of the date of the proposed disposition so long as (i) the consideration received for the assets to be so disposed is at least equal to the fair market value of such assets, (ii) the assets to be so disposed are not necessary or economically desirable in connection with the business of the Loan Parties and their Subsidiaries, and (iii) the assets to be so disposed are readily identifiable as assets acquired pursuant to the subject Permitted Acquisition,

(t) the disposition of Equity Interests in Dura Products, Inc., to another Loan Party; and

(u) sales or other dispositions of assets not otherwise permitted in clauses (a) through (t) above (other than sales or other dispositions of Accounts in connection with securitization or factoring arrangements), so long as (i) no Event of Default has occurred and is continuing or would immediately result therefrom, (ii) each such sale or disposition is in an arm’s-length transaction and the applicable Loan Party or its Subsidiary receives at least the fair market value of the assets so disposed, (iii) the consideration received by the applicable Loan Party or its Subsidiary consists of at least 75% cash and Cash Equivalents and is paid at the time of the closing of such sale or disposition, and (iv) the aggregate amount of the cash and non-cash proceeds received from all assets sold or disposed of pursuant to this clause (u) shall not exceed $75,000,000 (or, so long as after giving effect to such proposed sale or other disposition, no Covenant Trigger Event shall have occurred and be continuing (and no Covenant Testing Period is otherwise then in effect), $100,000,000) in any fiscal year of Parent (for this purpose, using the fair market value of property other than cash);

provided, that if, as of any date of determination, sales or dispositions by the Loan Parties during the period of time from the first day of the month in which such date of determination occurs until such date of determination, either individually or in the aggregate, involve $5,000,000 or more of assets included in the Borrowing Base (based on the fair market value of the assets so disposed) (the “Threshold Amount”), then Borrowers shall have, prior to consummation of the sale or disposition that causes the assets included in the Borrowing that are disposed of during such period to exceed the Threshold Amount, delivered to Agent an updated Borrowing Base Certificate that reflects the removal of the applicable assets from the Borrowing Base.

“Permitted Indebtedness” means:

(a) Indebtedness in respect of the Obligations other than Bank Product Obligations,

(b) Indebtedness as of the Closing Date set forth on Schedule 4.14 to this Agreement and any Refinancing Indebtedness in respect of such Indebtedness,

(c) Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness,

(d) Indebtedness arising in connection with the endorsement of instruments or other payment items for deposit,

(e) Indebtedness consisting of (i) unsecured guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations; (ii) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions; and (iii) unsecured guarantees with respect to Indebtedness of any Loan Party or one of its Subsidiaries, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness,

(f) unsecured Indebtedness of any Loan Party that is incurred on the date of the consummation of a Permitted Acquisition solely for the purpose of consummating such Permitted Acquisition so long as (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) such unsecured Indebtedness is not incurred for working capital purposes, (iii) such unsecured Indebtedness does not mature prior to the date that is 6 months after the Maturity Date,

(iv) such unsecured Indebtedness does not amortize until 6 months after the Maturity Date, (v) such unsecured Indebtedness does not provide for the payment of interest thereon in cash or Cash Equivalents prior to the date that is 6 months after the Maturity Date, and (vi) such Indebtedness is subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to Agent and is otherwise on terms and conditions (including economic terms and absence of covenants) reasonably satisfactory to Agent,

(g) Acquired Indebtedness of any Person that becomes a Subsidiary after the date hereof, incurred prior to the time such Person becomes a Subsidiary, that is not created in contemplation of, or in connection with such Person becoming a Subsidiary, and that is not assumed or guaranteed by any other Subsidiary, in an amount not to exceed $100,000,000 outstanding at any one time,

(h) Indebtedness incurred in the ordinary course of business under performance, surety, statutory, or appeal bonds,

(i) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to any Loan Party or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year,

(j) the incurrence by any Loan Party or its Subsidiaries of Indebtedness under Hedge Agreements that is incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Loan Party’s or such Subsidiary’s operations and not for speculative purposes,

(k) Indebtedness incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”), or Cash Management Services,

(l) unsecured Indebtedness of any Loan Party owing to employees, former employees, former officers, directors, or former directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the repurchase or redemption by such Loan Party of the Equity Interests of Parent that has been issued to such Persons, so long as (i) no Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, (ii) the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $10,000,000, and (iii) such Indebtedness is subordinated in right of payment to the Obligations on terms and conditions reasonably acceptable to Agent,

(m) contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of any Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions,

(n) Indebtedness composing Permitted Investments, including Permitted Intercompany Advances,

(o) unsecured Indebtedness incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business,

(p) unsecured Indebtedness of any Loan Party or its Subsidiaries in respect of Earn-Outs owing to sellers of assets or Equity Interests to such Loan Party or its Subsidiaries that is incurred in connection with the consummation of one or more Permitted Acquisitions so long as such unsecured Indebtedness is on terms and conditions reasonably acceptable to Agent,

(q) Indebtedness in an aggregate outstanding principal amount not to exceed the greater of (i) $100,000,000 or (ii) 10% of the consolidated total assets (calculated in accordance with GAAP) of the Parent and its Subsidiaries, as reflected on the most recent financial statements the Agent has received pursuant to Section 5.1 of this Agreement, at the time that such Indebtedness is incurred, in either case at any time outstanding for all Subsidiaries of Parent that are not Loan Parties; provided, that such Indebtedness is not directly or indirectly recourse to any of the Loan Parties or of their respective assets,

(r) accrual of interest, accretion or amortization of original issue discount, or the payment of interest in kind, in each case, on Indebtedness that otherwise constitutes Permitted Indebtedness,

(s) Indebtedness of the Borrowers (and guarantees thereof by Guarantors) evidenced by term loans, bonds, debentures, notes or other similar instruments (including extensions, refinancings, refundings, replacements and renewals of thereof); provided that, (i) the scheduled maturity date of such Debt shall not be earlier than one hundred eighty days after the Maturity Date, (ii) no Event of Default shall have occurred and be continuing or shall result therefrom, (iii) at the time of incurrence thereof and after giving pro forma effect thereto and the use of proceeds thereof, the Leverage Ratio, calculated on a pro forma basis as of the most recently ended fiscal quarter or year, as applicable, for which Agent has received financial statements pursuant to Section 5.1 on or prior to the incurrence of such Indebtedness, is no greater than 4.00 to 1.00 (or 5.00 to 1.00, but only if at the time of incurrence thereof and after giving pro forma effect thereto and the use of proceeds thereof, the Fixed Charge Coverage Ratio of the Loan Parties and their Subsidiaries, calculated on a pro forma basis as of the most recently ended fiscal quarter or year, as applicable, for which Agent has received financial statements pursuant to Section 5.1 on or prior to the incurrence of such Indebtedness, is equal to or greater than 1.00:1.00), (iv) with respect to any secured Indebtedness incurred pursuant to this clause (s), the Liens securing such Indebtedness shall be subordinated and junior in priority to Agent’s Liens pursuant to an intercreditor agreement in form and substance reasonably satisfactory to Agent, (v) such Indebtedness shall not have any amortization or other requirement to purchase, redeem, retire, defease or otherwise make any payment in respect thereof, other than at scheduled maturity thereof and mandatory prepayments which are customary with respect to such type of Indebtedness and that are triggered upon change in control and sale of all or substantially all assets and certain other material asset sales, and (vi) the agreements and instruments governing such Indebtedness shall not contain (A) any affirmative or negative covenants that are, taken as a whole, materially more restrictive than those set forth in this Agreement; provided that the inclusion of any financial covenant that is customary with respect to such type of Indebtedness and that is not found in this Agreement shall not be deemed to be more restrictive for purposes of this clause (A), (B) any restrictions on the ability of Parent or any Subsidiary of the Parent to guarantee the Obligations, provided that a requirement that any such Subsidiary also guarantee such Indebtedness shall not be deemed to be a violation of this clause (B), (C) any restrictions on the ability of Parent or any Subsidiary of Parent to pledge Collateral as collateral security for the Obligations, or (D) any restrictions on the ability of Parent or any Subsidiary of Parent to incur Indebtedness under this Agreement or any other Loan Document other than a restriction as to the outstanding principal amount of such Indebtedness in excess of 110% of the sum of aggregate Maximum Revolver Amount plus the Available Increase Amount, in each case, as in effect on the initial issuance date of such Indebtedness,

(t) Indebtedness incurred in connection with Permitted Sale Leaseback transaction,

(u) Indebtedness consisting of deferred compensation, severance, pension or health and welfare retirement benefits for current and former employees incurred in the ordinary course of business and consistent with past practices,

(v) indemnities given and warranties issued in the ordinary course of business and consistent with past practices, and

(w) any other Indebtedness incurred by any Loan Party or any of its Subsidiaries in an aggregate outstanding amount not to exceed the greater of (a) $50,000,000 at any one time, and (b) 1.5% of the consolidated total assets (calculated in accordance with GAAP) of the Parent and its Subsidiaries, as reflected on the most recent financial statements the Agent has received pursuant to Section 5.1 of this Agreement, at the time that such Indebtedness is incurred; provided, that any with respect to any secured Indebtedness incurred pursuant to this clause (w), the holder of such secured Indebtedness (or an agent or representative in respect thereof) shall have entered into an intercreditor agreement in form and substance reasonably satisfactory to Agent.

“Permitted Intercompany Advances” means loans and other Investments made by (a) a Loan Party to another Loan Party (other than to Parent, and other than by a US Loan Party to a Canadian Loan Party), (b) a Subsidiary of a Loan Party that is not a Loan Party to another Subsidiary of a Loan Party that is not a Loan Party, (c) a Subsidiary of a Loan Party that is not a Loan Party to a Loan Party, so long as the parties thereto are party to the Intercompany Subordination Agreement, (d) a US Loan Party to a Canadian Loan Party, so long as the aggregate amount of all such loans and other Investments (by type, not by the borrower) does not exceed $15,000,000 outstanding at any one time, and (e) a Loan Party to a Subsidiary of a Loan Party that is not a Loan Party or a US Loan Party to a Canadian Loan Party (in excess of the amount described in the foregoing clause (d)) so long as the Payment Conditions have been satisfied.

“Permitted Investments” means:

(a) Investments in cash and Cash Equivalents,

(b) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business,

(c) advances made in connection with purchases of goods or services in the ordinary course of business,

(d) Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries,

(e) Investments owned by any Loan Party or any of its Subsidiaries on the Closing Date and set forth on Schedule P-1 to this Agreement,

(f) guarantees permitted under the definition of Permitted Indebtedness,

(g) Permitted Intercompany Advances,

(h) Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party or its Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims,

(i) deposits of cash made in the ordinary course of business to secure performance of operating leases,

(j) (i) non-cash loans and advances to employees, officers, and directors of a Loan Party or any of its Subsidiaries for the purpose of purchasing Equity Interests in Parent so long as the proceeds of such loans are used in their entirety to purchase such Equity Interests in Parent, and (ii) loans and advances to employees and officers of a Loan Party or any of its Subsidiaries in the ordinary course of business for any other business purpose and in an aggregate amount not to exceed $10,000,000 at any one time,

(k) Permitted Acquisitions,

(l) Investments in the form of capital contributions and the acquisition of Equity Interests made by any US Loan Party in any other US Loan Party (other than capital contributions to or the acquisition of Equity Interests of Parent) or by any Canadian Loan Party in any other Canadian Loan Party,

(m) Investments resulting from entering into (i) Bank Product Agreements, or (ii) agreements relative to obligations permitted under clause (j) of the definition of Permitted Indebtedness,

(n) equity Investments by any Loan Party in any Subsidiary of such Loan Party which is required by law to maintain a minimum net capital requirement or as may be otherwise required by applicable law,

(o) Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition,

(p) Investments in the form of Restricted Payments permitted by Section 6.7 of this Agreement,

(q) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposits and UCC Article 4 customary trade arrangements with customers consistent with past practices,

(r) so long as no Event of Default has occurred and is continuing or would result therefrom, any other Investments in an aggregate amount not to exceed $30,000,000 (or, so long as after giving effect to such proposed Investment, no Covenant Trigger Event shall have occurred and be continuing (and no Covenant Testing Period is otherwise then in effect), $50,000,000) from and after the First Amendment Effective Date,

(s) other Investments (other than Acquisitions) so long as the Payment Conditions are satisfied, and

(t) Investments consisting of non-cash consideration received in connection with Permitted Dispositions, so long as the non-cash consideration received in connection with any Permitted Disposition does not exceed 25% of the total consideration received in connection with such Permitted Disposition.

“Permitted Liens” means:

(a) Liens granted to, or for the benefit of, Agent to secure the Obligations,

(b) Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over Agent’s Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests,

(c) judgment Liens arising solely as a result of the existence of judgments, orders, requirements to pay issued by a Canadian Governmental Authority or awards that do not constitute an Event of Default under Section 8.3 of this Agreement,

(d) Liens set forth on Schedule P-2 to this Agreement; provided, that to qualify as a Permitted Lien, any such Lien described on Schedule P-2 to this Agreement shall only secure the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof,

(e) the interests of lessors under operating leases and non-exclusive licensors under license agreements,

(f) purchase money Liens on fixed assets or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the fixed asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the fixed asset purchased or acquired or any Refinancing Indebtedness in respect thereof,

(g) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers (or deposits made to obtain the release of such Liens), incurred or made in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests,

(h) Liens arising by operation of law in connection with Parent’s and its Subsidiaries obligations in connection with worker’s compensation or other unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other like charges,

(i) Liens arising by operation of law in connection with Parent’s and its Subsidiaries obligations in connection with the making or entering into of bids, tenders, trade contracts, or leases in the ordinary course of business and not in connection with the borrowing of money,

(j) Liens on amounts deposited to secure Parent’s and its Subsidiaries reimbursement obligations with respect to surety or appeal bonds obtained in the ordinary course of business,

(k) encumbrances, easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property or rights-of-way of a Person for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines, removal of gas, oil, coal, metals, steam, minerals, timber or other natural resources, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities or equipment, or defects, irregularity and deficiencies in title of any property or rights-of-way; provided, that in each case the obligation secured is not Indebtedness and is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefore,

(l) non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,

(m) Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness,

(n) rights of setoff or bankers’ liens upon deposits of funds in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such Deposit Accounts in the ordinary course of business,

(o) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness,

(p) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,

(q) Liens solely on any cash earnest money deposits made by a Loan Party or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition,

(r) Liens assumed by any Loan Party or its Subsidiaries in connection with a Permitted Acquisition that secure Acquired Indebtedness that is Permitted Indebtedness,

(s) Liens securing Indebtedness permitted pursuant to clauses (s) and (t) of the definition of Permitted Indebtedness; provided, that any such Liens shall be subordinated and junior in priority to Agent’s Liens, pursuant to an intercreditor agreement in form and substance reasonably satisfactory to Agent,

(t) good faith deposits, pledges or other Liens in connection with (or to obtain or support letters of credit in connection with) bids, performance bonds, contracts or leases to which the Borrowers or their Subsidiaries are a party in the ordinary course of business; provided, that in each case the obligation secured is not Indebtedness and is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor,

(u) rights reserved to or vested in any municipality or governmental, statutory or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the property of a Person,

(v) rights reserved to or vested in any municipality or governmental, statutory or public authority to control, regulate or use any property of a Person,

(w) zoning, planning and Environmental Laws and ordinances and municipal regulations, which do not, in any case, materially detract from the value of such property or impair the use thereof in the ordinary course of business,

(x) Liens on Equity Interests in joint ventures held by any Loan Party provided such joint venture is not and is not required to be a Loan Party, and

(y) other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $50,000,000.

“Permitted Protest” means the right of any Loan Party or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien or Canadian equivalent, including a requirement to pay issued by a Canadian Governmental Authority), or rental payment; provided, that (a) a reserve with respect to such obligation is established on such Loan Party’s or its Subsidiaries’ books and records in such amount as is required under GAAP, and (b) any such protest is instituted promptly and prosecuted diligently by such Loan Party or its Subsidiary, as applicable, in good faith.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred after the Closing Date and at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof, in an aggregate principal amount outstanding at any one time not to exceed the greater of (i) $50,000,000 or (ii) 1.5% of the consolidated total assets (calculated in accordance with GAAP) of the Parent and its Subsidiaries, as reflected on the most recent financial statements the Agent has received pursuant to Section 5.1 of this Agreement, at the time that such Indebtedness is incurred.

“Permitted Sale Leaseback” means an arrangement, directly or indirectly, with any Person relating to the Real Estate located at 7402 North Eldridge Parkway, Houston, Texas 77041, whereby the applicable Borrower sells or transfers such property to a Person and thereafter rents or leases such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred; provided that (a) no Event of Default shall have occurred or be continuing or would result therefrom, (b) no less than 75% of the aggregate consideration received in such Permitted Sale Leaseback shall be in cash and Cash Equivalents, and the Net Cash Proceeds therefrom shall be remitted to Agent in accordance with Section 2.4(e) hereof, (c) the applicable Borrower shall receive at least fair market value (as determined by such Borrower in good faith) for any property disposed of in such Permitted Sale Leaseback, (d) such transaction is pursuant to a bona-fide, arms-length transaction with a Person that is not an Affiliate of any Loan Party, and (e) the applicable Loan Party uses its commercially reasonable efforts to insure that the Agent obtains a Collateral Access Agreement with respect to such parcel of Real Property leased back; provided, that if such Collateral Access Agreement is not obtained, Agent may establish a Landlord Reserve with respect to such Real Property.

“Person” means natural persons, corporations, limited liability companies, unlimited liability corporations, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Platform” has the meaning specified therefor in Section 17.9(c) of this Agreement.

“Post-Increase Revolver Lenders” has the meaning specified therefor in Section 2.14 of this Agreement.

“PPSA” means the Personal Property Security Act (Alberta) and any successor statutes, together with regulations thereunder, as in effect from time to time; provided that, if attachment, perfection or priority of ~~<Agent’s>~~Agent’s Liens in any Collateral are governed by the personal property security laws of any jurisdiction in Canada other than Alberta (including the Civil Code of Québec), PPSA shall mean those personal property security laws in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for definitions related to such provision, and any successor statutes thereto, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the PPSA shall be construed to also refer to any successor sections.

“Pre-Increase Revolver Lenders” has the meaning specified therefor in Section 2.14 of this Agreement.

“Pro Rata Share” means, as of any date of determination:

(a) with respect to a Lender’s obligation to make all or a portion of the US Revolving Loans, with respect to such Lender’s right to receive payments of interest, fees, and principal with respect to the US Revolving Loans, and with respect to all other computations and other matters related to the US Revolver Commitments or the US Revolving Loans, the percentage obtained by dividing (i) the US Revolving Loan Exposure of such Lender, by (ii) the aggregate US Revolving Loan Exposure of all Lenders,

(b) with respect to a Lender’s obligation to make all or a portion of the Canadian Revolving Loans, with respect to such Lender’s right to receive payments of interest, fees, and principal with respect to the Canadian Revolving Loans, and with respect to all other computations and other matters related to the Canadian Revolver Commitments or the Canadian Revolving Loans, the Dollar Equivalent of the percentage obtained by dividing (i) the Canadian Revolving Loan Exposure of such Lender by (ii) the aggregate Canadian Revolving Loan Exposure of all Lenders,

(c) [reserved],

(d) with respect to a Lender’s obligation to participate in the US Letters of Credit, with respect to such Lender’s obligation to reimburse US Issuing Lenders, and with respect to such Lender’s right to receive payments of the applicable Letter of Credit Fees, and with respect to all other computations and other matters related to the US Letters of Credit, the percentage obtained by dividing (i) the US Revolving Loan Exposure of such Lender, by (ii) the aggregate US Revolving Loan Exposure of all Lenders; provided, that if all of the US Revolving Loans have been repaid in full and all US Revolver Commitments have been terminated, but US Letters of Credit remain outstanding, Pro Rata Share under this clause shall be the percentage obtained by dividing (A) the US Letter of Credit Exposure of such Lender, by (B) the US Letter of Credit Exposure of all Lenders,

(e) with respect to a Lender’s obligation to participate in the Canadian Letters of Credit, with respect to such Lender’s obligation to reimburse Canadian Issuing Lender, and with respect to such Lender’s right to receive payments of the applicable Letter of Credit Fees, and with respect to all other computations and other matters related to the Canadian Letters of Credit, the Dollar Equivalent of the percentage obtained by dividing (i) the Canadian Revolving Loan Exposure of such Lender by (ii) the aggregate Canadian Revolving Loan Exposure of all Lenders; provided, that if all of the Canadian Revolving Loans have been repaid in full and all Canadian Revolver Commitments have been terminated, but Canadian Letters of Credit remain outstanding, Pro Rata Share under this clause shall be the percentage obtained by dividing (A) the Canadian Letter of Credit Exposure of such Lender, by (B) the Canadian Letter of Credit Exposure of all Lenders,

(f) [reserved], and

(g) with respect to all other matters and for all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.7 of this Agreement), the Dollar Equivalent of the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender, by (ii) the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 13.1; provided, that if all of the Loans have been repaid in full and all Commitments have been terminated, Pro Rata Share under this clause shall be the percentage obtained by dividing (A) the Letter of Credit Exposure of such Lender, by (B) the Letter of Credit Exposure of all Lenders.

“Projections” means Parent’s forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Parent’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

“Protective Advances” means the US Protective Advances and/or the Canadian Protective Advances, as the context requires.

“Public Lender” has the meaning specified therefor in Section 17.9(c) of this Agreement.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified therefor in Section 17.18 of this Agreement.

“Qualified Equity Interests” means and refers to any Equity Interests issued by Parent (and not by one or more of its Subsidiaries) that is not a Disqualified Equity Interest.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by any Loan Party or one of its Subsidiaries and the improvements thereto.

“Real Property Collateral” means (a) the Real Property identified on Schedule R-1 to this Agreement, and (b) any Real Property hereafter acquired by any Loan Party or one of its Subsidiaries with a fair market value in excess of $12,500,000.

“Receivable Reserves” means, as of any date of determination, without duplication, those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(e), to establish and maintain (including Landlord Reserves for books and records locations and reserves for rebates, discounts, warranty claims, and returns) with respect to the Eligible Accounts, the Maximum Revolver Amount or the Canadian Maximum Revolver Amount.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Reference Period” has the meaning set forth in the definition of EBITDA.

~~<“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is USD LIBOR, 11:00 a.m., London time, on the day that is two (2) Business Days preceding the date of such setting, >and (b) if such Benchmark <is not USD LIBOR, the time determined >by Agent in its reasonable discretion<.>~~

“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as:

(a) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,

(b) such refinancings, renewals, or extensions do not result in a shortening of the final stated maturity or the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of the Lenders,

(c) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness,

(d) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended,

(e) if the Indebtedness that is refinanced, renewed or extended was unsecured, such refinancing, renewal or extension shall be unsecured, and

(f) if the Indebtedness that is refinanced, renewed, or extended was secured (i) such refinancing, renewal, or extension shall be secured by substantially the same or less collateral as secured such refinanced, renewed or extended Indebtedness on terms no less favorable to Agent or the Lender Group and (ii) the Liens securing such refinancing, renewal or extension shall not have a priority more senior than the Liens securing such Indebtedness that is refinanced, renewed or extended.

“Register” has the meaning set forth in Section 13.1(h) of this Agreement.

“Registered Loan” has the meaning set forth in Section 13.1(h) of this Agreement.

“Related Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Relevant Governmental Body” means ~~<the Federal Reserve>~~(a) with respect to US Dollars, the Board of Governors or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the ~~<Federal Reserve >~~Board of Governors or the Federal Reserve Bank of New York, or any successor thereto~~<.>~~; and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Canadian Dollars or currencies other than US Dollars, (i) the central bank for the currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors.

“Remedial Action” means all actions required by Environmental Laws taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws.

“Replacement Lender” has the meaning specified therefor in Section 2.13(b) of this Agreement.

“Report” has the meaning specified therefor in Section 15.16 of this Agreement.

“Required Lenders” means, at any time, Lenders having or holding more than 50% of the sum of the aggregate Dollar Equivalent Revolving Loan Exposure of all Lenders; provided, that (i) the Revolving Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Required Lenders, and (ii) at any time there are two or more Lenders (who are not Affiliates of one another or Defaulting Lenders), “Required Lenders” must include at least two Lenders (who are not Affiliates of one another).

“Reserves” means, as of any date of determination, Inventory Reserves, Receivables Reserves, Bank Product Reserves, Canadian Priority Payables Reserves and those other reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(e), to establish and maintain (including reserves with respect to (a) sums that any Loan Party or its Subsidiaries are required to pay under any Section of this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, (b) currency fluctuations, and (c) amounts owing by any Loan Party or its Subsidiaries to any Person to the extent secured by a Lien on, or trust or deemed trust over, any of the Collateral (other than a Permitted Lien), which Lien, trust or deemed trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent’s Liens (such as Liens, trusts or deemed trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts or deemed trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral with respect to the US Borrowing Base, the Canadian Borrowing Base, the Maximum Revolver Amount or the Canadian Maximum Revolver Amount.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means (a) any declaration or payment of any dividend or the making of any other payment or distribution, directly or indirectly, on account of Equity Interests issued by Parent or any of its Subsidiaries (including any payment in connection with any merger, amalgamation or consolidation involving Parent) or to the direct or indirect holders of Equity Interests issued by Parent or any of its Subsidiaries in their capacity as such (other than dividends or distributions payable in Qualified Equity Interests issued by Parent or any of its Subsidiaries), or (b) any purchase, redemption, making of any sinking fund or similar payment, or other acquisition or retirement for value (including in connection with any merger, amalgamation or consolidation involving Parent) any Equity Interests issued by Parent or any of its Subsidiaries, or (c) any making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire Equity Interests of Parent now or hereafter outstanding.

“Revaluation Date” means (a) with respect to any Revolving Loan denominated in Canadian Dollars, each of the following: (i) each date of a Borrowing of such Revolving Loan, (ii) each date of a continuation of such Revolving Loan pursuant to Section 2.12, and (iii) such additional dates as Agent shall determine or the Required Lenders shall require, (b) with respect to any Letter of Credit denominated in Canadian Dollars, each of the following: (i) each date of issuance of such Letter of Credit, (ii) each date of an amendment of such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by an Issuing Lender under such Letter of Credit, and (iv) such additional dates as Agent or an Issuing Lender shall determine or the Required Lenders shall require, and (c) with respect to any other Obligations denominated in Canadian Dollars, each date as Agent shall determine unless otherwise prescribed in this Agreement or any other Loan Documents.

“Revolver Commitment” means the US Revolver Commitments and/or the Canadian Revolver Commitments, as the context requires.

“Revolver Usage” means the US Revolver Usage and/or the Canadian Revolver Usage, as the context requires.

“Revolving Lender” means a Lender that has a Revolving Loan Exposure or Letter of Credit Exposure.

“Revolving Loan Exposure” means the US Revolving Loan Exposure and/or the Canadian Revolving Loan Exposure, as the context requires.

“Revolving Loans” means a US Revolving Loan and/or a Canadian Revolving Loan, as the context requires.

“Sanctioned Entity” means (a) a country or territory or a government of a country or territory, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly controlled by a country or territory or its government, or (d) a Person resident in or determined to be resident in a country or territory, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country or territory sanctions program administered and enforced by OFAC or other relevant Governmental Authority.

“Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.

“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the Government of Canada, (d) the European Union or any European Union member state, (e) ~~<Her>~~His Majesty’s Treasury of the United Kingdom, or (f) any other Governmental Authority with jurisdiction over any Loan Party or any of their respective Subsidiaries or Affiliates.

“S&P” has the meaning specified therefor in the definition of Domestic Cash Equivalents.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Securities Account” means a securities account (as that term is defined in the Code).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Agreement” means the US Security Agreement and/or the Canadian Security Agreement.

“Settlement” has the meaning specified therefor in Section 2.3(e)(i) of this Agreement.

“Settlement Date” has the meaning specified therefor in Section 2.3(e)(i) of this Agreement.

“SOFR” means~~<, with respect to any Business Day,>~~ a rate ~~<per annum >~~equal to the secured overnight financing rate ~~<for such Business Day published>~~as administered by the SOFR Administrator~~< on the SOFR Administrator’s Website on the immediately succeeding Business Day>~~.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

~~<“SOFR Administrator’s Website” means the website of >the Federal Reserve Bank of New York<, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.>~~

~~<“SOFR Average” means the compounded average of SOFR over a rolling calendar day period of thirty (30) days published by the Federal Reserve Bank of New York >(or a successor administrator of the <SOFR Average).>~~

“Solvent” means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s debts (including contingent liabilities) is less than all of such Person’s assets, (b) such Person is not engaged or about to engage in a transaction for which the remaining assets of such Person are unreasonably small in relation to the transaction or for which the property remaining with such Person is an unreasonably small capital, (c) such Person has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) such Person is “solvent” or not “insolvent” or “deemed unable to pay its debts”, as applicable within the meaning given those terms and similar terms under applicable laws relating to bankruptcy, insolvency, fraudulent transfers and conveyances. For purposes of subclauses (a) to (c) of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Event of Default” means an Event of Default under any of Sections 8.1, 8.2(a)(i) (solely as the result of a failure to deliver any of the items described in, and in accordance with, clauses (a), (b), (c) or (d) of Schedule 5.1), 8.2(a)(iii), 8.4 or 8.5.

“Specified State” means any one of (a) the United States and (b) Canada.

“Specified Stock Buyback Program” means that certain common stock repurchase program announced by the Borrowers on August 3, 2022, which program was effective immediately and continues through December 31, 2024, and provides for a maximum aggregate common stock repurchase amount of $80,000,000.

“Specified Transaction” means, any Permitted Acquisition, prepayment of Indebtedness, Permitted Intercompany Advance of the type described in clause (e) of the definition thereof, Permitted Investment of the type described in clause (s) of the definition thereof or Restricted Payment (or declaration of any prepayment or Restricted Payment).

“Specified US Letter of Credit” means that certain US Letter of Credit issued by Wells Fargo for the benefit of Altyn Bank JSC with a face amount not to exceed $10,000,000, on terms acceptable to Wells Fargo in its sole discretion.

“Spot Rate” means, for a currency, the rate determined by Agent to be the rate quoted by Wells Fargo acting in such capacity as the spot rate for the purchase by Wells Fargo of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (New York time) on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided, that Agent may obtain such spot rate from another financial institution designated by Agent if Wells Fargo acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Standard Letter of Credit Practice” means, for each Issuing Lender, any domestic or foreign law or letter of credit practices applicable in the city in which such Issuing Lender issued the applicable Letter of Credit or, for its branch or correspondent, such laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be, in each case, (a) which letter of credit practices are of banks that regularly issue letters of credit in the particular city, and (b) which laws or letter of credit practices are required or permitted under ISP or UCP, as chosen in the applicable Letter of Credit.

“Subsidiary” of a Person means a corporation, company, partnership, limited liability company, unlimited liability company or other entity in which that Person directly or indirectly owns or controls the Equity Interests having ordinary voting power to elect a majority of the Board of Directors of such corporation, partnership, limited liability company, or other entity.

“Supermajority Lenders” means, at any time, Revolving Lenders having or holding more than 66 2/3% of the aggregate Dollar Equivalent of Revolving Loan Exposure of all Revolving Lenders; provided, that (i) the Revolving Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Supermajority Lenders, and (ii) at any time there are two or more Revolving Lenders (who are not Affiliates of one another), “Supermajority Lenders” must include at least two Revolving Lenders (who are not Affiliates of one another or Defaulting Lenders).

“Supported QFC” has the meaning specified therefor in Section 17.18 of this Agreement.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Lender” means the US Swing Lender and/or the Canadian Swing Lender, as the context requires.

“Swing Loan” means the US Swing Loan and/or the Canadian Swing Loan, as the context requires.

“Swing Loan Exposure” means the US Swing Exposure and/or the Canadian Swing Exposure, as the context requires.

“Tax Lender” has the meaning specified therefor in Section 14.2(a) of this Agreement.

“Taxes” means any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto.

“Term SOFR” means,

(a) for any calculation with respect to an applicable Non-Base Rate Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Agent in its reasonable discretion).

“Term SOFR~~<” means, for the applicable Corresponding Tenor as of the applicable Reference Time,>~~ Reference Rate” means the forward-looking term rate based on SOFR~~< that has been selected or recommended by the Relevant Governmental Body>~~.

~~<“Term SOFR Notice” means a notification by Agent to the Lenders and Administrative Borrower of the occurrence of a Term SOFR Transition Event.>~~

~~<“Term SOFR Transition Event” means the determination by Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in the replacement of the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(d)(iii) with a Benchmark Replacement the Unadjusted Benchmark Replacement component of which is not Term SOFR.>~~

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 and any version or revision thereof accepted by an Issuing Lender for use.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfinanced Capital Expenditures” means Capital Expenditures (a) not financed with the proceeds of any incurrence of Indebtedness (other than the incurrence of any Revolving Loans), the proceeds of any sale or issuance of Equity Interests or equity contributions, the proceeds of any asset sale (other than the sale of Inventory in the ordinary course of business) or any insurance proceeds, and (b) that are not reimbursed by a third person (excluding any Loan Party or any of its Affiliates) in the period such expenditures are made pursuant to a written agreement.

~~<“United Arab Emirates Dirham” means the legal tender of the United Arab Emirates. >~~

“United States” means the United States of America.

“Unused Line Fee” has the meaning specified therefor in Section 2.10(b) of this Agreement.

“US Availability” means, as of any date of determination, the amount that US Borrowers are entitled to borrow as US Revolving Loans under Section 2.1(a) of the Agreement (after giving effect to the then outstanding US Revolver Usage and Canadian Revolver Usage).

“US Bank Product” means any one or more of the following financial products or accommodations extended to a Parent or its Subsidiaries (other than a Canadian Loan Party) by a Bank Product Provider: (a) credit cards (including commercial credit cards (including so-called “purchase cards”, “procurement cards” or “P-cards”)), (b) credit card processing services, (c) debit cards, (d) stored value cards, (e) Cash Management Services, or (f) transactions under Hedge Agreements.

“US Bank Product Agreements” means those agreements entered into from time to time by a Parent or its Subsidiaries (other than a Canadian Loan Party) with a Bank Product Provider in connection with the obtaining of any of the US Bank Products.

“US Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by a Parent or its Subsidiaries (other than a Canadian Loan Party) to any Bank Product Provider pursuant to or evidenced by a US Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all US Hedge Obligations, and (c) all amounts that Agent or any Lender is obligated to pay to a Bank Product Provider as a result of Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the US Bank Products provided by such Bank Product Provider to a Parent or its Subsidiaries (other than a Canadian Loan Party); provided, in order for any item described in clauses (a), (b) or (c) above, as applicable, to constitute “US Bank Product Obligations”, if the applicable Bank Product Provider is any Person other than Wells Fargo or its Affiliates, then the applicable US Bank Product must have been provided on or after the Closing Date and Agent shall have received a Bank Product Provider Agreement within 10 days after the date of the provision of the applicable US Bank Product to a Parent or its Subsidiaries (other than a Canadian Loan Party).

“US Bank Product Reserves” means, as of any date of determination, those reserves, without duplication of any other reserve, that Agent deems necessary or appropriate in its Permitted Discretion to establish (based upon the Bank Product Providers’ reasonable determination of the liabilities and obligations of Parents and their Subsidiaries (other than any Canadian Loan Party) in respect of US Bank Product Obligations) in respect of US Bank Products then provided or outstanding.

“US Base Rate” means, for any day, the greatest of (a) the Floor, (b) the Federal Funds Rate in effect on such day plus 1⁄2%, (~~<b>~~c) ~~<the LIBOR Rate>~~Term SOFR (which rate shall be calculated based upon an Interest Period of 1 month and shall be determined on a daily basis), plus 1 percentage point, ~~<and (c)>~~provided that this clause (c) shall not be applicable during any period in which Term SOFR is unavailable or unascertainable, and (d) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate” in effect on such day, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

“US Borrower” and “US Borrowers” have the meaning specified therefor in the preamble to the Agreement.

“US Borrowing” means a borrowing consisting of US Revolving Loans made on the same day by the Lenders (or Agent on behalf thereof), or by US Swing Lender in the case of a US Swing Loan, or by Agent in the case of an US Extraordinary Advance.

“US Borrowing Base” means, as of any date of determination, the Dollar Equivalent amount of:

(x) 90% of the amount of Eligible Accounts of each US Loan Party owing by Account Debtors that are rated (or whose parent is rated) Baa3 or higher from Moody’s or BBB- or higher from S&P, less the amount, if any, of the US Dilution Reserve attributable to such Eligible Accounts, plus

(y) 85% of the amount of Eligible Accounts of each US Loan Party owing by Account Debtors other than those described in the foregoing clause (a), less the amount, if any, of the US Dilution Reserve attributable to such Eligible Accounts, plus

(z) the lesser of (i) the product of 70% multiplied by the value (calculated at the lower of cost or market on a basis consistent with US Loan Parties’ historical accounting practices) of Eligible Finished Goods Inventory of each US Loan Party at such time, and (ii) the product of 85% multiplied by the Net Recovery Percentage identified in the most recent Acceptable Appraisal of Inventory, multiplied by the value (calculated at the lower of cost or market on a basis consistent with US Loan Parties’ historical accounting practices) of Eligible Finished Goods Inventory of each US Loan Party (such determination may be made as to different categories of Eligible Finished Goods Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, plus

(aa) at the option of Administrative Borrower, 100% of the amount of unrestricted cash of the US Loan Parties held in one or more deposit accounts maintained in the United States with Agent, and in which Agent has a first priority perfected security interest and which is subject to a Control Agreement, as such amount may be updated by Agent between Borrowing Base Certificate delivery dates from time to time, including as frequently as daily, in its Permitted Discretion, minus

(bb) without duplication, the aggregate amount of Receivables Reserves, Bank Product Reserves, Inventory Reserves and other Reserves, in each case if any, established by Agent from time to time under Section 2.1(e) of this Agreement.

“US Copyright Security Agreement” has the meaning specified therefor in the US Security Agreement.

“US Designated Account” means the US Deposit Account identified on Schedule D-3 to the Agreement (or such other Deposit Account located at US Designated Account Bank that has been designated as such, in writing, by Administrative Borrower to Agent).

“US Designated Account Bank” has the meaning specified therefor in Schedule D-3 to the Agreement (or such other bank that is located within the United States that has been designated as such, in writing, by Administrative Borrower to Agent).

“US Dilution” means, as of any date of determination, a percentage, based upon the experience of the immediately prior 12 months, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to US Loan Parties’ Accounts during such period, by (b) US Loan Parties’ billings with respect to Accounts during such period.

“US Dilution Reserve” means, as of any date of determination, an amount, without duplication of any other reserve, sufficient to reduce the advance rate against Eligible Accounts of US Loan Parties by 1 percentage point for each percentage point by which US Dilution is in excess of 5%.

“US Extraordinary Advances” has the meaning specified therefor in Section 2.3(d)(iii) of the Agreement.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.3(a), 2.3(c) and 2.12(b), in each case, such day is also a Business Day.

“US Guarantor” means (a) each Subsidiary of a US Borrower organized under the laws of a state of the United States or the District of Columbia (other than a US Borrower, an Excluded Subsidiary or an Immaterial Subsidiary) and (b) each other Person that guaranties all or a portion of the US Obligations pursuant to the US Security Agreement.

“US Hedge Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of Parents or their Subsidiaries (other than any Canadian Loan Party) arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Hedge Providers.

“US Issuing Lender” means Wells Fargo and up to three other Lenders designated in writing to, and consented to by, the Agent (such consent not to be unreasonably withheld, conditioned or delayed) by the Administrative Borrower that agree, in such Lender’s sole discretion, to become a US Issuing Lender for the purpose of issuing US Letters of Credit pursuant to Section 2.11A of the Agreement and US Issuing Lender shall be a Lender.

“US Letter of Credit” means a letter of credit (as that term is defined in the Code) issued by US Issuing Lender for the account of a US Borrower.

“US Letter of Credit Disbursement” means a payment made by US Issuing Lender pursuant to a US Letter of Credit and calculated, with respect to US Letters of Credit where payment was not made in Dollars, as of such date of determination at the Exchange Rate in effect on the date of such payment.

“US Letter of Credit Exposure” means, as of any date of determination with respect to any Lender, such Lender’s Pro Rata Share of the US Letter of Credit Usage on such date.

“US Letter of Credit Usage” means, as of any date of determination, the aggregate undrawn amount of all outstanding US Letters of Credit and calculated, with respect to US Letters of Credit where demand for payment will not or may not be made in Dollars, as of such date of determination at the Exchange Rate in effect on such date.

“US Loan Account” has the meaning specified therefor in Section 2.9 of the Agreement.

“US Loan Party” means any US Borrower or any US Guarantor.

“US Obligations” means (a) all loans (including the US Revolving Loans (inclusive of US Extraordinary Advances and US Swing Loans)), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities (including all amounts charged to the US Loan Account pursuant to the Agreement), obligations (including indemnification obligations) of any US Loan Party, fees (including the fees provided for in the Fee Letter) of any US Loan Party, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding) of any US Loan Party, guaranties of any US Loan Party, and all covenants and duties of any other kind and description owing by any US Loan Party arising out of, under, pursuant to, in connection with, or evidenced by the Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any US Loan Party is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, (b) all debts, liabilities, or obligations (including reimbursement and indemnification obligations, irrespective of whether contingent) owing by any US Borrower or any other US Loan Party to US Issuing Lender now or hereafter arising from or in respect of a US Letters of Credit, and (c) all US Bank Product Obligations; provided, that US Obligations shall not include Excluded Swap Obligations. Without limiting the generality of the foregoing, the US Obligations under the Loan Documents include the obligation to pay (i) the principal of the US Revolving Loans, (ii) interest accrued on the US Revolving Loans, (iii) the amount necessary to reimburse US Issuing Lender for amounts paid or payable pursuant to US Letters of Credit, (iv) Letter of Credit commissions, charges, expenses, and fees, in each case in respect of US Letters of Credit, (v) Lender Group Expenses of any US Loan Party, (vi) fees payable by any US Loan Party under the Agreement or any of the other Loan Documents, (vii) indemnities and other amounts payable by any US Loan Party under any Loan Document (excluding Excluded Swap Obligations) and (viii) any guaranties by any US Loan Party of all or any part of the Canadian Obligations. Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“US Overadvance” means, as of any date of determination, that the US Revolver Usage is greater than any of the limitations set forth in Section 2.1 or Section 2.11A.

“US Patent Security Agreement” has the meaning specified therefor in the US Security Agreement.

“US Protective Advances” has the meaning specified therefor in Section 2.3(d)(i) of the Agreement.

“US Revolver Commitment” means, with respect to each Revolving Lender, its US Revolver Commitment, and, with respect to all Revolving Lenders, their US Revolver Commitments, in each case as set forth beside such Revolving Lender’s name under the applicable heading on Schedule C-1 to the Agreement or in the Assignment and Acceptance pursuant to which such Revolving Lender became a Revolving Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.

“US Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding US Revolving Loans (inclusive of US Swing Loans and US Protective Advances), plus (b) the amount of the US Letter of Credit Usage.

“US Revolving Loan Exposure” means, with respect to any Revolving Lender, as of any date of determination (a) prior to the termination of the US Revolver Commitments, the amount of such Lender’s US Revolver Commitment, and (b) after the termination of the US Revolver Commitments, the aggregate outstanding principal amount of the US Revolving Loans of such Lender.

“US Revolving Loans” has the meaning specified therefor in Section 2.1(a) of the Agreement.

“US Security Agreement” means a Guaranty and Security Agreement, dated as of even date with the Agreement, by and among each US Loan Party and Agent.

“U.S. Special Resolution Regimes” has the meaning specified therefor in Section 17.18 of this Agreement.

“US Swing Lender” means Wells Fargo or any other Lender that, at the request of US Administrative Borrower and with the consent of Agent agrees, in such Lender’s sole discretion, to become the US Swing Lender under Section 2.3(b) of the Agreement.

“US Swing Loan” has the meaning specified therefor in Section 2.3(b) of the Agreement.

“US Swing Loan Exposure” means, as of any date of determination with respect to any Lender, such Lender’s Pro Rata Share of the US Swing Loans on such date.

“US Trademark Security Agreement” has the meaning specified therefor in the US Security Agreement.

~~<“USD LIBOR” means the London interbank offered rate for Dollars.>~~

“Voidable Transfer” has the meaning specified therefor in Section 17.8 of this Agreement.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

“WF Canada” means Wells Fargo Capital Finance Corporation Canada.

“Withdrawal Liability” means liability with respect to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, that if Administrative Borrower notifies Agent that Borrowers request an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Agent notifies Administrative Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agent and Borrowers agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Borrowers after such Accounting Change conform as nearly as possible to their respective positions immediately before such Accounting Change took effect and, until any such amendments have been agreed upon and agreed to by the Required Lenders, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred. When used herein, the term “financial statements” shall include the notes and schedules thereto, and financial statements shall be prepared in accordance with GAAP. Whenever the term “Parent” is used in respect of a financial covenant or a related definition, it shall be understood to mean the Loan Parties and their Subsidiaries on a consolidated basis, unless the context clearly requires otherwise. Notwithstanding anything to the contrary contained herein, (a) all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards Board’s Accounting Standards Codification Topic 825 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof, and (b) the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is (i) unqualified, and (ii) does not include any explanation, supplemental comment, or other comment concerning the ability of the applicable Person to continue as a going concern or concerning the scope of the audit.

1.3. Code; PPSA. Any terms used in this Agreement that are defined in (a) the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern, and (b) the PPSA (but not the Code) shall be construed and defined as set forth in the PPSA unless otherwise defined herein. Notwithstanding the foregoing, and where the context so requires, (i) any term defined in this Agreement by reference to the “Code”, the “UCC” or the “Uniform Commercial Code” shall also have any extended, alternative or analogous meaning given to such term in applicable Canadian personal property security and other laws (including, without limitation, the PPSA of each applicable province of Canada, the Bills of Exchange Act (Canada) and the Depository Bills and Notes Act (Canada)), to the extent that the context requires and in all cases for the extension, preservation or betterment of the security and rights of the Collateral, (ii) all references in this Agreement to “Article 8” shall be deemed to refer also to applicable Canadian securities transfer laws (including, without limitation, the Securities Transfer Act of each applicable province of Canada (the “STA”)), (iii) all references in this Agreement to a financing statement, continuation statement, amendment or termination statement shall be deemed to refer also to the analogous documents used under applicable Canadian personal property security laws, (iv) all references to the United States of America, or to any subdivision, department, agency or instrumentality thereof shall be deemed to refer, where the context requires with respect to Canadian Loan Parties, in lieu thereof to Canada, or to any subdivision, department, agency or instrumentality thereof, and (v) all references to federal or state securities law of the United States shall be deemed to refer, where the context requires with respect to Canadian Loan Parties, in lieu thereof to analogous federal (where applicable) and provincial securities laws in Canada.

1.4. Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to “law” means all international, foreign, federal, state, provincial and local statutes, treaties, common law, rules, guidelines, regulations, by-laws, ordinances, decrees, codes and administrative or judicial or arbitral or administrative or ministerial or departmental or regulatory precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, variations, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, variations, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. All references to “province” or like terms shall include “territory” and like terms. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean (a) the payment or repayment in full in immediately available funds in the Applicable Currency of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, (ii) all Lender Group Expenses that have accrued and are unpaid regardless of whether demand has been made therefor, and (iii) all fees or charges that have accrued hereunder or under any other Loan Document (including the Letter of Credit Fee and the Unused Line Fee) and are unpaid, (b) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization in the Applicable Currency, (c) in the case of obligations with respect to Bank Products (other than Hedge Obligations), providing Bank Product Collateralization in the Applicable Currency, (d) the receipt by Agent of cash collateral in the Applicable Currency in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including reasonable and documented outside counsel attorneys’ fees and legal expenses), such cash collateral to be in such amount as Agent reasonably determines is appropriate to secure such contingent Obligations, (e) the payment or repayment in full in immediately available funds in the Applicable Currency of all other outstanding Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements provided by Hedge Providers) other than (i) unasserted contingent indemnification Obligations, (ii) any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (iii) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid, and (f) the termination of all of the Commitments of the Lenders. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.

1.5. Time References. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in Atlanta, Georgia on such day. For purposes of the computation of a period of time from a specified date to a later specified date, unless otherwise expressly provided, the word “from” means “from and including” and the words “to” and “until” each means “to and including”; provided, that with respect to a computation of fees or interest payable to Agent or any Lender, such period shall in any event consist of at least one full day.

1.6. Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

1.7. Exchange Rates; Currency Equivalents; Applicable Currency.

(a) For purposes of this Agreement and the other Loan Documents, the Dollar Equivalent of any Revolving Loans, Letters of Credit, other Obligations and other references to amounts denominated in a currency other than Dollars shall be determined in accordance with the terms of this Agreement. Such Dollar Equivalent shall become effective as of such Revaluation Date for such Revolving Loans, Letters of Credit and other Obligations and shall be the Dollar Equivalent employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur for such Revolving Loans, Letters of Credit and other Obligations. Except as otherwise expressly provided herein, the applicable amount of any currency for purposes of the Loan Documents (including for purposes of financial statements and all calculations in connection with the covenants, including the financial covenants) shall be the Dollar Equivalent thereof.

(b) Wherever in this Agreement and the other Loan Documents in connection with a borrowing, conversion, continuation or prepayment of a Revolving Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Revolving Loan or Letter of Credit is denominated in Canadian Dollars, such amount shall be the same dollar figure but denominated in Canadian Dollars.

1.8. Quebec Interpretation. For all purposes of any assets, liabilities or entities located in the Province of Quebec and for all purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall include “movable property”, (b) “real property” shall include “immovable property”, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “prior claim” and a “resolutory clause”, (f) all references to filing, registering or recording under the Code or PPSA shall include publication under the Civil Code of Quebec, (g) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” lien or security interest as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (i) “goods” shall include corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall include a “mandatary”, (k) “construction liens” shall include “legal hypothecs”, (l) “joint and several” shall include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall include “ownership on behalf of another as mandatary”, (o) “easement” shall include “servitude”, (p) “priority” shall include “prior claim”, (q) “survey” shall include “certificate of location and plan”, and (r) “fee simple title” shall include “absolute ownership”. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only (except if another language is required under any applicable Law) and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que ~~<c’est>~~c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement (sauf si une autre langue est requise en vertu ~~<d’une>~~d’une loi applicable).

1.9. [Reserved].

1.10. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.11. Rates. ~~<The interest rate on Loans denominated in Dollars or Canadian Dollars may be determined by reference to a benchmark rate that is, or may in the future become, the subject to regulatory reform or cessation. Regulators have signaled the need to use alternative reference rates for some of these benchmark rates and, as a result, such benchmark rates may cease to comply with applicable laws and regulations, may be permanently discontinued or the basis on which they are calculated may change. The London interbank offered rate, which may be one of the benchmark rates with reference to which the interest rate on Loans may be determined, is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the ICE Benchmark Administration (“IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for the London interbank offered rate for: (a) Dollars for 1-week and 2-month tenor settings will be December 31, 2021 and (b) Dollars for overnight, 1-month, 3-month, 6-month and 12-month tenor settings will be June 30, 2023. No successor administrator for IBA was identified in such Announcements. As a result, it is possible that commencing immediately after such dates, the London interbank offered rate for such currencies and tenors may no longer be available or may no longer be deemed a representative reference rate upon which to determine the interest rate on applicable Loans. There is no assurance that the dates set forth in the Announcements will not change or that IBA or the FCA will not take further action that could impact the availability, composition or characteristics of any London interbank offered rate. Public and private sector industry initiatives have been and continue, as of the date hereof, to be underway to implement new or alternative reference rates to be used in place of London interbank offered rates. In the event that the London interbank offered rate or any other then-current Benchmark is no longer available or in certain other circumstances set forth in Section 2.12(d)(iii), such Section 2.12(d)(iii) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower, pursuant to Section 2.12(d)(iii), of any change to the reference rate upon which the interest rate on Loans is based. However, the Administrative >~~Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (~~<i>~~a) the continuation of, administration of, submission of, calculation of or any other matter related to the ~~<London interbank offered rate or other >~~Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, the CDOR Rate or any other Benchmark, any component definition thereof or rates referred to in the definition ~~<of “LIBOR Rate”>~~thereof, or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.12(d)(iii), will be similar to, or produce the same value or economic equivalence of, ~~<the LIBOR >Rate or any other Benchmark,~~ or have the same volume or liquidity as~~< did>~~, the ~~<London interbank offered rate>~~Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, the CDOR Rate or any other Benchmark, prior to its discontinuance or unavailability, or (~~<ii>~~b) the effect, implementation or composition of any ~~<Benchmark Replacement >~~Conforming Changes. Agent and its ~~<Affiliates>~~affiliates or other related entities may engage in transactions that affect the calculation of ~~<a Benchmark,>~~the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, the CDOR Rate any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to a Borrower. Agent may select information sources or services in its reasonable discretion to ascertain ~~<any>~~the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, the CDOR Rate or any other Benchmark, any component definition thereof or rates ~~<referenced>~~referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

2.	LOANS AND TERMS OF PAYMENT.

2.1. Revolving Loans.

(a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Revolving Lender with a US Revolver Commitment agrees (severally, not jointly or jointly and severally) to make revolving loans in Dollars (“US Revolving Loans”) to US Borrowers in an amount at any one time outstanding not to exceed the lesser of:

(i)	such Lender’s US Revolver Commitment, and

(ii)	such Lender’s Pro Rata Share of an amount equal to the lesser of:

(A) the amount equal to (1) the Maximum Revolver Amount, less (2) the sum of (w) the US Letter of Credit Usage at such time, plus (x) the principal amount of US Swing Loans outstanding at such time, plus (y) the Dollar Equivalent of the Canadian Revolver Usage at such time, and

(B) the amount equal to (1) the US Borrowing Base as of such date (based upon the US Borrowing Base set forth in the most recent Borrowing Base Certificate delivered by Borrowers to Agent, as adjusted for Reserves established by Agent in accordance with Section 2.1(e)), less (2) the sum of (x) the US Letter of Credit Usage at such time, plus (y) the principal amount of US Swing Loans outstanding at such time.

(b) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Revolving Lender with a Canadian Revolver Commitment agrees (severally, not jointly or jointly and severally) to make revolving loans in Dollars or Canadian Dollars, as selected by Administrative Borrower (“Canadian Revolving Loans”) to Canadian Borrowers in an amount at any one time outstanding not to exceed the Dollar Equivalent of the lesser of:

(i)	such Lender’s Canadian Revolver Commitment, and

(ii)	such Lender’s Pro Rata Share of an amount equal to the least of:

(A) the amount equal to (1) the Canadian Maximum Revolver Amount, less (2) the sum of (x) the Canadian Letter of Credit Usage at such time, plus (y) the principal amount of Canadian Swing Loans outstanding at such time, and

(B) the amount equal to (1) the Canadian Borrowing Base as of such date (based upon the Canadian Borrowing Base set forth in the most recent Borrowing Base Certificate delivered by Borrowers to Agent, as adjusted for Reserves established by Agent in accordance with Section 2.1(e)), less (2) the sum of (x) the Canadian Letter of Credit Usage at such time, plus (y) the principal amount of Canadian Swing Loans outstanding at such time, and

(C) the amount equal to (1) the Maximum Revolver Amount less (2) the sum of (w) the Canadian Letter of Credit Usage at such time plus (x) the principal amount of Canadian Swing Loans outstanding at such time, plus (y) the US Revolver Usage at such time.

(c) [reserved]

(d) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The outstanding principal amount of the Revolving Loans, together with interest accrued and unpaid thereon, shall constitute Obligations and shall be due and payable on the Maturity Date or, if earlier, on the date on which they otherwise become due and payable pursuant to the terms of this Agreement.

(e) Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right (but not the obligation) at any time, in the exercise of its Permitted Discretion, to establish and increase or decrease Reserves against the US Borrowing Base, the Canadian Borrowing Base, the Maximum Revolver Amount or the Canadian Maximum Revolver Amount. The amount of any Reserve established by Agent, and any changes to the eligibility criteria set forth in the definitions of Eligible Accounts and Eligible Inventory shall have a reasonable relationship to the event, condition, other circumstance, or fact that is the basis for such reserve or change in eligibility and shall not be duplicative of any other reserve established and currently maintained or eligibility criteria.

(f) Anything to the contrary in this Section 2.1 notwithstanding, (i) at no time shall the sum of the US Revolver Usage and the Dollar Equivalent of the Canadian Revolver Usage exceed the Maximum Revolver Amount and (ii) at no time shall the Dollar Equivalent of the Canadian Revolver Usage exceed the Canadian Maximum Revolver Amount.

2.2. [Reserved].

2.3. Borrowing Procedures and Settlements.

(a) Procedure for Borrowing Revolving Loans. Each Borrowing shall be made by a written request by an Authorized Person delivered to Agent (which may be delivered through Agent’s electronic platform or portal) and received by Agent no later than 2:00 p.m. (i) on the Business Day that is the requested Funding Date in the case of a request for a Swing Loan,

(ii) on the Business Day that is one Business Day prior to the requested Funding Date in the case of a request for a Base Rate Loan, and (iii) on the U.S. Government Securities Business Day or Business Day, as applicable, that is three U.S. Government Securities Business Days or Business Days, as applicable prior to the requested Funding Date in the case of all other requests, specifying (A) the amount of such Borrowing and whether such Borrowing is for the account of US Borrowers or Canadian Borrowers (and if for the Canadian Borrowers, whether in Dollars or Canadian Dollars), and (B) the requested Funding Date (which shall be a Business Day); provided, that Agent may, in its sole discretion, elect to accept as timely requests that are received later than 2:00 p.m. on the applicable Business Day or U.S. Government Securities Business Day, as applicable. All Borrowing requests which are not made on-line via Agent’s electronic platform or portal shall be subject to (and unless Agent elects otherwise in the exercise of its sole discretion, such Borrowings shall not be made until the completion of) Agent’s authentication process (with results satisfactory to Agent) prior to the funding of any such requested Revolving Loan. Borrowings for the account of US Borrowers shall be denominated in Dollars and Borrowings for the account of Canadian Borrowers shall be denominated in Dollars or Canadian Dollars (as selected by Administrative Borrower).

(b) Making of Swing Loans. In the case of a US Swing Loan by US Borrowers or a Canadian Swing Loan by Canadian Borrowers and so long as any of (i) the aggregate Dollar Equivalent amount of Swing Loans made since the last Settlement Date, minus all payments or other amounts applied to Swing Loans since the last Settlement Date, plus the amount of the Swing Loan does not exceed 10% of the Maximum Revolver Amount, or (ii) the applicable Swing Lender, in its sole discretion, agrees to make such Swing Loan notwithstanding the foregoing limitation, the US Swing Lender (in the case of a US Swing Loan) or the Canadian Swing Lender (in the case of a Canadian Swing Loan), as applicable, shall make a Revolving Loan (any such Revolving Loan for the account of US Borrowers made by US Swing Lender pursuant to this Section 2.3(b) being referred to as a “US Swing Loan” and all such Revolving Loans for the account of US Borrowers by US Swing Lender being referred to as “US Swing Loans” and such Revolving Loan for the account of Canadian Borrowers made by Canadian Swing Lender pursuant to this Section 2.3(b) being referred to as a “Canadian Swing Loan” and all such Revolving Loans for the account of Canadian Borrowers by Canadian Swing Lender being referred to as “Canadian Swing Loans”) available to the applicable Borrower on the Funding Date applicable thereto by transferring immediately available funds in the Applicable Currency in the amount of such Borrowing to the US Designated Account (in the case of a US Swing Loan) or the Canadian Designated Account (in the case of Canadian Swing Loan). Each Swing Loan shall be deemed to be a Revolving Loan hereunder and shall be subject to all the terms and conditions (including Section 3) applicable to other Revolving Loans, except that all payments (including interest) on any Swing Loan shall be payable to the applicable Swing Lender solely for its own account. Subject to the provisions of Section 2.3(d)(ii), no Swing Lender shall make or be obligated to make any Swing Loan if such Swing Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed US Availability (if a US Borrowing) or Canadian Availability (if a Canadian Borrowing) on such Funding Date. No Swing Lender shall otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any Swing Loan. The US Swing Loans shall constitute US Revolving Loans and US Obligations, and bear interest at the rate applicable from time to time to US Revolving Loans that are Base Rate Loans. The Canadian Swing Loans shall constitute Canadian Revolving Loans and Canadian Obligations, and bear interest at the rate applicable from time to time to Canadian Revolving Loans that are Base Rate Loans.

(c) Making of Revolving Loans.

(i) In the event that the applicable Swing Lender is not obligated to make a Swing Loan, then after receipt of a request for a Borrowing pursuant to Section 2.3(a)(i), Agent shall notify the applicable Lenders by telecopy, telephone, email, or other electronic form of transmission, of the requested Borrowing (and whether such borrowing is for the account of US Borrowers or Canadian Borrowers); such notification to be sent on the Business Day or U.S. Government Securities Business Day, as applicable, that is (A) in the case of a Base Rate Loan at least one Business Day prior to the requested Funding Date or (B) in the case of a Non-Base Rate Loan, prior to 11:00 a.m. at least three Business Days or U.S. Government Securities Business Days, as applicable, prior to the requested Funding Date. If Agent has notified the applicable Lenders of a requested Borrowing on the Business Day that is one Business Day prior to the Funding Date, then each Lender with the applicable Revolving Commitment shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds in the Applicable Currency, to Agent’s US Account or Agent’s Canadian Account, as applicable, not later than 10:00 a.m. on the Business Day that is the requested Funding Date. After Agent’s receipt of the proceeds of such Revolving Loans from the applicable Lenders, Agent shall make the proceeds thereof available to the applicable Borrower on the applicable Funding Date by transferring immediately available funds in the Applicable Currency equal to such proceeds received by Agent to the US Designated Account or Canadian Designated Account, as applicable; provided, that subject to the provisions of Section 2.3(d)(ii), no Lender shall have an obligation to make any Revolving Loan, if (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the US Availability (in the case of a US Borrowing) or Canadian Availability (in the case of a Canadian Borrowing) on such Funding Date.

(ii) Unless Agent receives notice from a Lender prior to 9:30 a.m. on the Business Day that is the requested Funding Date relative to a requested Borrowing as to which Agent has notified the Lenders of a requested Borrowing that such Lender will not make available as and when required hereunder to Agent for the account of US Borrowers or Canadian Borrowers, as applicable, the amount of that Lender’s Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds in the Applicable Currency on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to US Borrowers or Canadian Borrowers, as applicable, a corresponding amount. If, on the requested Funding Date, any Lender shall not have remitted the full amount that it is required to make available to Agent in immediately available funds in the Applicable Currency and if Agent has made available to US Borrowers or Canadian Borrowers, as applicable, such amount on the requested Funding Date, then such Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds in the Applicable Currency, to Agent’s Applicable Account, no later than 10:00 a.m. on the Business Day that is the first Business Day after the requested Funding Date (in which case, the interest accrued on such Lender’s portion of such Borrowing for the Funding Date shall be for Agent’s separate account). If any Lender shall not remit the full amount that it is required to make available to Agent in immediately available funds in the Applicable Currency as and when required hereby and if Agent has made available to US Borrowers or Canadian Borrowers, as applicable, such amount, then that Lender shall be obligated to immediately remit such amount to Agent, together with interest at the applicable Defaulting Lender Rate for each day until the date on which such amount is so remitted. A notice submitted by Agent to any Lender with respect to amounts owing under this Section 2.3(c)(ii) shall be conclusive, absent manifest error. If the amount that a Lender is required to remit is made available to Agent, then such payment to Agent shall constitute such Lender’s US Revolving Loans (in the case of Revolving Loans for the account of US Borrowers) or Canadian Revolving Loans (in the case of Revolving Loans for the account of Canadian Borrowers) for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Administrative Borrower of such failure to fund and, upon demand by Agent, US Borrowers (in the case of US Revolving Loans) and Canadian Borrowers (in the case of Canadian Revolving Loans) shall pay such amount in the Applicable Currency to Agent, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the applicable Revolving Loans composing such Borrowing.

(d) Protective Advances and Optional Overadvances.

(i) Any contrary provision of this Agreement or any other Loan Document notwithstanding (but subject to Section 2.3(d)(iv)) at any time (A) after the occurrence and during the continuance of an Event of Default, or (B) that any of the other applicable conditions precedent set forth in Section 3 are not satisfied, Agent hereby is authorized by Borrowers and the Lenders, from time to time, in Agent’s sole discretion, to make US Revolving Loans to, or for the benefit of, US Borrowers and/or Canadian Revolving Loans to, or for the benefit of, Canadian Borrowers, in each case, on behalf of the applicable Revolving Lenders, that Agent, in its Permitted Discretion, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, or (2) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations) (the US Revolving Loans described in this Section 2.3(d)(i) shall be referred to as “US Protective Advances” and the Canadian Revolving Loans described in this Section 2.3(d)(i) shall be referred to as “Canadian Protective Advances”). Notwithstanding the foregoing, the aggregate Dollar Equivalent principal amount of all Protective Advances outstanding at any one time shall not exceed 10% of the Maximum Revolver Amount. Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders delivering written notice of such revocation to Agent. Any such revocation shall become effective prospectively upon Agent’s receipt thereof.

(ii) Any contrary provision of this Agreement or any other Loan Document notwithstanding, the Lenders hereby authorize Agent or the applicable Swing Lender, as applicable, and either Agent or the applicable Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make US Revolving Loans (including US Swing Loans) to US Borrowers and Canadian Revolving Loans (including Canadian Swing Loans) to Canadian Borrowers notwithstanding that an Overadvance exists or would be created thereby, so long as (A) with respect to any such US Revolving Loans, (i) after giving effect to any such US Revolving Loans, the outstanding US Revolver Usage does not exceed the US Borrowing Base

(based upon the most recent Borrowing Base Certificate delivered by Borrowers to Agent) by more than 10% of the Maximum Revolver Amount, and (ii) subject to Section 2.3(d)(iv) below, after giving effect to such US Revolving Loans, the sum of the outstanding US Revolver Usage (except for and excluding amounts charged to the US Loan Account for interest, fees, or Lender Group Expenses) and the Dollar Equivalent of the Canadian Revolver Usage (except for and excluding amount charged to the Canadian Loan Account for interest, fees and Lender Group Expenses) does not exceed the Maximum Revolver Amount and (B) with respect to any such Canadian Revolving Loans, (i) after giving effect to such Canadian Revolving Loans, the outstanding Dollar Equivalent of the Canadian Revolver Usage does not exceed the Canadian Borrowing Base (based upon the most recent Borrowing Base Certificate delivered by Borrowers to Agent) by more than 10% of the Canadian Maximum Revolver Amount, and (ii) subject to Section 2.3(d)(iv) below, after giving effect to such Canadian Revolving Loans, the sum of the outstanding Dollar Equivalent of the Canadian Revolver Usage (except for and excluding amounts charged to the Canadian Loan Account for interest, fees, or Lender Group Expenses) and US Revolver Usage does not exceed the Maximum Revolver Amount. In the event Agent obtains actual knowledge that the applicable US Revolver Usage or Canadian Revolver Usage exceeds the amounts permitted by this Section 2.3(d), regardless of the amount of, or reason for, such excess, Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the applicable Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value, in which case Agent may make such Overadvances and provide notice as promptly as practicable thereafter), and the Lenders with applicable Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with the applicable Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the applicable Revolving Loans to such Borrowers to an amount permitted by the preceding sentence. In such circumstances, if any Lender with a Revolver Commitment objects to the proposed terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders. The foregoing provisions are meant for the benefit of the Lenders and Agent and are not meant for the benefit of Borrowers, which shall continue to be bound by the provisions of Section 2.4(e). Agent’s and Swing Lender’s authorization to make intentional Overadvances may be revoked at any time by the Required Lenders delivering written notice of such revocation to Agent. Any such revocation shall become effective prospectively upon Agent’s receipt thereof.

(iii) Each US Protective Advance and each US Overadvance (each, “US Extraordinary Advance”) shall be deemed to be a US Revolving Loan hereunder and each Canadian Protective Advance and Canadian Overadvance (each, a “Canadian Extraordinary Advance”) shall be deemed a Canadian Revolving Loan hereunder. No Extraordinary Advance shall be eligible to be a Non-Base Rate Loan. Prior to Settlement of any Extraordinary Advances, all payments with respect thereto, including interest thereon, shall be payable to Agent solely for its own account. Each Revolving Lender shall be obligated to settle with Agent as provided in Section 2.3(e) or Section 2.3(g), as applicable, for the amount of such Lender’s Pro Rata Share of any Extraordinary Advance. The US Extraordinary Advances shall be repayable on demand, constitute US Obligations hereunder, and bear interest at the rate applicable from time to time to US Revolving Loans that are Base Rate Loans and the Canadian Extraordinary Advances shall be repayable on demand, constitute Canadian Obligations hereunder, and bear interest at the rate applicable from time to time to Canadian Revolving Loans that are Base Rate Loans. The provisions of this Section 2.3(d) are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrowers (or any other Loan Party) in any way.

(iv) Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, no Extraordinary Advance may be made by Agent if such Extraordinary Advance would cause the aggregate Dollar Equivalent of the Revolver Usage to exceed the Maximum Revolver Amount or any Lender’s Pro Rata Share of the Dollar Equivalent of the Revolver Usage to exceed such Lender’s Revolver Commitments.

(e) Settlement. It is agreed that each Lender’s funded portion of (i) the US Revolving Loans is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding US Revolving Loans and (ii) Canadian Revolving Loans is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Canadian Revolving Loans. Such agreement notwithstanding, Agent, Swing Lenders, and the other Lenders agree (which agreement shall not be for the benefit of Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Revolving Loans (including Swing Loans and Extraordinary Advances) shall take place on a periodic basis in accordance with the following provisions:

(i) Agent shall request settlement (“Settlement”) with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent in its sole discretion (1) on behalf of US Swing Lender, with respect to the outstanding US Swing Loans, (2) on behalf of Canadian Swing Lender, with respect to the outstanding Canadian Swing Loans, (3) [reserved], (4) for itself, with respect to the outstanding Extraordinary Advances, and (5) with respect to Loan Parties’ or any of their Subsidiaries’ payments or other amounts received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding US Revolving Loans (including US Swing Loans and US Extraordinary Advances) and Canadian Revolving Loans (including Canadian Swing Loans and Canadian Extraordinary Advances) for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(g)): (y) if the amount of the applicable Revolving Loans (including applicable Swing Loans and applicable Extraordinary Advances) made by a Lender that is not a Defaulting Lender exceeds such Lender’s Pro Rata Share of the Revolving Loans (including Swing Loans and Extraordinary Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. on the Settlement Date, transfer in immediately available funds in the Applicable Currency to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the US Revolving Loans (including US Swing Loans and US Extraordinary Advances) and the Canadian Revolving Loans (including Canadian Swing Loans and Canadian Extraordinary Advances), as applicable, and (z) if the amount of the applicable Revolving Loans (including the applicable Swing Loans and applicable Extraordinary Advances) made by a Lender is less than such Lender’s Pro Rata Share of the applicable Revolving Loans (including applicable Swing Loans and applicable Extraordinary Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m. on the Settlement Date transfer in immediately available funds in the

Applicable Currency to Agent’s Applicable Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the US Revolving Loans (including US Swing Loans and US Extraordinary Advances) and Canadian Revolving Loans (including Canadian Swing Loans and Canadian Extraordinary Advances). Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Extraordinary Advances and, together with the portion of such Sing Loans or Extraordinary Advances representing the applicable Swing Lender’s Pro Rata Share thereof, shall constitute US Revolving Loans or Canadian Revolving Loans, as applicable, of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

(ii) In determining whether a Lender’s balance of the applicable Revolving Loans (including Swing Loans and Extraordinary Advances) is less than, equal to, or greater than such Lender’s Pro Rata Share of the applicable Revolving Loans (including Swing Loans and Extraordinary Advances) as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments applicable to such Obligations actually received in good funds by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral.

(iii) Between Settlement Dates, Agent, to the extent Extraordinary Advances for the account of Agent or Swing Loans for the account of a Swing Lender are outstanding, may pay over to Agent or such Swing Lender, as applicable, any payments or other amounts received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Extraordinary Advances or Swing Loans. Between Settlement Dates, Agent, to the extent no Extraordinary Advances or Swing Loans are outstanding, may pay over to the applicable Swing Lender any payments or other amounts received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the applicable Swing Lender’s Pro Rata Share of the applicable Revolving Loans. If, as of any Settlement Date, payments or other amounts of Loan Parties or their Subsidiaries received since the then immediately preceding Settlement Date have been applied to a Swing Lender’s Pro Rata Share of the applicable Revolving Loans other than to its Swing Loans, as provided for in the previous sentence, such Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders (other than a Defaulting Lender if Agent has implemented the provisions of Section 2.3(g)), to be applied to the outstanding applicable Revolving Loans of such Lenders, an amount such that each such Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the applicable Revolving Loans. During the period between Settlement Dates, a Swing Lender with respect to its Swing Loans, Agent with respect to Extraordinary Advances, and each Lender with respect to the Revolving Loans other than Swing Loans and Extraordinary Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by such Swing Lender, Agent, or the Lenders, as applicable.

(iv) Anything in this Section 2.3(e) to the contrary notwithstanding, in the event that a Lender is a Defaulting Lender, Agent shall be entitled to refrain from remitting settlement amounts to the Defaulting Lender and, instead, shall be entitled to elect to implement the provisions set forth in Section 2.3(g).

(f) Notation. Consistent with Section 13.1(h), Agent, as a non-fiduciary agent for Borrowers, shall maintain a register showing in the Applicable Currency the principal amount and stated interest of the Revolving Loans owing to each Lender, including the Swing Loans owing to the applicable Swing Lender, and Extraordinary Advances owing to Agent, and the interests therein of each Lender, from time to time and such register shall, absent manifest error, conclusively be presumed to be correct and accurate.

(g) Defaulting Lenders.

(i) Notwithstanding the provisions of Section 2.4(b)(ii), Agent shall not be obligated to transfer to a Defaulting Lender any payments made by or on behalf of any Borrower to Agent for the Defaulting Lender’s benefit or any proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such proceeds of Collateral or payments (A) pertaining to or securing US Obligations, (i) first, to Agent, to the extent of any US Extraordinary Advances that were made by Agent and that were required to be, but were not, paid by the Defaulting Lender, (ii) second, to US Swing Lender to the extent of any US Swing Loans that were made by US Swing Lender and that were required to be, but were not, paid by the Defaulting Lender, (iii) third, to US Issuing Lender, to the extent of the portion of a US Letter of Credit Disbursement that was required to be, but was not, paid by the Defaulting Lender, (iv) fourth, to each Non-Defaulting Lender ratably in accordance with their US Revolver Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of a US Revolving Loan (or other funding obligation) was funded by such other Non-Defaulting Lender), (v) fifth, in Agent’s sole discretion, to a suspense account maintained by Agent, the proceeds of which shall be retained by Agent and may be made available to be re-advanced to or for the benefit of US Borrowers (upon the request of Borrowers and subject to the conditions set forth in Section 3.2) as if such Defaulting Lender had made its portion of US Revolving Loans (or other funding obligations) hereunder, (vi) sixth, to the extent such Collateral also secures any Foreign Obligations, in accordance with Section 2.3(g)(i)(B), and (vii) seventh, from and after the date on which all other US Obligations have been paid in full, to such Defaulting Lender in accordance with tier (A)(xiii) of Section 2.4(b)(ii), and (B) pertaining to or securing any Foreign Obligations, (i) first, to Agent to the extent of any Canadian Extraordinary Advances that were made by Agent and that were required to be, but were not, paid by Defaulting Lender, (ii) second, to Canadian Swing Lender to the extent of any Canadian Swing Loans that were made by Canadian Swing Lender and that were required to be, but were not, paid by the Defaulting Lender, (iii) third, to Canadian Issuing Lender, to the extent of the portion of a Canadian Letter of Credit Disbursement that was required to be, but was not, paid by the Defaulting Lender, (iv) fourth, to each Non-Defaulting Lender ratably in accordance with their Canadian Revolver Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of a Canadian Revolving Loan (or other funding obligation) was funded by such other Non-Defaulting Lender), (v) fifth, in Agent’s sole discretion, to a suspense account maintained by Agent, the proceeds of which may be retained by Agent and may be made available to be re-advanced to or for the benefit of Canadian Borrowers (upon the request of Borrowers and subject to the conditions set forth in Section 3.2) as if such Defaulting Lender had made its portion of Canadian Revolving Loans (or other funding obligations) hereunder, and (vi) sixth, from and after the date on which all other Foreign Obligations have been paid in full, to such Defaulting Lender in accordance with tier (B)(xii) of Section 2.4(b)(ii). Subject to the foregoing, Agent may hold and, in its discretion, re-lend to the applicable Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fees payable under Section 2.10(b), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero; provided, that the foregoing shall not apply to any of the matters governed by Section 14.1(a)(i) through (iii). The provisions of this Section 2.3(g) shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which all of the Non-Defaulting Lenders, Agent, Issuing Lenders, and Borrowers shall have waived, in writing, the application of this Section 2.3(g) to such Defaulting Lender, or (z) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Agent, provides adequate assurance of its ability to perform its future obligations hereunder (on which earlier date, so long as no Event of Default has occurred and is continuing, any remaining cash collateral held by Agent pursuant to Section 2.3(g)(ii) shall be released to the applicable Borrower). The operation of this Section 2.3(g) shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Borrower of its duties and obligations hereunder to Agent, Issuing Lenders, or to the Lenders other than such Defaulting Lender. Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrowers, at their option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitments of such Defaulting Lender and the Commitments of any Affiliate of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lenders shall have no right to refuse to be replaced hereunder, and agree to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agree that they shall be deemed to have executed and delivered such document if they fail to do so) subject only to being paid its share of the outstanding Obligations (other than Bank Product Obligations, but including (1) all interest, fees, and other amounts that may be due and payable in respect thereof, and (2) an assumption of its Pro Rata Share of its participation in the Letters of Credit); provided, that any such assumption of the Commitments of such Defaulting Lenders shall not be deemed to constitute a waiver of any of the Lender Groups’ or Borrowers’ rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund. In the event of a direct conflict between the priority provisions of this Section 2.3(g) and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3(g) shall control and govern.

(ii) If any applicable Swing Loan or Letter of Credit is outstanding at the time that a Lender becomes a Defaulting Lender then:

(A) such Defaulting Lender’s Swing Loan Exposure and Letter of Credit Exposure shall be reallocated among the applicable Non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent (w) the sum of all Non-Defaulting Lenders’ Pro Rata Share of US Revolver Usage plus such Defaulting Lender’s US Swing Loan Exposure and US Letter of Credit Exposure does not exceed the amount by which the total of all Non-Defaulting Lenders’ US Revolver Commitments exceed the US Revolver Usage, (x) the sum of the Dollar Equivalent of all Non-Defaulting Lenders’ Pro Rata Share of Canadian Revolver Usage plus such Defaulting Lender’s Canadian Swing Loan Exposure and Canadian Letter of Credit Exposure does not exceed the total of all Non-Defaulting Lenders’ Canadian Revolver Commitments, (y) [reserved] and (z) the conditions set forth in Section 3.2 are satisfied at such time;

(B) if the reallocation described in clause (A) above cannot, or can only partially, be effected, the applicable Borrower shall within two Business Days following written notice by Agent (x) first, prepay such Defaulting Lender’s applicable Swing Loan Exposure (after giving effect to any partial reallocation pursuant to clause (A) above), and (y) second, cash collateralize such Defaulting Lender’s applicable Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (A) above), pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to Agent and the applicable Borrower, for so long as such Letter of Credit Exposure is outstanding; provided, that Borrowers shall not be obligated to cash collateralize any Defaulting Lender’s Letter of Credit Exposure if such Defaulting Lender is also an Issuing Lender;

(C) if the applicable Borrower cash collateralizes any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to this Section 2.3(g)(ii), such Borrower shall not be required to pay any Letter of Credit Fees to Agent for the account of such Defaulting Lender pursuant to Section 2.6(b) with respect to such cash collateralized portion of such Defaulting Lender’s Letter of Credit Exposure during the period such Letter of Credit Exposure is cash collateralized;

(D) to the extent the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.3(g)(ii), then the Letter of Credit Fees payable to the Non-Defaulting Lenders pursuant to Section 2.6(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Letter of Credit Exposure;

(E) to the extent any Defaulting Lender’s Letter of Credit Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.3(g)(ii), then, without prejudice to any rights or remedies of any Issuing Lender or any Lender hereunder, all Letter of Credit Fees that would have otherwise been payable to such Defaulting Lender under Section 2.6(b) with respect to such portion of such Letter of Credit Exposure shall instead be payable to the applicable Issuing Lender until such portion of such Defaulting Lender’s Letter of Credit Exposure is cash collateralized or reallocated;

(F) so long as any Lender is a Defaulting Lender, no Swing Lender shall be required to make any Swing Loan and no Issuing Lender shall be required to issue, amend, or increase any Letter of Credit, in each case, to the extent (x) the Defaulting Lender’s Pro Rata Share of such Swing Loans or Letter of Credit cannot be reallocated pursuant to this Section

2.3(g)(ii) or (y) the applicable Swing Lender or Issuing Lender, as applicable, has not otherwise entered into arrangements reasonably satisfactory to the applicable Swing Lender or Issuing Lender, as applicable, and the applicable Borrowers to eliminate such Swing Lender’s or Issuing Lender’s risk with respect to the Defaulting Lender’s participation in such Swing Loans or Letters of Credit; and

(G) Agent may release any cash collateral provided by Borrowers pursuant to this Section 2.3(g)(ii) to the applicable Issuing Lender and such Issuing Lender may apply any such cash collateral to the payment of such Defaulting Lender’s Pro Rata Share of any Letter of Credit Disbursement that is not reimbursed by the applicable Borrowers pursuant to Sections 2.11A(d) and 2.11B(d), as applicable. Subject to Section 17.14, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(iii) If any Lender with a US Revolver Commitment or Canadian Revolver Commitment is a Defaulting Lender, then any Affiliate of such Lender with a US Revolver Commitment or Canadian Revolver Commitment shall be deemed to be a Defaulting Lender.

(h) Independent Obligations. All Revolving Loans (other than Swing Loans and Extraordinary Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loan (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

2.4. Payments; Reductions of Commitments; Prepayments.

(a) Payments by Borrowers.

(i) Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent’s Applicable Account for the account of the Lender Group and shall be made in immediately available funds in the Applicable Currency, no later than 4:30 p.m. on the date specified herein. Any payment received by Agent later than 4:30 p.m. shall be deemed to have been received (unless Agent, in its sole discretion, elects to credit it on the date received) on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

(ii) Unless Agent receives notice from Borrowers prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(b) Apportionment and Application.

(i) So long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all principal and interest payments received by Agent shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses received by Agent (other than fees or expenses that are for Agent’s separate account or for the separate account of an Issuing Lender) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee or expense relates. Subject to Section 2.4(b)(iv) and Section 2.4(e), all payments to be made hereunder by US Borrowers shall be remitted to Agent and all such payments, and all proceeds of Collateral securing US Obligations received by Agent, shall be applied, so long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, to reduce the balance of the US Revolving Loans outstanding and, thereafter, to US Borrowers (to be wired to the US Designated Account) or such other Person entitled thereto under applicable law. Subject to Section 2.4(b)(iv) and Section 2.4(e), all payments in respect of Canadian Obligations to be made hereunder by Canadian Borrowers shall be remitted to Agent and all such payments, and all proceeds of Collateral securing Canadian Obligations (other than Collateral also securing US Obligations, which shall be applied first to the US Obligations) received by Agent, shall be applied, so long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, to reduce the balance of the Canadian Revolving Loans outstanding and, thereafter, to a Canadian Borrower (to be wired to the Canadian Designated Account) or such other Person entitled thereto under applicable law.

(ii) At any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows:

(A) All payments in respect of US Obligations and all proceeds of Collateral securing the US Obligations received by Agent shall be applied as follows:

i. first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents in respect of US Obligations, until paid in full,

ii. second, to pay any fees or premiums then due to Agent under the Loan Documents in respect of US Obligations, until paid in full,

iii. third, to pay interest due in respect of all US Protective Advances, until paid in full,

iv. fourth, to pay the principal of all US Protective Advances, until paid in full,

v. fifth, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents in respect of US Obligations, until paid in full,

vi. sixth, ratably, to pay any fees or premiums then due to any of the Lenders under the Loan Documents in respect of US Obligations, until paid in full,

vii. seventh, to pay interest accrued in respect of the US Swing Loans, until paid in full,

viii. eighth, to pay the principal of all US Swing Loans, until paid in full,

ix. ninth, ratably, to pay interest accrued in respect of the US Revolving Loans (other than US Protective Advances), until paid in full,

x. tenth, ratably

a. ratably, to pay the principal of all US Revolving Loans, until paid in full,

b. to Agent, to be held by Agent, for the benefit of US Issuing Lender (and for the ratable benefit of each of the Lenders that have an obligation to pay to Agent, for the account of US Issuing Lender, a share of each US Letter of Credit Disbursement), as cash collateral in an amount up to 105% of the US Letter of Credit Usage; provided that cash collateral will be required in an amount of up to 115% with respect to the portion of the US Letter of Credit Usage allocable to the Specified US Letter of Credit for so long as its term is longer than 12 months (to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any US Letter of Credit Disbursement as and when such disbursement occurs and, if a Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such US Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (A)(i) hereof),

c. ratably, up to the amount (after taking into account any amounts previously paid pursuant to this clause c. during the continuation of the applicable Application Event) of the most recently established US Bank Product Reserve, which amount was established prior to the occurrence of, and not in contemplation of, the subject Application Event, to (I) ratably to the Bank Product Providers of US Bank Products (based on the US Bank Product Reserve established for each US Bank Product of such Bank Product Provider) up to the amounts then certified by each applicable Bank Product Provider to Agent (in form and substance satisfactory to Agent) to be due and payable to such Bank Product Provider on account of US Bank Product Obligations (but not in excess of the US Bank Product Reserve established for the US Bank Product Obligations of such Bank Product Provider), and (II) with any balance to be paid to Agent, to be held by Agent, for the ratable benefit (based on the US Bank Product Reserve established for each US Bank Product) of the Bank Product Providers for US Bank

Products, as cash collateral (which cash collateral may be released by Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to US Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such US Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such US Bank Product Obligations shall be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (A)(i) hereof),

xi. eleventh, to pay any US Obligations arising as a result of any guaranty by a US Loan Party of the Foreign Obligations (and if no amounts are due under any such guaranty, to cash collateralize the obligations under such guaranty unless the Canadian Revolver Commitments of Lenders to make Canadian Revolving Loans have terminated and the Foreign Obligations have been paid in full),

xii. twelfth, to pay any other US Obligations other than US Obligations owed to Defaulting Lenders (including being paid, ratably, to the Bank Product Providers on account of all amounts then due and payable in respect of US Bank Product Obligations, with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of the Bank Product Providers, as cash collateral (which cash collateral may be released by Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to US Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such US Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such US Bank Product Obligations shall be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (A)(i) hereof),

xiii. thirteenth, ratably to pay any US Obligations owed to Defaulting Lenders; and

xiv. fourteenth, to US Borrowers (to be wired to the US Designated Account) or such other Person entitled thereto under applicable law.

(B) All payments in respect of Foreign Obligations and all proceeds of Collateral securing the Foreign Obligations (other than Collateral also securing the US Obligations, which shall be applied first to the US Obligations) received by Agent shall be applied as follows:

i. first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents in respect of the Foreign Obligations, until paid in full,

ii. second, to pay any fees or premiums then due to Agent under the Loan Documents in respect of the Foreign Obligations until paid in full,

iii. third, to pay interest due in respect of all Canadian Protective Advances until paid in full,

iv. fourth, to pay the principal of all Canadian Protective Advances until paid in full,

v. fifth, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents in respect of the Foreign Obligations, until paid in full,

vi. sixth, ratably, to pay any fees or premiums then due to any of the Lenders under the Loan Documents in respect of the Foreign Obligations until paid in full,

vii. seventh, to pay interest accrued in respect of the Canadian Swing Loans until paid in full,

viii. eighth, to pay principal of all Canadian Swing Loans until paid in full,

ix. ninth, ratably, to pay interest accrued in respect of the Canadian Revolving Loans (other than Canadian Protective Advances) until paid in full,

x. tenth, ratably

a. to pay the principal of all Canadian Revolving Loans until paid in full,

b. to Agent, to be held by Agent for the ratable benefit of, Canadian Issuing Lender (and for the ratable benefit of each of the Lenders that have an obligation to pay to Agent, for the account of Canadian Issuing Lender, a share of each Canadian Letter of Credit Disbursement), as cash collateral in an amount up to 105% of the Canadian Letter of Credit Usage (to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any Canadian Letter of Credit Disbursement as and when such disbursement occurs and, if a Canadian Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (B)(i) hereof),

c. ratably, up to the amount (after taking into account any amounts previously paid pursuant to this clause c. during the continuation of the applicable Application Event) of the most recently established Canadian Bank Product Reserve, which amount was established prior to the occurrence of, and not in contemplation of, the subject Application Event, to (I) ratably to the Bank Product Providers of Canadian Bank Products (based on the Canadian Bank Product Reserve established for each Canadian Bank Product of each such Bank Product Provider) up to the amounts then certified by the applicable Bank Product Provider to Agent (in form and substance satisfactory to Agent) to be due and payable to such Bank Product Provider on account of Canadian Bank Product Obligations (but not in excess of the Canadian Bank Product Reserve established for the Canadian Bank Product Obligations of such Bank Product Provider), and (II) with any balance to be paid to Agent, to be held by Agent, for the ratable benefit (based on the Canadian Bank Product Reserve established for each Canadian Bank Product) of the Bank Product Providers for Canadian Bank Products, as cash collateral (which cash collateral may be released by Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to Canadian Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such Canadian Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such Canadian Bank Product Obligations shall be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (B)(i) hereof),

xi. eleventh, ratably to pay any other Foreign Obligations other than Foreign Obligations owed to Defaulting Lenders (including being paid, ratably, to the Bank Product Providers on account of all amounts then due and payable in respect of Canadian Bank Product Obligations, with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of the Bank Product Providers, as cash collateral (which cash collateral may be released by Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to Canadian Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such Canadian Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such Canadian Bank Product Obligations shall be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (B)(i) hereof),

xii. twelfth, ratably to pay any Foreign Obligations owed to Defaulting Lenders; and

xiii. thirteenth, to Canadian Borrowers (to be wired to the Canadian Designated Account) or such other Person entitled thereto under applicable law.

(iii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(e).

(iv) In each instance, so long as no Application Event has occurred and is continuing, Section 2.4(b)(i) shall not apply to any payment made by Borrowers to Agent and specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.

(v) For purposes of Section 2.4(b)(ii), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(vi) In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, if the conflict relates to the provisions of Section 2.3(g) and this Section 2.4, then the provisions of Section 2.3(g) shall control and govern, and if otherwise, then the terms and provisions of this Section 2.4 shall control and govern.

(vii) Payments from US Loan Parties shall be deemed to be in respect of US Obligations and, except where the application of such payment is expressly indicated to apply to all Foreign Obligations (or all Foreign Obligations of a particular type) and payments from Canadian Loan Parties shall be deemed to be in respect of Canadian Obligations. If a payment is from proceeds of Collateral that secures both US Obligations and Foreign Obligations, or is a payment from a Person that is not organized under the laws of the United States or any state thereof but has guaranteed both the US Obligations and the Foreign Obligations, any such payment shall be, so long as no Application Event has occurred and is continuing, as specified by the Borrowers or, if not so specified or if an Application Event has occurred and is continuing, as determined by Agent (and in the absence of such determination, shall be assumed to be a payment in respect of US Obligations until the US Obligations are paid in full).

(c) Reduction of Revolver Commitments. The Revolver Commitments shall terminate on the Maturity Date or earlier termination thereof pursuant to the terms of this Agreement. Borrowers may reduce the US Revolver Commitments or the Canadian Revolver Commitments, as applicable, without premium or penalty, to an amount (which may be zero) not less than the sum of (A) the Revolver Usage as of such date, plus (B) the principal amount of all applicable Revolving Loans not yet made as to which a request has been given by Borrowers under Section 2.3(a) which has not been permitted by Agent to be revoked by the Borrowers, plus (C) the amount of all applicable Letters of Credit not yet issued as to which a request has been given by Borrowers pursuant to Section 2.11A(a) or 2.11B(a), as applicable. Each such reduction shall be in an amount which is not less than $25,000,000 (unless the applicable Revolver Commitments are being reduced to zero and the amount of the applicable Revolver Commitments in effect immediately prior to such reduction are less than $25,000,000), shall be made by providing not less than three Business Days prior written notice to Agent, and shall be irrevocable. The applicable Revolver Commitments, once reduced, may not be increased. A reduction of the US Revolver Commitments shall not automatically result in a reduction of the Canadian Revolver Commitments (unless the Borrowers so elect), provided that the Canadian Maximum Revolver Amount shall not at any time exceed 25% the amount of the US Revolver Commitments. Each such reduction of the applicable Revolver Commitments shall reduce the applicable Revolver Commitments of each Lender proportionately in accordance with its ratable share thereof. In connection with any reduction in the applicable Revolver Commitments prior to the Maturity Date, if any Loan Party or any of its Subsidiaries owns any Margin Stock, Borrowers shall deliver to Agent an updated Form U-1 (with sufficient additional originals thereof for each Lender), duly executed and delivered by the Borrowers, together with such other documentation as Agent shall reasonably request, in order to enable Agent and the Lenders to comply with any of the requirements under Regulations T, U or X of the ~~<Federal Reserve >~~Board of Governors.

(d) Optional Prepayments of Revolving Loans. The applicable Borrowers may prepay the principal of any US Revolving Loan or Canadian Revolving Loan, as applicable, at any time in whole or in part, without premium or penalty (but subject to the provisions of Section 2.12(c)).

(e) Mandatory Prepayments. If, at any time, (A) the US Revolver Usage on such date exceeds (B) the lesser of (x) the US Borrowing Base reflected in the Borrowing Base Certificate most recently delivered by Borrowers to Agent, or (y) the Maximum Revolver Amount, in all cases as adjusted for Reserves established by Agent in accordance with Section 2.1(e), then US Borrowers shall promptly, but in any event, within one Business Day, prepay the US Obligations in accordance with Section 2.4(f) in an aggregate amount equal to the amount of such excess. If, at any time, (A) the Dollar Equivalent of the Canadian Revolver Usage on such date exceeds (B) the lesser of (x) the Canadian Borrowing Base reflected in the Borrowing Base Certificate most recently delivered by Borrowers to Agent (including any excess arising as a result of fluctuations in exchange rates), or (y) the Canadian Maximum Revolver Amount, in all cases as adjusted for Reserves established by Agent in accordance with Section 2.1(e), then Canadian Borrowers shall promptly, but in any event, within one Business Day, prepay the Canadian Obligations in accordance with Section 2.4(f) in an aggregate amount equal to the amount of such excess. Within one Business Day of the date of receipt by any Loan Party or any of its Subsidiaries of the Net Cash Proceeds of a Permitted Sale Leaseback during a Cash Dominion Period (and at no other time), Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f) in an amount equal to 100% of such Net Cash Proceeds received by such Person in connection with such Permitted Sale Leaseback.

(f) Application of Payments. Each prepayment pursuant to the first and the last sentences of Section 2.4(e) shall, (1) so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the US Revolving Loans until paid in full, and second, to cash collateralize the US Letters of Credit in an amount equal to 105% of the then outstanding US Letter of Credit Usage, except for the Specified US Letter of Credit, which will be cash collateralized in an amount equal to 115% of its pro rata portion of the then outstanding US Letter of Credit Usage for so long as its term is longer than 12 months, and (2) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(ii). Each prepayment pursuant to the second sentence of Section 2.4(e) shall, (1) so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Canadian Revolving Loans until paid in full, and second, to cash collateralize the Canadian Letters of Credit in an amount equal to 105% of the then outstanding Canadian Letter of Credit Usage, and (2) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(ii).

2.5. Promise to Pay; Promissory Notes.

(a) Borrowers agree to pay the Lender Group Expenses owing by such Borrower on the earlier of (i) the first day of the month following the date on which the applicable Lender Group Expenses were first incurred, or (ii) the date on which demand therefor is made by Agent (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the applicable Loan Account pursuant to the provisions of Section 2.6(d) shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (ii)). US Borrowers promise to pay all of the Obligations (including principal, interest, premiums, if any, fees, costs, and expenses (including Lender Group Expenses)) in full on the Maturity Date or, if earlier, on the date on which the Obligations (other than the Bank Product Obligations) become due and payable pursuant to the terms of this Agreement. Canadian Borrowers promise to pay all of the Obligations (including principal, interest, premiums, if any, fees, costs, and expenses

(including Lender Group Expenses)) owing by such Canadian Borrowers in full on the Maturity Date or, if earlier, on the date on which such Obligations (other than the Bank Product Obligations) become due and payable pursuant to the terms of this Agreement. Borrowers agree that their obligations contained in this Section 2.5(a) shall survive payment or satisfaction in full of all other Obligations.

(b) Any Lender may request that any portion of its Commitments or the Loans made by it be evidenced by one or more promissory notes. In such event, the applicable Borrowers shall execute and deliver to such Lender the requested promissory notes payable to the order of such Lender in a form furnished by Agent and reasonably satisfactory to the applicable Borrowers. Thereafter, the portion of the Commitments and Loans evidenced by such promissory notes and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the order of the payee named therein.

2.6. Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.

(a) Interest Rates. Except as provided in Section 2.6(c), all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest as follows:

(i) all US Revolving Loans and all other US Obligations (except for undrawn US Letters of Credit) that have been charged to the US Loan Account pursuant to the terms hereof, shall bear interest as follows:

(A) if the relevant US Obligation is a Non-Base Rate Loan, at a per annum rate equal to ~~<the LIBOR Rate>~~Adjusted Term SOFR plus the Non-Base Rate Margin,

(B) if the relevant US Obligation is a Base Rate Loan, at a per annum rate equal to the US Base Rate plus the Revolver Base Rate Margin,

(C) otherwise, at a per annum rate equal to the US Base Rate plus the Revolver Base Rate Margin; and

(ii) all Canadian Revolving Loans and all other Canadian Obligations (except for undrawn Canadian Letters of Credit) that have been charged to the Canadian Loan Account pursuant to the terms hereof, shall bear interest as follows:

(A) if the relevant Canadian Obligation is a Non-Base Rate Loan in Canadian Dollars, at a per annum rate equal to the CDOR Rate plus the Non-Base Rate Margin,

(B) if the relevant Canadian Obligation is a Non-Base Rate Loan in Dollars, at a per annum rate equal to the ~~<LIBOR Rate>~~Adjusted Term SOFR plus the Non-Base Rate Margin,

(C) if the relevant Canadian Obligation is a Base Rate Loan in Canadian Dollars, at a per annum rate equal to the Canadian Base Rate plus the Base Rate Margin,

(D) if the relevant Canadian Obligation is a Base Rate Loan in Dollars, at a per annum rate equal to the US Base Rate plus the Base Rate Margin,

(E) if the relevant Canadian Obligation is otherwise a Canadian Obligation denominated in Canadian Dollars, at a per annum rate equal to the Canadian Base Rate plus the Base Rate Margin, and

(F) otherwise, at a per annum rate equal to the applicable US Base Rate plus the Base Rate Margin.

(b) Letter of Credit Fee. Borrowers shall pay Agent (for the ratable benefit of the Revolving Lenders), a Letter of Credit fee (the “Letter of Credit Fee”) (which fee shall be in addition to the fronting fees and commissions, other fees, charges and expenses set forth in Section 2.11A(k) and Section 2.11B(k), as applicable) in the Applicable Currency that shall accrue at a per annum rate equal to the Non-Base Rate Margin times the times the average amount of the Letter of Credit Usage in respect of which such Borrower is the account party during the immediately preceding quarter (or if an Event of Default has occurred, month).

(c) Default Rate. (i) Automatically upon the occurrence and during the continuation of an Event of Default under Section 8.4, 8.5 or 8.13 and (ii) upon the occurrence and during the continuation of any other Event of Default (other than an Event of Default under Section 8.4, 8.5 or 8.13), at the direction of Agent or the Required Lenders, and upon written notice by Agent to Borrowers of such direction (provided, that such notice shall not be required for any Event of Default under Section 8.1), (A) all Loans and all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest at a per annum rate equal to two percentage points above the per annum rate otherwise applicable thereunder, and (B) the Letter of Credit Fee shall be increased to two percentage points above the per annum rate otherwise applicable hereunder.

(d) Payment. Except to the extent provided to the contrary in Section 2.10, Section 2.11A(k), Section 2.11B(k) or Section 2.12(a), (i) all interest and all other fees payable hereunder or under any of the other Loan Documents (other than Letter of Credit Fees) shall be due and payable, in arrears, on the first day of each quarter; provided, that if an Event of Default has occurred and is continuing, such amounts shall be due and payable, in arrears, on the first day of each month, (ii) all Letter of Credit Fees payable hereunder, and all fronting fees and all commissions, other fees, charges and expenses provided for in Section 2.11A(k) or Section 2.11B(k) shall be due and payable, in arrears, on the first Business Day of each quarter; provided, that if an Event of Default has occurred and is continuing, such Letter of Credit Fees shall be due and payable, in arrears, on the first Business Day of each month, and (iii) all costs and expenses payable hereunder or under any of the other Loan Documents, and all other Lender Group Expenses shall be due and payable on the earlier of (x) the first day of the month following the date on which the applicable costs, expenses, or Lender Group Expenses were first incurred, or (y) the date on which demand therefor is made by Agent (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the applicable Loan Account pursuant to the provisions of the following sentence shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (y)). Borrowers hereby authorize Agent, from time to time without prior notice to Borrowers, to charge to the Loan Account of such Borrower

(A) on the first day of each quarter (or, if an Event of Default has occurred and is continuing, on the first day of each month), all interest accrued during the prior quarter (or if an Event of Default has occurred and is continuing, month) on the Revolving Loans for the account of such Borrower hereunder, (B) on the first Business Day of each quarter (or, if an Event of Default has occurred and is continuing, on the first Business Day of each month), all Letter of Credit Fees accrued or chargeable hereunder during the prior quarter (or, if an Event of Default has occurred and is continuing, during the prior month) for the account of such Borrower, (C) as and when incurred or accrued, all fees and costs provided for in Section 2.10(a) or (c) and owing by such Borrower, (D) on the first day of each quarter (or, if an Event of Default has occurred and is continuing, during the prior month), the Unused Line Fee accrued during the prior quarter (or if an Event of Default has occurred and is continuing, month) pursuant to Section 2.10(b) (it being understood that such fee is an obligation of US Borrowers and shall be charged to the US Loan Account), (E) as and when due and payable, all other fees payable hereunder or under any of the other Loan Documents by such Borrower, (F) as and when incurred or accrued, all other Lender Group Expenses owing by such Borrower, and (G) as and when due and payable all other payment obligations payable under any Loan Document or any Bank Product Agreement (including any amounts due and payable to the Bank Product Providers in respect of Bank Products) owing by such Borrower. All amounts (including interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable hereunder or under any other Loan Document or under any Bank Product Agreement) charged to the applicable Loan Account shall thereupon constitute Revolving Loans hereunder for the account of the applicable Borrower, shall constitute Obligations hereunder of such Borrower, and shall initially accrue interest at the rate then applicable to Revolving Loans that are Base Rate Loans (unless and until converted into Non-Base Rate Loans in accordance with the terms of this Agreement).

(e) Computation. All interest and fees chargeable under the Loan Documents shall be calculated on the basis of a 360 day year and actual days elapsed, other than for Base Rate Loans (including Canadian Revolving Loans bearing interest at the applicable Base Rate or CDOR Rate) which shall be calculated on the basis of 365 or 366 day year, as applicable, and actual days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

(f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, that anything contained herein to the contrary notwithstanding, but subject to Section 2.17 in the case of the Canadian Borrowers, if such rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the applicable Obligations to the extent of such excess.

(g) Term SOFR/Other Benchmark Conforming Changes. In connection with the use or administration of Term SOFR or any other Benchmark, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Agent will promptly notify Administrative Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR or any other Benchmark.

2.7. Crediting Payments. The receipt of any payment item by Agent shall not be required to be considered a payment on account unless such payment item is a wire transfer of immediately available funds in the Applicable Currency made to Agent’s Applicable Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into Agent’s Applicable Account on a Business Day on or before 4:30 p.m. If any payment item is received into Agent’s Applicable Account on a non-Business Day or after 4:30 p.m. on a Business Day (unless Agent, in its sole discretion, elects to credit it on the date received), it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

2.8. Designated Account. Agent is authorized to make the Revolving Loans and each Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d). US Borrowers agree to establish and maintain the US Designated Account with the US Designated Account Bank and Canadian Borrowers agree to establish and maintain the Canadian Designated Account with the Canadian Designated Bank, in each case, for the purpose of receiving the proceeds of the applicable Revolving Loans requested by such Borrower and made by Agent or the applicable Lenders hereunder. Unless otherwise agreed by Agent and Borrowers, any Revolving Loan or Swing Loan requested by Borrowers and made by Agent or the Lenders hereunder shall be made to the applicable Designated Account.

2.9. Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of US Borrowers (the “US Loan Account”) on which US Borrowers will be charged with all US Revolving Loans (including US Extraordinary Advances and US Swing Loans) made by Agent, Swing Lender, or the Lenders to US Borrowers or for US Borrowers’ account, the US Letters of Credit issued or arranged by Issuing Lender for US Borrowers’ account, and with all other payment US Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses of US Borrowers with respect thereto. Agent shall maintain an account on its books in the name of Canadian Borrowers (the “Canadian Loan Account”) on which Canadian Borrowers will be charged with all Canadian Revolving Loans (including Canadian Extraordinary Advances and Canadian Swing Loans) made by Agent, Swing Lender, or the Lenders to Canadian Borrowers or for Canadian Borrowers’ account, the Canadian Letters of Credit issued or arranged by Issuing Lender for Canadian Borrowers’ account, and with all other payment Canadian Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses of Canadian Borrowers with respect thereto. In accordance with Section

2.7, the applicable Loan Account will be credited with all payments received by Agent from the applicable Borrower or for the applicable Borrower’s account. Agent shall make available to Borrowers monthly statements regarding the Loan Accounts, including the principal amount of Revolving Loans, interest accrued hereunder, fees accrued or charged hereunder or under the other Loan Documents, and a summary itemization of all charges and expenses constituting Lender Group Expenses accrued hereunder or under the other Loan Documents, and each such statement, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 45 days after Agent first makes such a statement available to Borrowers, Borrowers shall deliver to Agent written objection thereto describing the error or errors contained in such statement.

2.10. Fees.

(a) Agent Fees. Borrowers shall pay to Agent, for the account of Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.

(b) Unused Line Fee. US Borrowers shall pay to Agent, for the ratable account of the Revolving Lenders with a US Revolver Commitment, an unused line fee (the “Unused Line Fee”) in an amount equal to the Applicable Unused Line Fee Percentage per annum times the result of (i) the aggregate amount of the US Revolver Commitments, less (ii) the sum of the Average US Revolver Usage (without giving effect to US Swing Loans) and the Average Canadian Revolver Usage (without giving effect to Canadian Swing Loans) during the immediately preceding month (or portion thereof), which Unused Line Fee shall be due and payable, in arrears, on the first day of each quarter (provided, that if an Event of Default has occurred and is continuing, such Unused Line Fee shall be due and payable, in arrears, on the first day of each month), from and after the Closing Date up to the first day of the quarter (provided, that if an Event of Default has occurred and is continuing, such Unused Line Fee shall be due and payable, in arrears, on the first day of each month) prior to the date on which the Obligations are paid in full, and on the date on which the Obligations are paid in full. For the avoidance of doubt, Swing Loans shall not reduce the amount of unused US Revolver Commitments solely for purposes of calculating the Unused Line Fee under this Section 2.10(b).

(c) Field Examination and Other Fees. Subject to Section 5.7(c) hereof, Borrowers shall pay to Agent, field examination, appraisal, and valuation fees and charges, as and when incurred or chargeable, as follows (i) a fee of $1,000 per day, per examiner, plus out-of-pocket expenses (including travel, meals, and lodging) for each field examination of any Loan Party or its Subsidiaries performed by or on behalf of Agent, and (ii) the reasonable fees, charges or expenses paid or incurred by Agent if it elects to employ the services of one or more third Persons to appraise the Collateral, or any portion thereof.

2.11A US Letters of Credit.

(a) Subject to the terms and conditions of this Agreement, upon the request of US Borrowers made in accordance herewith, and prior to the Maturity Date, US Issuing Lender agrees to issue a requested standby US Letter of Credit or a sight commercial US Letter of Credit for the account of US Borrowers or, for US Letters of Credit in an amount not to exceed the Dollar Equivalent of $~~<15,000,000>~~20,000,000 in the aggregate for all Letters of Credit issued for the account of a Subsidiary that is not a Loan Party, on the account of a Subsidiary of the Parent. By submitting a request to US Issuing Lender for the issuance of a US Letter of Credit, US Borrowers shall be deemed to have requested that a US Issuing Lender issue the requested US Letter of Credit. Each request for the issuance of a US Letter of Credit, or the amendment or extension of any outstanding US Letter of Credit, shall be (i) irrevocable and made in writing by an Authorized Person, (ii) delivered to Agent and US Issuing Lender via telefacsimile or other electronic method of transmission reasonably acceptable to Agent and US Issuing Lender and reasonably in advance of the requested date of issuance, amendment or extension, and (iii) subject to US Issuing Lender’s authentication procedures with results satisfactory to US Issuing Lender. Each such request shall be in form and substance reasonably satisfactory to Agent and US Issuing Lender and (i) shall specify (A) the amount of such US Letter of Credit, (B) the date of issuance, amendment or extension of such US Letter of Credit, (C) the proposed expiration date of such US Letter of Credit, (D) the name and address of the beneficiary of the US Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment or extension, identification of the US Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such US Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as Agent or US Issuing Lender may request or require, to the extent that such requests or requirements are consistent with the Issuer Documents that US Issuing Lender generally requests for US Letters of Credit in similar circumstances. US Issuing Lender’s records of the content of any such request will be conclusive. Anything contained herein to the contrary notwithstanding, US Issuing Lender may, but shall not be obligated to, issue a US Letter of Credit that supports the obligations of a US Loan Party or one of its Subsidiaries in respect of (x) a lease of real property to the extent that the face amount of such US Letter of Credit exceeds the highest rent (including all rent-like charges) payable under such lease for a period of one year, or (y) an employment contract to the extent that the face amount of such US Letter of Credit exceeds the highest compensation payable under such contract for a period of one year.

(b) US Issuing Lender shall have no obligation to issue a US Letter of Credit if any of the following would result after giving effect to the requested issuance:

(i) the US Letter of Credit Usage would exceed the Letter of Credit Sublimit minus the Dollar Equivalent of the Canadian Letter of Credit Usage, or

(ii) the US Letter of Credit Usage would exceed the Maximum Revolver Amount less the sum of the outstanding amount of US Revolving Loans (including US Swing Loans) and the Dollar Equivalent of the outstanding Canadian Revolving Loans (including Canadian Swing Loans) at such time, or

(iii) the US Letter of Credit Usage would exceed the US Borrowing Base at such time less the outstanding principal balance of the US Revolving Loans (inclusive of US Swing Loans) at such time.

(c) In the event there is a Defaulting Lender as of the date of any request for the issuance of a US Letter of Credit, US Issuing Lender shall not be required to issue or arrange for such US Letter of Credit to the extent (i) the Defaulting Lender’s US Letter of Credit Exposure with respect to such US Letter of Credit may not be reallocated pursuant to Section 2.3(g)(ii), or (ii) US Issuing Lender has not otherwise entered into arrangements reasonably satisfactory to it and US Borrowers to eliminate US Issuing Lender’s risk with respect to the participation in such US Letter of Credit of the Defaulting Lender, which arrangements may include US Borrowers cash collateralizing such Defaulting Lender’s US Letter of Credit Exposure in accordance with Section 2.3(g)(ii). Additionally, US Issuing Lender shall have no obligation to issue or extend a US Letter of Credit if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain US Issuing Lender from issuing such US Letter of Credit, or any law applicable to US Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over US Issuing Lender shall prohibit or request that US Issuing Lender refrain from the issuance of letters of credit generally or such US Letter of Credit in particular, (B) the issuance of such US Letter of Credit would violate one or more policies of US Issuing Lender applicable to letters of credit generally, or (C) amounts demanded to be paid under any US Letter of Credit will not or may not be in an Agreed L/C Currency.

(d) Any US Issuing Lender (other than Wells Fargo or any of its Affiliates) shall notify Agent in writing no later than the Business Day prior to the Business Day on which such US Issuing Lender issues any US Letter of Credit. In addition, each US Issuing Lender (other than Wells Fargo or any of its Affiliates) shall, on the first Business Day of each week, submit to Agent a report detailing the daily undrawn amount of each US Letter of Credit issued by such US Issuing Lender during the prior calendar week. US Borrowers and the Lender Group hereby acknowledge and agree that all Existing Letters of Credit shall constitute US Letters of Credit under this Agreement on and after the Closing Date with the same effect as if such Existing Letters of Credit were issued by US Issuing Lender at the request of US Borrowers on the Closing Date. Each US Letter of Credit shall be in form and substance reasonably acceptable to US Issuing Lender, including the requirement that the amounts payable thereunder must be payable in an Agreed L/C Currency. If US Issuing Lender makes a payment under a US Letter of Credit, US Borrowers shall pay to Agent an amount equal to the applicable US Letter of Credit Disbursement on the Business Day such US Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the US Letter of Credit Disbursement immediately and automatically shall be deemed to be a US Revolving Loan hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 3) and, initially, shall bear interest at the rate then applicable to US Revolving Loans that are Base Rate Loans. If a US Letter of Credit Disbursement is deemed to be a US Revolving Loan hereunder, US Borrowers’ obligation to pay the amount of such US Letter of Credit Disbursement to US Issuing Lender shall be automatically converted into an obligation to pay the resulting US Revolving Loan. Promptly following receipt by Agent of any payment from US Borrowers pursuant to this paragraph, Agent shall distribute such payment to US Issuing Lender or, to the extent that any Revolving Lenders have made payments pursuant to Section 2.11A(e) to reimburse US Issuing Lender, then to such Revolving Lenders and US Issuing Lender as their interests may appear.

(e) Promptly following receipt of a notice of a US Letter of Credit Disbursement pursuant to Section 2.11A(d), each Revolving Lender agrees to fund its Pro Rata Share of any US Revolving Loan deemed made pursuant to Section 2.11A(d) on the same terms and conditions as if US Borrowers had requested the amount thereof as a US Revolving Loan and Agent shall promptly pay to US Issuing Lender the amounts so received by it from the Revolving Lenders. By the issuance of a US Letter of Credit (or an amendment or extension of a US Letter of Credit) and without any further action on the part of US Issuing Lender or the Revolving

Lenders, US Issuing Lender shall be deemed to have granted to each Revolving Lender with a US Revolver Commitment, and each Revolving Lender with a US Revolver Commitment shall be deemed to have purchased, a participation in each US Letter of Credit issued by US Issuing Lender, in an amount equal to its Pro Rata Share of such US Letter of Credit, and each such Revolving Lender agrees to pay to Agent, for the account of US Issuing Lender, such Revolving Lender’s Pro Rata Share of any US Letter of Credit Disbursement made by US Issuing Lender under the applicable US Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender with a US Revolver Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of US Issuing Lender, such Revolving Lender’s Pro Rata Share of each US Letter of Credit Disbursement made by US Issuing Lender and not reimbursed by US Borrowers on the date due as provided in Section 2.11A(d), or of any reimbursement payment that is required to be refunded (or that Agent or US Issuing Lender elects, based upon the advice of counsel, to refund) to US Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to deliver to Agent, for the account of US Issuing Lender, an amount equal to its respective Pro Rata Share of each US Letter of Credit Disbursement pursuant to this Section 2.11A(e) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. If any such Revolving Lender fails to make available to Agent the amount of such Revolving Lender’s Pro Rata Share of a US Letter of Credit Disbursement as provided in this Section, such Revolving Lender shall be deemed to be a Defaulting Lender and Agent (for the account of US Issuing Lender) shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

(f) US Borrowers agree to indemnify, defend and hold harmless each Letter of Credit Related Person (to the fullest extent permitted by law) from and against any Letter of Credit Indemnified Costs, and which arise out of or in connection with, or as a result of:

(i) any US Letter of Credit or any pre-advice of its issuance;

(ii) any transfer, sale, delivery, surrender or endorsement (or lack thereof) of any Drawing Document at any time(s) held by any such Letter of Credit Related Person in connection with any US Letter of Credit;

(iii) any action or proceeding arising out of, or in connection with, any US Letter of Credit (whether administrative, judicial or in connection with arbitration), including any action or proceeding to compel or restrain any presentation or payment under any US Letter of Credit, or for the wrongful dishonor of, or honoring a presentation under, any US Letter of Credit;

(iv) any independent undertakings issued by the beneficiary of any US Letter of Credit;

(v) any unauthorized instruction or request made to US Issuing Lender in connection with any US Letter of Credit or requested US Letter of Credit, or any error, omission, interruption or delay in such instruction or request, whether transmitted by mail, courier, electronic transmission, SWIFT, or any other telecommunication including communications through a correspondent;

(vi) an adviser, confirmer or other nominated person seeking to be reimbursed, indemnified or compensated in connection with any US Letter of Credit;

(vii) any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee, assignee of US Letter of Credit proceeds or holder of an instrument or document;

(viii) the fraud, forgery or illegal action of parties in connection with a US Letter of Credit other than the Letter of Credit Related Person;

(ix) any prohibition on payment or delay in payment of any amount payable by US Issuing Lender to a beneficiary or transferee beneficiary of a US Letter of Credit arising out of Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions;

(x) US Issuing Lender’s performance of the obligations of a confirming institution or entity that wrongfully dishonors a confirmation;

(xi) Any foreign language translation provided to US Issuing Lender in connection with any US Letter of Credit;

(xii) Any foreign law or usage as it relates to US Issuing Lender’s issuance of a US Letter of Credit in support of a foreign guaranty including without limitation the expiration of such guaranty after the related US Letter of Credit expiration date and any resulting drawing paid by US Issuing Lender in connection therewith; or

(xiii) the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto governmental or regulatory authority or cause or event beyond the control of the Letter of Credit Related Person related to a US Letter of Credit;

provided, that such indemnity shall not be available to any Letter of Credit Related Person claiming indemnification under clauses (i) through (x) above to the extent that such Letter of Credit Indemnified Costs may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence, bad faith or willful misconduct of the Letter of Credit Related Person claiming indemnity. US Borrowers hereby agree to pay the Letter of Credit Related Person claiming indemnity on demand from time to time all amounts owing under this Section 2.11A(f). If and to the extent that the obligations of US Borrowers under this Section 2.11A(f) are unenforceable for any reason, US Borrowers agree to make the maximum contribution to the Letter of Credit Indemnified Costs permissible under applicable law. This indemnification provision shall survive termination of this Agreement and all US Letters of Credit.

(g) The liability of US Issuing Lender (or any other Letter of Credit Related Person) under, in connection with or arising out of any US Letter of Credit (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by US Borrowers that are caused by US Issuing Lender’s gross negligence, bad faith or willful misconduct in (i) honoring a presentation under a US Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such US Letter of Credit, (ii) failing to honor a presentation under a US Letter of Credit that strictly complies with the terms and conditions of such US Letter of Credit or (iii) retaining Drawing Documents presented under a US Letter of Credit. US Borrowers’ aggregate remedies against US Issuing Lender and any US Letter of Credit Related Person for wrongfully honoring a presentation under any US Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by US Borrowers to US Issuing Lender in respect of the honored presentation in connection with such US Letter of Credit under Section 2.11A(d), plus interest at the rate then applicable to US Revolving Loans that are Base Rate Loans hereunder. US Borrowers shall take action to avoid and mitigate the amount of any damages claimed against US Issuing Lender or any other US Letter of Credit Related Person, including by enforcing its rights against the beneficiaries of the US Letters of Credit. Any claim by US Borrowers under or in connection with any US Letter of Credit shall be reduced by an amount equal to the sum of (x) the amount (if any) saved by US Borrowers as a result of the breach or alleged wrongful conduct complained of, and (y) the amount (if any) of the loss that would have been avoided had US Borrowers taken all reasonable steps to mitigate any loss, and in case of a claim of wrongful dishonor, by specifically and timely authorizing US Issuing Lender to effect a cure.

(h) US Borrowers are responsible for the final text of the US Letter of Credit as issued by US Issuing Lender, irrespective of any assistance US Issuing Lender may provide such as drafting or recommending text or by US Issuing Lender’s use or refusal to use text submitted by US Borrowers. US Borrowers understand that the final form of any US Letter of Credit may be subject to such revisions and changes as are deemed necessary or appropriate by US Issuing Lender, and US Borrowers hereby consent to such revisions and changes not materially different from the application executed in connection therewith. US Borrowers are solely responsible for the suitability of the US Letter of Credit for US Borrowers’ purposes. If US Borrowers request US Issuing Lender to issue a US Letter of Credit for an affiliated or unaffiliated third party (a “Account Party”), (i) such Account Party shall have no rights against US Issuing Lender; (ii) US Borrowers shall be responsible for the application and obligations under this Agreement; and (iii) communications (including notices) related to the respective US Letter of Credit shall be among US Issuing Lender and US Borrowers. US Borrowers will examine the copy of the US Letter of Credit and any other documents sent by US Issuing Lender in connection therewith and shall promptly notify US Issuing Lender (not later than three (3) Business Days following US Borrowers’ receipt of documents from US Issuing Lender) of any non-compliance with US Borrowers’ instructions and of any discrepancy in any document under any presentment or other irregularity. US Borrowers understand and agree that US Issuing Lender is not required to extend the expiration date of any US Letter of Credit for any reason. With respect to any US Letter of Credit containing an “automatic amendment” to extend the expiration date of such US Letter of Credit, US Issuing Lender, in its sole and absolute discretion, may give notice of non-extension of such US Letter of Credit and, if US Borrowers do not at any time want the then current expiration date of such US Letter of Credit to be extended, US Borrowers will so notify Agent and US Issuing Lender at least 30 calendar days before US Issuing Lender is required to notify the beneficiary of such US Letter of Credit or any advising bank of such non-extension pursuant to the terms of such US Letter of Credit.

(i) US Borrowers’ reimbursement and payment obligations under this Section 2.11A are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including:

(i) any lack of validity, enforceability or legal effect of any US Letter of Credit, any Issuer Document, this Agreement or any Loan Document or any term or provision therein or herein;

(ii) payment against presentation of any draft, demand or claim for payment under any Drawing Document that does not comply in whole or in part with the terms of the applicable US Letter of Credit or which proves to be fraudulent, forged or invalid in any respect or any statement therein being untrue or inaccurate in any respect, or which is signed, issued or presented by a Person or a transferee of such Person purporting to be a successor or transferee of the beneficiary of such US Letter of Credit;

(iii) US Issuing Lender or any of its branches or Affiliates being the beneficiary of any US Letter of Credit;

(iv) US Issuing Lender or any correspondent honoring a drawing against a Drawing Document up to the amount available under any US Letter of Credit even if such Drawing Document claims an amount in excess of the amount available under the US Letter of Credit;

(v) the existence of any claim, set-off, defense or other right that any Parent or any of their Subsidiaries may have at any time against any beneficiary or transferee beneficiary, any assignee of proceeds, US Issuing Lender or any other Person;

(vi) US Issuing Lender or any correspondent honoring a drawing upon receipt of an electronic presentation under a US Letter of Credit requiring the same, regardless of whether the original Drawing Documents arrive at US Issuing Lender’s counters or are different from the electronic presentation;

(vii) any other event, circumstance or conduct whatsoever, whether or not similar to any of the foregoing that might, but for this Section 2.11A(i), constitute a legal or equitable defense to or discharge of, or provide a right of set-off against, Parents’ or any of their Subsidiaries’ reimbursement and other payment obligations and liabilities, arising under, or in connection with, any US Letter of Credit, whether against US Issuing Lender, the beneficiary or any other Person; or

(viii) the fact that any Default or Event of Default shall have occurred and be continuing;

provided, that subject to Section 2.11A(g) above, the foregoing shall not release US Issuing Lender from such liability to US Borrowers as may be determined in a final, non-appealable judgment of a court of competent jurisdiction against US Issuing Lender following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of US Borrowers to US Issuing Lender arising under, or in connection with, this Section 2.11A or any US Letter of Credit.

(j) Without limiting any other provision of this Agreement, US Issuing Lender and each other Letter of Credit Related Person (if applicable) shall not be responsible to US Borrowers for, and US Issuing Lender’s rights and remedies against US Borrowers and the obligation of US Borrowers to reimburse US Issuing Lender for each drawing under each US Letter of Credit shall not be impaired by:

(i) honor of a presentation under any US Letter of Credit that on its face substantially complies with the terms and conditions of such US Letter of Credit, even if the US Letter of Credit requires strict compliance by the beneficiary;

(ii) honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary;

(iii) acceptance as a draft of any written or electronic demand or request for payment under a US Letter of Credit, even if nonnegotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to the US Letter of Credit;

(iv) the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than US Issuing Lender’s determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of the US Letter of Credit);

(v) acting upon any instruction or request relative to a US Letter of Credit or requested US Letter of Credit that US Issuing Lender in good faith believes to have been given by a Person authorized to give such instruction or request;

(vi) any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice to any US Borrower;

(vii) any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between any beneficiary and any Borrower or any of the parties to the underlying transaction to which the US Letter of Credit relates;

(viii) assertion or waiver of any provision of the ISP or UCP that primarily benefits an issuer of a letter of credit, including any requirement that any Drawing Document be presented to it at a particular hour or place;

(ix) payment to any presenting bank (designated or permitted by the terms of the applicable US Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard Letter of Credit Practice applicable to it;

(x) acting or failing to act as required or permitted under Standard Letter of Credit Practice applicable to where US Issuing Lender has issued, confirmed, advised or negotiated such US Letter of Credit, as the case may be;

(xi) honor of a presentation after the expiration date of any US Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by US Issuing Lender if subsequently US Issuing Lender or any court or other finder of fact determines such presentation should have been honored;

(xii) dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or

(xiii) honor of a presentation that is subsequently determined by US Issuing Lender to have been made in violation of international, federal, state or local restrictions on the transaction of business with certain prohibited Persons.

(k) US Borrowers shall pay promptly (and in any event within one Business Day) upon demand to Agent for the account of US Issuing Lender as non-refundable fees, commissions, and charges (it being acknowledged and agreed that any charging of such fees, commissions, and charges to the US Loan Account pursuant to the provisions of Section 2.6(d) shall be deemed to constitute a demand for payment thereof for the purposes of this Section 2.11A(k)): (i) a fronting fee which shall be imposed by US Issuing Lender of 0.125% per annum times the average amount of the US Letter of Credit Usage during the immediately preceding quarter (or if an Event of Default has occurred, month) (or portion thereof), plus (ii) any and all other customary commissions, fees and charges then in effect imposed by, and any and all expenses incurred by, US Issuing Lender, or by any adviser, confirming institution or entity or other nominated person, relating to US Letters of Credit, at the time of issuance of any US Letter of Credit and upon the occurrence of any other activity with respect to any US Letter of Credit (including transfers, assignments of proceeds, amendments, drawings, extensions or cancellations). Notwithstanding the foregoing, if US Issuing Lender is a Person other than Wells Fargo, all fronting fees payable in respect of US Letters of Credit issued by such US Issuing Lender shall be paid by US Borrowers promptly upon written demand directly to such US Issuing Lender for its own account.

(l) If by reason of (x) any Change in Law, or (y) compliance by US Issuing Lender or any other member of the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Board of Governors as from time to time in effect (and any successor thereto):

(i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any US Letter of Credit issued or caused to be issued hereunder or hereby, or any US Loans or obligations to make US Loans hereunder or hereby, or

(ii) there shall be imposed on US Issuing Lender or any other member of the Lender Group any other condition regarding any US Letter of Credit, US Loans or obligations to make US Loans hereunder,

and the result of the foregoing is to increase, directly or indirectly, the cost to US Issuing Lender or any other member of the Lender Group of issuing, making, participating in, or maintaining any US Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify US Borrowers in writing, and US Borrowers shall pay within 30 days after demand therefor, such amounts as Agent may specify to be necessary to compensate US Issuing Lender or any other member of the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to US Revolving Loans that are Base Rate Loans hereunder; provided, that (A) US Borrowers shall not be required to provide any compensation pursuant to this Section 2.11A(l) for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to US Borrowers, and (B) if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The determination by Agent of any amount due pursuant to this Section 2.11A(l), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

(m) Each standby US Letter of Credit shall expire not later than the date that is 12 months after the date of the issuance of such US Letter of Credit, except for the Specified US Letter of Credit which shall expire not later than the date that is three years after the date of its issuance; provided, that any standby US Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to one year in duration; provided further, that with respect to any US Letter of Credit which extends beyond the Maturity Date, Letter of Credit Collateralization shall be provided therefor on or before the date that is five Business Days prior to the Maturity Date. Each commercial US Letter of Credit shall expire on the earlier of (i) 120 days after the date of the issuance of such commercial US Letter of Credit and (ii) five Business Days prior to the Maturity Date.

(n) If (i) any Event of Default shall occur and be continuing, or (ii) US Availability shall at any time be less than zero, then on the Business Day following the date when the Administrative Borrower receives notice from Agent or the Required Lenders (or, if the maturity of the Obligations has been accelerated, Revolving Lenders with US Letter of Credit Exposure representing greater than 50% of the total US Letter Credit Exposure) demanding Letter of Credit Collateralization pursuant to this Section 2.11A(n) upon such demand, US Borrowers shall provide Letter of Credit Collateralization with respect to the then existing US Letter of Credit Usage.

(o) Unless otherwise expressly agreed by US Issuing Lender and US Borrowers when a US Letter of Credit is issued (including any such agreement applicable to an Existing US Letter of Credit), (i) the rules of the ISP shall apply to each standby US Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial US Letter of Credit.

(p) US Issuing Lender shall be deemed to have acted with due diligence and reasonable care if US Issuing Lender’s conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement.

(q) In the event of a direct conflict between the provisions of this Section 2.11A and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.11A shall control and govern.

(r) The provisions of this Section 2.11A shall survive the termination of this Agreement and the repayment in full of the Obligations with respect to any US Letters of Credit that remain outstanding.

(s) At US Borrowers’ costs and expense, US Borrowers shall execute and deliver to US Issuing Lender such additional certificates, instruments and/or documents and take such additional action as may be reasonably requested by US Issuing Lender to enable US Issuing Lender to issue any US Letter of Credit pursuant to this Agreement and related Issuer Document, to protect, exercise and/or enforce US Issuing Lenders’ rights and interests under this Agreement or to give effect to the terms and provisions of this Agreement or any Issuer Document. Each US Borrower irrevocably appoints US Issuing Lender as its attorney-in-fact and authorizes US Issuing Lender, without notice to US Borrowers, to execute and deliver ancillary documents and letters customary in the letter of credit business that may include but are not limited to advisements, indemnities, checks, bills of exchange and issuance documents. The power of attorney granted by the US Borrowers is limited solely to such actions related to the issuance, confirmation or amendment of any US Letter of Credit and to ancillary documents or letters customary in the letter of credit business. This appointment is coupled with an interest.

2.11B Canadian Letters of Credit.

(a) Subject to the terms and conditions of this Agreement, upon the request of Canadian Borrowers made in accordance herewith, and prior to the Maturity Date, Canadian Issuing Lender agrees to issue or, if Canadian Issuing Lender is WF Canada, to cause a Canadian Underlying Issuer (including as Canadian Issuing Lender’s agent) to issue, a requested standby Canadian Letter of Credit or a sight commercial Canadian Letter of Credit for the account of Canadian Borrowers or, for Canadian Letters of Credit in an amount not to exceed the Dollar Equivalent of $5,000,000 in the aggregate for all Letters of Credit issued for the account of a Subsidiary that is not a Loan Party, on the account of a Subsidiary of the Parent. If Canadian Issuing Lender is WF Canada, it may, at its option, elect to cause a Canadian Underlying Issuer to issue a requested Canadian Letter of Credit. If WF Canada makes such election, it agrees that it will enter into arrangements relative to the reimbursement of such Canadian Underlying Issuer (which may include, among other means, by becoming an applicant with respect to such Canadian Letter of Credit or entering into undertakings or other arrangements that provide for reimbursement of such Canadian Underlying Issuer with respect to such drawings under Canadian Letter of Credit; each such obligation or undertaking, irrespective of whether in writing, a “Canadian Reimbursement Undertaking”) with respect to Canadian Letters of Credit issued by such Canadian Underlying Issuer for the account of Canadian Borrowers. By submitting a request to Canadian Issuing Lender for the issuance of a Canadian Letter of Credit, Canadian Borrowers shall be deemed to have requested that (x) a Canadian Issuing Lender issue the requested Canadian Letter of Credit or (y) in the case in which WF Canada is the Canadian Issuing Lender a Canadian Underlying Issuer issue the requested Canadian Letter of Credit (and, in such case, to have requested WF Canada to issue a Canadian Reimbursement Undertaking with respect to such requested Canadian Letter of Credit). Each request for the issuance of a Canadian Letter of Credit, or the amendment or extension of any outstanding Canadian Letter of Credit, shall be (i) irrevocable and made in writing by an Authorized Person, (ii) delivered to Agent and Canadian Issuing Lender via telefacsimile or other electronic method of transmission reasonably acceptable to Agent and Canadian Issuing Lender and reasonably in advance of the requested date of issuance, amendment or extension, and (iii) subject to Canadian Issuing Lender’s authentication procedures with results satisfactory to Canadian Issuing Lender. Each such request shall be in form and substance reasonably satisfactory to Agent and Canadian Issuing Lender and (i) shall specify (A) the amount of such Canadian Letter of Credit and whether to be issued in Dollars or Canadian Dollars, (B) the date of issuance, amendment or extension of such Canadian Letter of Credit, (C) the proposed expiration date of such Canadian Letter of Credit, (D) the name and address of the beneficiary of the Canadian Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment or extension, identification of the Canadian Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Canadian Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as Agent, Canadian Issuing Lender or Canadian Underlying Issuer may request or require, to the extent that such requests or requirements are consistent with the Issuer Documents that Canadian Issuing Lender or Canadian Underlying Issuer generally requests for Canadian Letters of Credit in similar circumstances. Canadian Issuing Lender’s records of the content of any such request will be conclusive. Anything contained herein to the contrary notwithstanding, Canadian Issuing Lender may, but shall not be obligated to, issue a Canadian Letter of Credit that supports the obligations of a Canadian Loan Party or one of its Subsidiaries in respect of (x) a lease of real property to the extent that the face amount of such Canadian Letter of Credit exceeds the highest rent (including all rent-like charges) payable under such lease for a period of one year, or (y) an employment contract to the extent that the face amount of such Canadian Letter of Credit exceeds the highest compensation payable under such contract for a period of one year.

(b) Canadian Issuing Lender shall have no obligation to issue a Canadian Letter of Credit or a Canadian Reimbursement Undertaking in respect of a Canadian Letter of Credit, in either case, if any of the following would result after giving effect to the requested issuance:

(i) the Dollar Equivalent of the Canadian Letter of Credit Usage would exceed the Letter of Credit Sublimit minus the US Letter of Credit Usage, or

(ii) the Dollar Equivalent of the Canadian Letter of Credit Usage would exceed the Canadian Maximum Revolver Amount less the Dollar Equivalent of the outstanding Canadian Revolving Loans (including Canadian Swing Loans) at such time, or

(iii) the Dollar Equivalent of the Canadian Letter of Credit Usage would exceed the Canadian Borrowing Base at such time less the outstanding principal balance of the Dollar Equivalent of the Canadian Revolving Loans (inclusive of Canadian Swing Loans) at such time, or

(iv) the Dollar Equivalent of the Canadian Letter of Credit Usage would exceed the Maximum Revolver Amount less the sum of the Dollar Equivalent of the outstanding Canadian Revolving Loans and the US Revolver Usage, or

(v) the Dollar Equivalent of the Canadian Letter of Credit Usage would exceed $5,000,000.

(c) In the event there is a Defaulting Lender as of the date of any request for the issuance of a Canadian Letter of Credit, Canadian Issuing Lender shall not be required to issue or arrange for such Canadian Letter of Credit or any applicable Canadian Reimbursement Undertaking to the extent (i) the Defaulting Lender’s Canadian Letter of Credit Exposure with respect to such Canadian Letter of Credit may not be reallocated pursuant to Section 2.3(g)(ii), or (ii) Canadian Issuing Lender has not otherwise entered into arrangements reasonably satisfactory to it and Canadian Borrowers to eliminate Canadian Issuing Lender’s risk with respect to the participation in such Canadian Letter of Credit or any applicable Canadian Reimbursement Undertaking of the Defaulting Lender, which arrangements may include Canadian Borrowers cash collateralizing such Defaulting Lender’s Canadian Letter of Credit Exposure in accordance with Section 2.3(g)(ii). Additionally, Canadian Issuing Lender shall have no obligation to issue or extend a Canadian Letter of Credit or a Canadian Reimbursement Undertaking in respect of a Canadian Letter of Credit if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain Canadian Issuing Lender from issuing such Canadian Letter of Credit or a Canadian Reimbursement Undertaking, or a Canadian Underlying Issuer from issuing such Canadian Letter of Credit, or any law applicable to Canadian Issuing Lender or Canadian Underlying Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Canadian Issuing Lender or Canadian Underlying Issuer shall prohibit or request that Canadian Issuing Lender or Canadian Underlying Issuer refrain from the issuance of letters of credit generally or such Canadian Letter of Credit or a Canadian Reimbursement Undertaking in particular, (B) the issuance of such Canadian Letter of Credit or Canadian Reimbursement Undertaking would violate one or more policies of Canadian Issuing Lender or Canadian Underlying Issuer applicable to letters of credit generally, or (C) amounts demanded to be paid under any Canadian Letter of Credit will not or may not be in United States Dollars or Canadian Dollars.

(d) Any Canadian Issuing Lender (other than WF Canada or any of its Affiliates) shall notify Agent in writing no later than the Business Day prior to the Business Day on which such Canadian Issuing Lender issues any Canadian Letter of Credit or Canadian Reimbursement Undertaking. In addition, each Canadian Issuing Lender (other than WF Canada or any of its Affiliates) shall, on the first Business Day of each week, submit to Agent a report detailing the daily undrawn amount of each Canadian Letter of Credit issued by such Canadian Issuing Lender during the prior calendar week. Each Canadian Letter of Credit shall be in form and substance reasonably acceptable to Canadian Issuing Lender and Canadian Underlying Issuer, including the requirement that the amounts payable thereunder must be payable in Dollars or Canadian Dollars. If Canadian Issuing Lender makes a payment under a Canadian Letter of Credit or a Canadian Reimbursement Undertaking, Canadian Borrowers shall pay to Agent an amount equal to the applicable Canadian Letter of Credit Disbursement on the Business Day such Canadian Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Canadian Letter of Credit Disbursement immediately and automatically shall be deemed to be a Canadian Revolving Loan hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 3) and, initially, shall bear interest at the rate then applicable to Canadian Revolving Loans that are Base Rate Loans. If a Canadian Letter of Credit Disbursement is deemed to be a Canadian Revolving Loan hereunder, Canadian Borrowers’ obligation to pay the amount of such Canadian Letter of Credit Disbursement to Canadian Issuing Lender shall be automatically converted into an obligation to pay the resulting Canadian Revolving Loan. Promptly following receipt by Agent of any payment from Canadian Borrowers pursuant to this paragraph, Agent shall distribute such payment to Canadian Issuing Lender or, to the extent that any Revolving Lenders have made payments pursuant to Section 2.11B(e) to reimburse Canadian Issuing Lender, then to such Revolving Lenders and Canadian Issuing Lender as their interests may appear.

(e) Promptly following receipt of a notice of a Canadian Letter of Credit Disbursement pursuant to Section 2.11B(d), each Revolving Lender agrees to fund its Pro Rata Share of any Canadian Revolving Loan deemed made pursuant to Section 2.11B(d) on the same terms and conditions as if Canadian Borrowers had requested the amount thereof as a Canadian Revolving Loan and Agent shall promptly pay to Canadian Issuing Lender the amounts so received by it from the Revolving Lenders. By the issuance of a Canadian Letter of Credit or Canadian Reimbursement Undertaking (or an amendment or extension of a Canadian Letter of Credit or Canadian Reimbursement Undertaking) and without any further action on the part of Canadian Issuing Lender or the Revolving Lenders, Canadian Issuing Lender shall be deemed to have granted to each Revolving Lender with a Canadian Revolver Commitment, and each Revolving Lender with a Canadian Revolver Commitment shall be deemed to have purchased, a participation in each Canadian Letter of Credit issued by Canadian Issuing Lender and each Canadian Reimbursement Undertaking, in an amount equal to its Pro Rata Share of such Canadian Letter of Credit or Canadian Reimbursement Undertaking, and each such Revolving Lender agrees to pay to Agent, for the account of Canadian Issuing Lender, such Revolving Lender’s Pro Rata Share of any Canadian Letter of Credit Disbursement made by Canadian Issuing Lender under the applicable Canadian Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender with a Canadian Revolver Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of Canadian Issuing Lender, such Revolving Lender’s Pro Rata Share of each Canadian Letter of Credit Disbursement made by Canadian Issuing Lender and not reimbursed by Canadian Borrowers on the date due as provided in Section 2.11B(d), or of any reimbursement payment that is required to be refunded (or that Agent or Canadian Issuing Lender elects, based upon the advice of counsel, to refund) to Canadian Borrowers for any reason. Each Revolving Lender with a Canadian Revolver Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of Canadian Issuing Lender, an amount equal to its respective Pro Rata Share of each Canadian Letter of Credit Disbursement pursuant to this Section 2.11B(e) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. If any such Revolving Lender fails to make available to Agent the amount of such Revolving Lender’s Pro Rata Share of a Canadian Letter of Credit Disbursement as provided in this Section, such Revolving Lender shall be deemed to be a Defaulting Lender and Agent (for the account of Canadian Issuing Lender) shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

(f) Canadian Borrowers agree to indemnify, defend and hold harmless each Letter of Credit Related Person (to the fullest extent permitted by law) from and against any Letter of Credit Indemnified Costs, and which arise out of or in connection with, or as a result of:

(i) any Canadian Letter of Credit or Canadian Reimbursement Undertaking or any pre-advice of its issuance;

(ii) any transfer, sale, delivery, surrender or endorsement (or lack thereof) of any Drawing Document at any time(s) held by any such Letter of Credit Related Person in connection with any Canadian Letter of Credit or Canadian Reimbursement Undertaking;

(iii) any action or proceeding arising out of, or in connection with, any Canadian Letter of Credit or Canadian Reimbursement Undertaking (whether administrative, judicial or in connection with arbitration), including any action or proceeding to compel or restrain any presentation or payment under any Canadian Letter of Credit or Canadian Reimbursement Undertaking, or for the wrongful dishonor of, or honoring a presentation under, any Canadian Letter of Credit;

(iv) any independent undertakings issued by the beneficiary of any Canadian Letter of Credit;

(v) any unauthorized instruction or request made to Canadian Issuing Lender or Canadian Underlying Issuer in connection with any Canadian Letter of Credit or Canadian Reimbursement Undertaking or requested Canadian Letter of Credit or Canadian Reimbursement Undertaking, or any error, omission, interruption or delay in such instruction or request, whether transmitted by mail, courier, electronic transmission, SWIFT, or any other telecommunication including communications through a correspondent;

(vi) an adviser, confirmer or other nominated person seeking to be reimbursed, indemnified or compensated in connection with any Canadian Letter of Credit or Canadian Reimbursement Undertaking;

(vii) any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee, assignee of Canadian Letter of Credit proceeds or holder of an instrument or document;

(viii) the fraud, forgery or illegal action of parties in connection with a Canadian Letter of Credit or Canadian Reimbursement Undertaking other than the Letter of Credit Related Person;

(ix) any prohibition on payment or delay in payment of any amount payable by Canadian Issuing Lender or Canadian Underlying Issuer to a beneficiary or transferee beneficiary of a Canadian Letter of Credit or Canadian Reimbursement Undertaking arising out of Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions;

(x) Canadian Issuing Lender’s or Canadian Underlying Issuer’s performance of the obligations of a confirming institution or entity that wrongfully dishonors a confirmation in connection with a Canadian Letter of Credit;

(xi) Any foreign language translation provided to Canadian Issuing Lender in connection with any Canadian Letter of Credit;

(xii) Any foreign law or usage as it relates to Canadian Issuing Lender’s or Canadian Underlying Issuer’s issuance of a Canadian Letter of Credit or Canadian Reimbursement Undertaking in support of a foreign guaranty including without limitation the expiration of such guaranty after the related Canadian Letter of Credit or Canadian Reimbursement Undertaking expiration date and any resulting drawing paid by Canadian Issuing Lender or Canadian Underlying Issuer in connection therewith; or

(xiii) the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto governmental or regulatory authority or cause or event beyond the control of the Letter of Credit Related Person related to a Canadian Letter of Credit or Canadian Reimbursement Undertaking;

provided, that such indemnity shall not be available to any Letter of Credit Related Person claiming indemnification under clauses (i) through (x) above to the extent that such Letter of Credit Indemnified Costs may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence, bad faith or willful misconduct of the Letter of Credit Related Person claiming indemnity. Canadian Borrowers hereby agree to pay the Letter of Credit Related Person claiming indemnity on demand from time to time all amounts owing under this Section 2.11B(f). If and to the extent that the obligations of Canadian Borrowers under this Section 2.11B(f) are unenforceable for any reason, Canadian Borrowers agree to make the maximum contribution to the Letter of Credit Indemnified Costs permissible under applicable law. This indemnification provision shall survive termination of this Agreement and all Canadian Letters of Credit or Canadian Reimbursement Undertakings.

(g) The liability of Canadian Issuing Lender (or any other Letter of Credit Related Person) under, in connection with or arising out of any Canadian Letter of Credit or Canadian Reimbursement Undertaking (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by Canadian Borrowers that are caused by Canadian Issuing Lender’s gross negligence, bad faith or willful misconduct in (i) honoring a presentation under a Canadian Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Canadian Letter of Credit, (ii) failing to honor a presentation under a Canadian Letter of Credit that strictly complies with the terms and conditions of such Canadian Letter of Credit or (iii) retaining Drawing Documents presented under a Canadian Letter of Credit. Canadian Borrowers’ aggregate remedies against Canadian Issuing Lender and any Canadian Letter of Credit Related Person for wrongfully honoring a presentation under any Canadian Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by Canadian Borrowers to Canadian Issuing Lender in respect of the honored presentation in connection with such Canadian Letter of Credit under Section 2.11B(d), plus interest at the rate then applicable to Canadian Revolving Loans that are Base Rate Loans hereunder. Canadian Borrowers shall take action to avoid and mitigate the amount of any damages claimed against Canadian Issuing Lender or any other Canadian Letter of Credit Related Person, including by enforcing its rights against the beneficiaries of the Canadian Letters of Credit. Any claim by Canadian Borrowers under or in connection with any Canadian Letter of Credit shall be reduced by an amount equal to the sum of (x) the amount (if any) saved by Canadian Borrowers as a result of the breach or alleged wrongful conduct complained of, and (y) the amount (if any) of the loss that would have been avoided had Canadian Borrowers taken all reasonable steps to mitigate any loss, and in case of a claim of wrongful dishonor, by specifically and timely authorizing Canadian Issuing Lender or Canadian Underlying Issuer to effect a cure.

(h) Canadian Borrowers are responsible for the final text of the Canadian Letter of Credit as issued by Canadian Issuing Lender or Canadian Underlying Issuer, irrespective of any assistance Canadian Issuing Lender or Canadian Underlying Issuer may provide such as drafting or recommending text or by Canadian Issuing Lender’s or Canadian Underlying Issuer’s use or refusal to use text submitted by Canadian Borrowers. Canadian Borrowers understand that the final form of any Canadian Letter of Credit may be subject to such revisions and changes as are deemed necessary or appropriate by Canadian Issuing Lender or Canadian Underlying Issuer, and Canadian Borrowers hereby consent to such revisions and changes not materially different from the application executed in connection therewith. Canadian Borrowers are solely responsible for the suitability of the Canadian Letter of Credit for Canadian Borrowers’ purposes. If Canadian Borrowers request Canadian Issuing Lender to issue a Canadian Letter of Credit for an Account Party, (i) such Account Party shall have no rights against Canadian Issuing Lender or Canadian Underlying Issuer; (ii) Canadian Borrowers shall be responsible for the application and obligations under this Agreement; and (iii) communications (including notices) related to the respective Canadian Letter of Credit shall be among Canadian Issuing Lender, Canadian Underlying Issuer and Canadian Borrowers. Canadian Borrowers will examine the copy of the Canadian Letter of Credit and any other documents sent by Canadian Issuing Lender in connection therewith and shall promptly notify Canadian Issuing Lender (not later than three (3) Business Days following Canadian Borrowers’ receipt of documents from Canadian Issuing Lender) of any non-compliance with Canadian Borrowers’ instructions and of any discrepancy in any document under any presentment or other irregularity. Canadian Borrowers understand and agree that neither Canadian Issuing Lender nor Canadian Underlying Issuer is required to extend the expiration date of any Canadian Letter of Credit or Canadian Reimbursement Undertaking for any reason. With respect to any Canadian Letter of Credit or Canadian Reimbursement Undertaking containing an “automatic amendment” to extend the expiration date of such Canadian Letter of Credit or Canadian Reimbursement Undertaking, Canadian Issuing Lender or Canadian Underlying Issuer, in its sole and absolute discretion, may give notice of non-extension of such Canadian Letter of Credit or Canadian Reimbursement Undertaking and, if Canadian Borrowers do not at any time want the then current expiration date of such Canadian Letter of Credit or Canadian Reimbursement Undertaking to be extended, Canadian Borrowers will so notify Agent and Canadian Issuing Lender at least 30 calendar days before Canadian Issuing Lender is required to notify the beneficiary of such Canadian Letter of Credit or any advising bank of such non-extension pursuant to the terms of such Canadian Letter of Credit.

(i) Canadian Borrowers’ reimbursement and payment obligations under this Section 2.11B are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including:

(i) any lack of validity, enforceability or legal effect of any Canadian Letter of Credit, any Canadian Reimbursement Undertaking, any Issuer Document, this Agreement or any Loan Document or any term or provision therein or herein;

(ii) payment against presentation of any draft, demand or claim for payment under any Drawing Document that does not comply in whole or in part with the terms of the applicable Canadian Letter of Credit or which proves to be fraudulent, forged or invalid in any respect or any statement therein being untrue or inaccurate in any respect, or which is signed, issued or presented by a Person or a transferee of such Person purporting to be a successor or transferee of the beneficiary of such Canadian Letter of Credit;

(iii) Canadian Issuing Lender or any of its branches or Affiliates or Canadian Underlying Issuer being the beneficiary of any Canadian Letter of Credit;

(iv) Canadian Issuing Lender or any correspondent or Canadian Underlying Issuer honoring a drawing against a Drawing Document up to the amount available under any Canadian Letter of Credit even if such Drawing Document claims an amount in excess of the amount available under the Canadian Letter of Credit;

(v) the existence of any claim, set-off, defense or other right that any Parent or any of their Subsidiaries may have at any time against any beneficiary or transferee beneficiary, any assignee of proceeds, Canadian Issuing Lender, Canadian Underlying Issuer or any other Person;

(vi) Canadian Issuing Lender or any correspondent or Canadian Underling Issuer honoring a drawing upon receipt of an electronic presentation under a Canadian Letter of Credit or Canadian Reimbursement Undertaking requiring the same, regardless of whether the original Drawing Documents arrive at Canadian Issuing Lender’s or Canadian Underlying Issuer’s counters or are different from the electronic presentation;

(vii) any other event, circumstance or conduct whatsoever, whether or not similar to any of the foregoing that might, but for this Section 2.11B(i), constitute a legal or equitable defense to or discharge of, or provide a right of set-off against, Parents’ or any of their Subsidiaries’ reimbursement and other payment obligations and liabilities, arising under, or in connection with, any Canadian Letter of Credit, whether against Canadian Issuing Lender, Canadian Underlying Issuer, the beneficiary or any other Person; or

(viii) the fact that any Default or Event of Default shall have occurred and be continuing;

provided, that subject to Section 2.11B(g) above, the foregoing shall not release Canadian Issuing Lender or Canadian Underlying Issuer from such liability to Canadian Borrowers as may be determined in a final, non-appealable judgment of a court of competent jurisdiction against Canadian Issuing Lender or Canadian Underlying Issuer following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of Canadian Borrowers to Canadian Issuing Lender arising under, or in connection with, this Section 2.11B or any Canadian Letter of Credit or Canadian Reimbursement Undertaking or its correspondent.

(j) Without limiting any other provision of this Agreement, Canadian Issuing Lender and each other Letter of Credit Related Person (if applicable) shall not be responsible to Canadian Borrowers for, and Canadian Issuing Lender’s rights and remedies against Canadian Borrowers and the obligation of Canadian Borrowers to reimburse Canadian Issuing Lender for each drawing under each Canadian Letter of Credit and each Canadian Reimbursement Undertaking shall not be impaired by:

(i) honor of a presentation under any Canadian Letter of Credit that on its face substantially complies with the terms and conditions of such Canadian Letter of Credit, even if the Canadian Letter of Credit requires strict compliance by the beneficiary;

(ii) honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary;

(iii) acceptance as a draft of any written or electronic demand or request for payment under a Canadian Letter of Credit, even if nonnegotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to the Canadian Letter of Credit;

(iv) the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than Canadian Issuing Lender’s or Canadian Underlying Issuer’s determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of the Canadian Letter of Credit);

(v) acting upon any instruction or request relative to a Canadian Letter of Credit or requested Canadian Letter of Credit that each of Canadian Issuing Lender and Canadian Underlying Issuer in good faith believes to have been given by a Person authorized to give such instruction or request;

(vi) any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice to any Canadian Borrower;

(vii) any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between any beneficiary and any Borrower or any of the parties to the underlying transaction to which the Canadian Letter of Credit relates;

(viii) assertion or waiver of any provision of the ISP or UCP that primarily benefits an issuer of a letter of credit, including any requirement that any Drawing Document be presented to it at a particular hour or place;

(ix) payment to any presenting bank (designated or permitted by the terms of the applicable Canadian Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard Letter of Credit Practice applicable to it;

(x) acting or failing to act as required or permitted under Standard Letter of Credit Practice applicable to where Canadian Issuing Lender or Canadian Underlying Issuer has issued, confirmed, advised or negotiated such Canadian Letter of Credit, as the case may be;

(xi) honor of a presentation after the expiration date of any Canadian Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by Canadian Issuing Lender or Canadian Underlying Issuer, as applicable, if subsequently Canadian Issuing Lender or Canadian Underlying Issuer, as applicable, or any court or other finder of fact determines such presentation should have been honored;

(xii) dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or

(xiii) honor of a presentation that is subsequently determined by Canadian Issuing Lender or Canadian Underlying Issuer, as applicable, to have been made in violation of international, federal, state or local restrictions on the transaction of business with certain prohibited Persons.

(k) Canadian Borrowers shall pay promptly upon demand to Agent for the account of Canadian Issuing Lender as non-refundable fees, commissions, and charges (it being acknowledged and agreed that any charging of such fees, commissions, and charges to the Canadian Loan Account pursuant to the provisions of Section 2.6(d) shall be deemed to constitute a demand for payment thereof for the purposes of this Section 2.11B(k)): (i) a fronting fee which shall be imposed by Canadian Issuing Lender of 0.125% per annum times the average amount of the Canadian Letter of Credit Usage during the immediately preceding quarter (or if an Event of Default has occurred, month) (or portion thereof), plus (ii) any and all other customary commissions, fees and charges then in effect imposed by, and any and all expenses incurred by, Canadian Issuing Lender or Canadian Underlying Issuer, or by any adviser, confirming institution or entity or other nominated person, relating to Canadian Letters of Credit, at the time of issuance of any Canadian Letter of Credit and upon the occurrence of any other activity with respect to any Canadian Letter of Credit (including transfers, assignments of proceeds, amendments, drawings, extensions or cancellations). Notwithstanding the foregoing, if Canadian Issuing Lender is a Person other than WF Canada, all fronting fees payable in respect of Canadian Letters of Credit issued by such Canadian Issuing Lender shall be paid by Canadian Borrowers promptly upon written demand directly to such Canadian Issuing Lender for its own account. Canadian Borrowers shall also pay directly to Canadian Underlying Issuer all of its fees, commissions and charges in respect of Canadian Letters of Credit issued by such Canadian Underlying Issuer upon written demand.

(l) If by reason of (x) any Change in Law, or (y) compliance by Canadian Issuing Lender, Canadian Underlying Issuer or any other member of the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Board of Governors as from time to time in effect (and any successor thereto):

(i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Canadian Letter of Credit or Canadian Reimbursement Undertaking issued or caused to be issued hereunder or hereby, or any Canadian Loans or obligations to make Canadian Loans hereunder or hereby, or

(ii) there shall be imposed on Canadian Issuing Lender or any other member of the Lender Group or Canadian Underlying Issuer any other condition regarding any Canadian Letter of Credit or Canadian Reimbursement Undertaking, Canadian Loans or obligations to make Canadian Loans hereunder, and the result of the foregoing is to increase, directly or indirectly, the cost to Canadian Issuing Lender or any other member of the Lender Group or Canadian Underlying Issuer of issuing, making, participating in, or maintaining any Canadian Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Canadian Borrowers in writing, and Canadian Borrowers shall pay within 30 days after demand therefor, such amounts as Agent may specify to be necessary to compensate Canadian Issuing Lender or any other member of the Lender Group or Canadian Underlying Issuer for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Canadian Revolving Loans that are Base Rate Loans hereunder; provided, that (A) Canadian Borrowers shall not be required to provide any compensation pursuant to this Section 2.11B(l) for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to Canadian Borrowers, and (B) if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The determination by Agent of any amount due pursuant to this Section 2.11B(l), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

(m) Each standby Canadian Letter of Credit shall expire not later than the date that is 12 months after the date of the issuance of such Canadian Letter of Credit; provided, that any standby Canadian Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to one year in duration; provided further, that with respect to any Canadian Letter of Credit which extends beyond the Maturity Date, Letter of Credit Collateralization shall be provided therefor on or before the date that is five Business Days prior to the Maturity Date. Each commercial Canadian Letter of Credit shall expire on the earlier of (i) 120 days after the date of the issuance of such commercial Canadian Letter of Credit and (ii) five Business Days prior to the Maturity Date.

(n) If (i) any Event of Default shall occur and be continuing, or (ii) Canadian Availability shall at any time be less than zero, then on the Business Day following the date when the Administrative Borrower receives notice from Agent or the Required Lenders (or, if the maturity of the Obligations has been accelerated, Revolving Lenders with Canadian Letter of Credit Exposure representing greater than 50% of the total Canadian Letter Credit Exposure) demanding Letter of Credit Collateralization pursuant to this Section 2.11B(n) upon such demand, Canadian Borrowers shall provide Letter of Credit Collateralization with respect to the then existing Canadian Letter of Credit Usage.

(o) Unless otherwise expressly agreed by Canadian Issuing Lender and Canadian Borrowers when a Canadian Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Canadian Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Canadian Letter of Credit.

(p) Canadian Issuing Lender and Canadian Underlying Issuer shall be deemed to have acted with due diligence and reasonable care if such Person’s conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement.

(q) In the event of a direct conflict between the provisions of this Section 2.11B and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.11B shall control and govern.

(r) The provisions of this Section 2.11B shall survive the termination of this Agreement and the repayment in full of the Obligations with respect to any Canadian Letters of Credit or Canadian Reimbursement Undertakings that remain outstanding.

(s) At Canadian Borrowers’ costs and expense, Canadian Borrowers shall execute and deliver to Canadian Issuing Lender or Canadian Underlying Issuer such additional certificates, instruments and/or documents and take such additional action as may be reasonably requested by Canadian Issuing Lender or Canadian Underlying Issuer to enable Canadian Issuing Lender or Canadian Underlying Issuer to issue any Canadian Letter of Credit or Canadian Reimbursement Undertaking pursuant to this Agreement and related Issuer Document, to protect, exercise and/or enforce Canadian Issuing Lenders’ and Canadian Underlying Issuers’ rights and interests under this Agreement or to give effect to the terms and provisions of this Agreement or any Issuer Document. Each Canadian Borrower irrevocably appoints Canadian Issuing Lender and Canadian Underlying Issuer as its attorney-in-fact and authorizes Canadian Issuing Lender and Canadian Underlying Issuer, without notice to Canadian Borrowers, to execute and deliver ancillary documents and letters customary in the letter of credit business that may include but are not limited to advisements, indemnities, checks, bills of exchange and issuance documents. The power of attorney granted by the Canadian Borrowers is limited solely to such actions related to the issuance, confirmation or amendment of any Canadian Letter of Credit and Canadian Reimbursement Undertakings and to ancillary documents or letters customary in the letter of credit business. This appointment is coupled with an interest.

2.12. Non-Base Rate Option.

(a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option, subject to Section 2.12(b) below (the “Non-Base Option”) to have interest on all or a portion of the Revolving Loans be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a Non-Base Rate Loan, or upon continuation of a Non-Base Rate Loan as a Non-Base Rate Loan) at a rate of interest based upon the Non-Base Rate. Interest on Non-Base Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto; provided, that subject to the following clauses (ii) and (iii), in the case of any Interest

Period greater than three months in duration, interest shall be payable at three month intervals after the commencement of the applicable Interest Period and on the last day of such Interest Period), (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrowers have properly exercised the Non-Base Option with respect thereto, the interest rate applicable to such Non-Base Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, at the written election of Agent or the Required Lenders, Borrowers no longer shall have the option to request that Revolving Loans bear interest at a rate based upon the Non-Base Rate.

(b) Non-Base Rate Election.

(i) Borrowers may, at any time and from time to time, so long as Borrowers have not received a notice from Agent (which notice Agent may elect to give or not give in its discretion unless Agent is directed to give such notice by the Required Lenders, in which case, it shall give the notice to Borrowers), during the continuance of an Event of Default, to terminate the right of Borrowers to exercise the Non-Base Option during the continuance of such Event of Default, elect to exercise the Non-Base Option by notifying Agent prior to 2:00 p.m. at least three U.S. Government Securities Business Days or Business Days, as applicable, prior to the commencement of the proposed Interest Period (the “Non-Base Rate Deadline”). The election of the Non-Base Option by US Borrowers or Canadian Borrowers, as applicable, for a permitted portion of the applicable Revolving Loans and an Interest Period pursuant to this Section shall be made by delivery to Agent of a Non-Base Rate Notice received by Agent before the Non-Base Rate Deadline. Promptly upon its receipt of each such Non-Base Rate Notice, Agent shall provide a ~~<copy>~~notice thereof to each of the affected Lenders.

(ii) Each Non-Base Rate Notice shall be irrevocable and binding on Borrowers. In connection with each Non-Base Rate Loan, US Borrowers, if such Non-Base Rate Loan is a US Revolving Loan or Canadian Borrowers, if such Non-Base Rate Loan is a Canadian Revolving Loan, shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense actually incurred by Agent or any Lender as a result of (A) the payment or required assignment of any principal of any Non-Base Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any Non-Base Rate Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any Non-Base Rate Loan on the date specified in any Non-Base Rate Notice delivered pursuant hereto (such losses, costs, or expenses, “Funding Losses”). A certificate of Agent or a Lender delivered within 180 days of the occurrence of any event giving rise to such claims of compensation under this Section 2.12 to Borrowers setting forth in reasonable detail any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.12 shall be conclusive absent manifest error. US Borrowers, if such Non-Base Rate Loan is a US Revolving Loan or Canadian Borrowers, if such Non-Base Rate Loan is a Canadian Revolving Loan, shall pay such amount to Agent or the Lender, as applicable, within 30 days of the date of its receipt of such certificate. If a payment of a Non-Base Rate Loan on a day other than the last day of the applicable Interest Period would result in a Funding Loss, Agent may, in its sole discretion at the request of Borrowers, hold the amount of such payment as cash collateral in support of the Obligations until the last day of such Interest Period and apply such amounts to the payment of the applicable Non-Base Rate Loan on such last day of such Interest Period, it being agreed that Agent has no obligation to so defer the application of payments to any Non-Base Rate Loan and that, in the event that Agent does not defer such application, Borrowers shall be obligated to pay any resulting Funding Losses.

(iii) Unless Agent, in its sole discretion, agrees otherwise, Borrowers shall have not more than eight Non-Base Rate Loans in effect at any given time. Borrowers may only exercise the Non-Base Option for proposed Non-Base Rate Loans of at least $3,000,000.

(c) Conversion; Prepayment. Borrowers may convert Non-Base Rate Loans to Base Rate Loans in the Applicable Currency or prepay Non-Base Rate Loans at any time; provided, that in the event that Non-Base Rate Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any prepayment through the required application by Agent of any payments or proceeds of Collateral in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.12(b)(ii).

(d) Special Provisions Applicable to Non-Base Rate.

(i) The Non-Base Rate may be adjusted by Agent by written notice to the Borrowers with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining ~~<any eurodollar deposits, >~~Canadian Dollar deposits or increased costs (other than Taxes which shall be governed by Section 16), in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period~~<, including>~~ or pursuant to any Changes in Law after the date hereof and changes in the reserve requirements imposed by the Board of Governors or any other Governmental Authority, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the Non-Base Rate. In any such event, the affected Lender shall give Borrowers and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrowers may, by notice to such affected Lender (A) require such Lender to furnish to Borrowers a statement setting forth in reasonable detail the basis for adjusting such Non-Base Rate and the method for determining the amount of such adjustment, or (B) repay the Non-Base Rate Loans or Base Rate Loans determined with reference to Term SOFR, in each case, of such Lender with respect to which such adjustment is made (together with any amounts due under Section 2.12(b)(ii)).

(ii) Subject to the provisions set forth in Section 2.12(d)(iii) below, in the event that any change in market conditions or any Change in Law shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain Non-Base Rate Loans (or Base Rate Loans determined with reference to Term SOFR or CDOR Rate) or to continue such funding or maintaining, or to determine or charge interest rates at the Term SOFR Reference Rate, Term SOFR, SOFR or the Non-Base Rate, such Lender shall give written notice of such changed circumstances to Agent and Borrowers and Agent promptly shall transmit the notice to each other Lender and (y)(i) in the case of any Non-Base

Rate Loans of such Lender that are outstanding, ~~the date specified in such Lender’s notice shall~~ such Non-Base Rate Loans of such Lender will be deemed to ~~<be>~~have been converted Base Rate Loans on the last day of the Interest Period of such Non-Base Rate Loans, ~~<and>~~if such Lender may lawfully continue to maintain such Non-Base Rate Loans, or immediately, if such Lender may not lawfully continue to maintain such Non-Base Rate Loans, and thereafter interest upon the Non-Base Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans~~<,>~~ (and if applicable, without reference to the Term SOFR component thereof) and (ii) in the case of any such Base Rate Loans of such Lender that are outstanding and that are determined with reference to Term SOFR, interest upon the Base Rate Loans of such Lender after the date specified in such Lender’s notice shall accrue interest at the rate then applicable to Base Rate Loans without reference to the Term SOFR component thereof and (z) Borrowers shall not be entitled to elect the Non-Base Rate Option and Base Rate Loans shall not be determined with reference to the Term SOFR or CDOR Rate component thereof, in each case, until such Lender determines that it would no longer be unlawful or impractical to do so.

(iii) Benchmark Replacement Setting.

(A) Benchmark Replacement.

~~a.~~ Notwithstanding anything to the contrary herein or in any other Loan Document~~< if>~~, upon the occurrence of a Benchmark Transition Event~~< or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of>~~, Agent and Administrative Borrower may amend this Agreement to replace the then-current Benchmark~~<, then (x) if>~~ with a Benchmark Replacement~~< is determined in accordance with clause (a)(i) or (a)(ii) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (a)(iii of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after>~~. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after ~~<the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document>~~Agent has posted such proposed amendment to all affected Lenders and Administrative Borrower so long as Agent has not received, by such time, written notice of objection to such ~~<Benchmark Replacement>~~amendment from Lenders comprising the Required Lenders. ~~<If an Unadjusted>~~No replacement of a Benchmark with a Benchmark Replacement ~~<Rate is SOFR Average, all interest payments will be on a monthly basis>~~pursuant to this Section 2.12(d)(iii) will occur prior to the applicable Benchmark Transition Start Date.

~~b. <Notwithstanding >anything to the contrary herein or in any other Loan Document, <if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then- current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or >further action or consent of any other party to<, >this Agreement or any other Loan Document<; provided that this clause (2) shall not be effective unless Agent has delivered to the Lenders and Administrative Borrower a Term SOFR Notice. For the avoidance of doubt, Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may elect or not elect to do so >in its sole discretion.~~

(B) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Agent (in consultation with Administrative Borrower) will have the right to make ~~<Benchmark Replacement >~~Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~<Benchmark Replacement >~~Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(C) Notices; Standards for Decisions and Determinations. Agent will promptly notify Administrative Borrower and the Lenders of (1) ~~<any occurrence >of a Benchmark Transition Event, <a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (2) the>~~the implementation of any Benchmark Replacement~~<,>~~ and (~~<3>~~2 ) the effectiveness of any ~~<Benchmark Replacement >~~Conforming Changes~~<, (4)>~~ in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Agent will notify Administrative Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.12(d)(iii)(D) ~~<below >~~and (~~<5>~~y ) the commencement ~~<or conclusion >~~of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.12(d)(iii), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.12(d)(iii).

(D) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (1) if the then-current Benchmark is a term rate (including the Term SOFR ~~<or USD LIBOR>~~Reference Rate and CDOR Rate) and either (x) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its discretion or (y) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will ~~<be no longer>~~not be representative, then Agent (in consultation with Administrative Borrower) may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (2) if a tenor that was removed pursuant to clause (1) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y)

is not, or is no longer, subject to an announcement that it is not or will ~~<no longer>~~not be representative for a Benchmark (including a Benchmark Replacement), then Agent (in consultation with Administrative Borrower) may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(E) Benchmark Unavailability Period. Upon Administrative Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (1) Administrative Borrower may revoke any pending request for a ~~<Borrowing>~~borrowing of, conversion to or continuation of ~~<LIBOR>~~Non-Base Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Administrative Borrower will be deemed to have converted any such request into a request for a ~~<Borrowing>~~borrowing of or conversion to Base Rate Loans and (2) any outstanding affected Non-Base Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

~~(F) <London Interbank Offered Rate Benchmark Transition Event. On March 5, 2021, the ICE Benchmark Administration (the “IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of the IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for the London interbank offered rate for Dollars for (a) 1-week and 2-month tenor settings will be December 31, 2021 and (b) overnight, 1-month, 3-month, 6-month and 12-month tenor settings will be June 30, 2023. No successor administrator for the IBA was identified in such Announcements. The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate for each of the aforementioned currencies pursuant to the terms of this Agreement and that any obligation of the Administrative Agent to notify any parties of any such Benchmark Transition Event >pursuant to Section 2.12(d)(iii)(<C) shall be deemed satisfied.>~~

(e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire ~~<eurodollar deposits or >~~Canadian Dollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the Non-Base Rate or the Term SOFR Reference Rate.

2.13. Capital Requirements.

(a) If, after the date hereof, any Issuing Lender or any Lender determines that (i) any Change in Law regarding capital, liquidity or reserve requirements for banks or bank holding companies, or (ii) compliance by such Issuing Lender or such Lender, or their respective parent bank holding companies, with any guideline, request or directive of any Governmental Authority regarding capital adequacy or liquidity requirements (whether or not having the force of law), has the effect of reducing the return on such Issuing Lender’s, such Lender’s, or such holding companies’ capital or liquidity as a consequence of such Issuing Lender’s or such Lender’s commitments, Loans, participations or other obligations hereunder to a level below that which such Issuing Lender, such Lender, or such holding companies could have achieved but for such Change in Law or compliance (taking into consideration such Issuing Lender’s, such Lender’s, or such holding companies’ then existing policies with respect to capital adequacy or liquidity requirements and assuming the full utilization of such entity’s capital) by any amount deemed by such Issuing Lender or such Lender to be material, then such Issuing Lender or such Lender may notify Borrowers and Agent thereof. Following receipt of such notice, Borrowers agree to pay such Issuing Lender or such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 30 days after presentation by such Issuing Lender or such Lender of a statement in the amount and setting forth in reasonable detail such Issuing Lender’s or such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Issuing Lender or such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of any Issuing Lender or any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Issuing Lender’s or such Lender’s right to demand such compensation; provided, that Borrowers shall not be required to compensate an Issuing Lender or a Lender pursuant to this Section for any reductions in return incurred more than 180 days prior to the date that such Issuing Lender or such Lender notifies Borrowers of such Change in Law giving rise to such reductions and of such Issuing Lender’s or Lender’s intention to claim compensation therefor; provided further, that if such claim arises by reason of the Change in Law that is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b) If any Issuing Lender or any Lender requests additional or increased costs referred to in Section 2.11A(l), Section 2.11B(l) or Section 2.12(d)(i) or amounts under Section 2.13(a) or sends a notice under Section 2.12(d)(ii) relative to changed circumstances (such Issuing Lender or Lender, an “Affected Lender”), then, at the request of Administrative Borrower, such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.11A(xii), Section 2.11B(xii), Section 2.12(d)(i) or Section 2.13(a), as applicable, or would eliminate the illegality or impracticality of funding or maintaining Non-Base Rate Loans~~<,>~~ (or Base Rate Loans determined with reference to Term SOFR or the CDOR Rate, as applicable), and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it. Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment. If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrowers’ obligation to pay any future amounts to such Affected Lender pursuant to Section 2.11A(xii), Section 2.11B(xii), Section 2.12(d)(i) or Section 2.13(a), as applicable, or to enable Borrowers to obtain Non-Base Rate Loans~~<,>~~ (or Base Rate Loans determined with reference to Term SOFR or the CDOR Rate, as applicable), then Borrowers (without prejudice to any amounts then due to such Affected Lender under Section 2.11A(xii), Section 2.11B(xii), Section 2.12(d)(i) or Section 2.13(a), as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.11(xii), Section 2.11B(xii), Section 2.12(d)(i) or Section 2.13(a), as applicable, or indicates that it is no longer unlawful or impractical to fund or maintain Non-Base Rate Loans (or Base Rate Loans determined with reference to Term SOFR or the CDOR Rate, as applicable), may designate a different Issuing Lender or substitute a Lender or prospective Lender, in each case, reasonably acceptable to Agent to purchase the Obligations owed to such Affected Lender (and its Affiliates) and such Affected Lender’s (and its Affiliates’) commitments hereunder (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender (and its Affiliates) shall assign to the Replacement Lender its Obligations and commitments, and upon such purchase by the Replacement Lender, which such Replacement Lender shall be deemed to be an “Issuing Lender” or a “Lender” (as the case may be) for purposes of this Agreement and such Affected Lender shall cease to be an “Issuing Lender” or a “Lender” (as the case may be) for purposes of this Agreement.

(c) Notwithstanding anything herein to the contrary, the protection of Sections 2.11A(xii), 2.11B(xii), 2.12(d), and 2.13 shall be available to each Issuing Lender and each Lender (as applicable) regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, judicial ruling, decree, judgment, guideline, treaty or other change or condition which shall have occurred or been imposed, so long as it shall be customary for issuing lenders or lenders affected thereby to comply therewith. Notwithstanding any other provision herein, no Issuing Lender nor any Lender shall demand compensation pursuant to this Section 2.13 if it shall not at the time be the general policy or practice of such Issuing Lender or such Lender (as the case may be) to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.

2.14. Incremental Facilities.

(a) At any time from and after the Closing Date, at the option of US Borrowers (but subject to the conditions set forth in clause (b) below), the US Revolver Commitments and the Maximum Revolver Amount (but not the Canadian Maximum Revolver Amount) may be increased by an amount in the aggregate for all such increases of the US Revolver Commitments and the Maximum Revolver Amount not to exceed the Available Increase Amount (each such increase, an “Increase”); provided, that in no event shall the US Revolver Commitments and the Maximum Revolver Amount be increased by an amount in excess of the Available Increase Amount. Agent shall invite each Lender to increase its US Revolver Commitments (it being understood that no Lender shall be obligated to increase its US Revolver Commitments) in connection with a proposed Increase at the interest margin proposed by US Borrowers, and if sufficient Lenders do not agree to increase their US Revolver Commitments in connection with such proposed Increase, then Agent or Borrowers may invite any prospective lender who is reasonably satisfactory to Agent and Borrowers to become a Lender in connection with a proposed Increase but only if such prospective Lender (and its Foreign Lender Affiliates) agree to purchase a proportionate interest in the Canadian Revolver Commitment). Any Increase shall be in an amount of at least $5,000,000 and integral multiples of $1,000,000 in excess thereof. In no event may the Revolver Commitments and the Maximum Revolver Amount be increased pursuant to this Section 2.14 on more than 2 occasions in the aggregate for all such Increases. Additionally, for the avoidance of doubt, it is understood and agreed that in no event shall the aggregate amount of the Increases to the Revolver Commitments exceed $250,000,000.

(b) Each of the following shall be conditions precedent to any Increase of the US Revolver Commitments and the Maximum Revolver Amount in connection therewith:

(i) Agent or Borrowers have obtained the commitment of one or more Lenders (or other prospective lenders) reasonably satisfactory to Agent and Borrowers to provide the applicable Increase and purchase a proportionate interest in the Canadian Revolver Commitment and any such increasing Lenders (or prospective lenders), Borrowers, and Agent have signed a joinder agreement to this Agreement (an “Increase Joinder”), in form and substance reasonably satisfactory to Agent, to which such increasing Lenders (or prospective lenders), Borrowers, and Agent are party,

(ii) each of the conditions precedent set forth in Section 3.2 are satisfied,

(iii) in connection with any Increase, if any Loan Party or any of its Subsidiaries owns or will acquire any Margin Stock, Borrowers shall deliver to Agent an updated Form U-1 (with sufficient additional originals thereof for each Lender), duly executed and delivered by the Borrowers, together with such other documentation as Agent shall reasonably request, in order to enable Agent and the Lenders to comply with any of the requirements under Regulations T, U or X of the ~~<Federal Reserve >~~Board of Governors,

(iv) Borrowers have delivered to Agent updated pro forma Projections (after giving effect to the applicable Increase) for the Loan Parties and their Subsidiaries evidencing compliance on a pro forma basis with Section 7 for the four quarters (on a quarter-by-quarter basis) immediately following the proposed date of the applicable Increase (calculated as if a Covenant Testing Period was in effect during the entire four quarter period), and

(v) Borrowers shall have reached agreement with the Lenders (or prospective lenders) agreeing to the increased US Revolver Commitments with respect to the interest margins applicable to US Revolving Loans to be made pursuant to the increased US Revolver Commitments (which interest margins may be higher than or equal to the interest margins applicable to US Revolving Loans set forth in this Agreement immediately prior to the date of the increased US Revolver Commitments (the date of the effectiveness of the increased US Revolver Commitments and the Maximum Revolver Amount, the “Increase Date”)) and shall have communicated the amount of such interest margins to Agent. Any Increase Joinder may, with the consent of Agent, Borrowers and the Lenders or prospective lenders agreeing to the proposed Increase, effect such amendments to this Agreement and the other Loan Documents as may be necessary to effectuate the provisions of this Section 2.14 (including any amendment necessary to effectuate the interest margins for the US Revolving Loans to be made pursuant to the increased US Revolver Commitments). Anything to the contrary contained herein notwithstanding, if the all-in yield (including interest margins, interest floors, and any original issue discount or similar yield-related discounts or payments, but excluding any arrangement, underwriting, or similar fees payable in connection therewith that are not paid to all Lenders providing the Increase to the Revolver Commitment) that is to be applicable to the Revolving Loans to be made pursuant to the increased Revolver Commitments is higher than the all-in yield (including interest margins, interest floors, and any original issue discount or similar yield-related discounts or payments, but excluding any arrangement, underwriting, or similar fees payable in connection therewith that are not paid to all Lenders providing the Increase to the Revolver Commitment) applicable to the

Revolving Loans hereunder immediately prior to the applicable Increase Date (the amount by which all-in yield is higher, the “Excess”), then the interest margin applicable to the US Revolving Loans and Canadian Revolving Loans immediately prior to the Increase Date shall be increased by the amount of the Excess, effective on the applicable Increase Date, and without the necessity of any action by any party hereto.

(c) [Reserved]

(d) Unless otherwise specifically provided herein, all references in this Agreement and any other Loan Document to US Revolving Loans shall be deemed, unless the context otherwise requires, to include US Revolving Loans made pursuant to the increased US Revolver Commitments and Maximum Revolver Amount pursuant to this Section 2.14.

(e) Each of the Lenders having a US Revolver Commitment prior to the Increase Date (the “Pre-Increase Revolver Lenders”) shall assign to any Lender (or its Foreign Lender Affiliate) which is acquiring a new or additional US Revolver Commitment on the Increase Date (the “Post-Increase Revolver Lenders”), and such Post-Increase Revolver Lenders shall purchase from each Pre-Increase Revolver Lender, at the principal amount thereof, such interests in the US Revolving Loans and participation interests in US Letters of Credit on such Increase Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such US Revolving Loans and participation interests in US Letters of Credit will be held by Pre-Increase Revolver Lenders and Post-Increase Revolver Lenders ratably in accordance with their Pro Rata Share after giving effect to such increased US Revolver Commitments. Each Lender shall execute such documents as Agent shall request to effectuate the foregoing.

(f) The US Revolving Loans, US Revolver Commitments, and Maximum Revolver Amount established pursuant to this Section 2.14 shall constitute US Revolving Loans, US Revolver Commitments, and Maximum Revolver Amount under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from any guarantees and the security interests created by the Loan Documents. US Borrowers shall take any actions reasonably required by Agent to confirm that the Liens and security interests granted by the Loan Documents continue to be perfected under the Code or otherwise after giving effect to the establishment of any such new US Revolver Commitments and Maximum Revolver Amount.

2.15. Joint and Several Liability of US Borrowers and Canadian Borrowers.

(a) Each US Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each US Borrower and in consideration of the undertakings of the other US Borrowers to accept joint and several liability for the US Obligations. Each Canadian Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each Canadian Borrower and in consideration of the undertakings of the other Canadian Borrowers to accept joint and several liability for the Canadian Obligations.

(b) Each US Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other US Borrowers, with respect to the payment and performance of all of the US Obligations (including any US Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the US Obligations shall be the joint and several obligations of each US Borrower without preferences or distinction among them. Accordingly, each US Borrower hereby waives any and all suretyship defenses that would otherwise be available to such US Borrower under applicable law. Each Canadian Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Canadian Borrowers, with respect to the payment and performance of all of the Canadian Obligations (including any Canadian Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the Canadian Obligations shall be the joint and several obligations of each Canadian Borrower without preferences or distinction among them. Accordingly, each Canadian Borrower hereby waives any and all suretyship defenses that would otherwise be available to such Canadian Borrower under applicable law.

(c) If and to the extent that any US Borrower shall fail to make any payment with respect to any of the US Obligations as and when due, whether upon maturity, acceleration, or otherwise, or to perform any of the US Obligations in accordance with the terms thereof, then in each such event the other US Borrowers will make such payment with respect to, or perform, such US Obligations until such time as all of the US Obligations are paid in full, and without the need for demand, protest, or any other notice or formality. If and to the extent that any Canadian Borrower shall fail to make any payment with respect to any of the Canadian Obligations as and when due, whether upon maturity, acceleration, or otherwise, or to perform any of the Canadian Obligations in accordance with the terms thereof, then in each such event the other Canadian Borrowers will make such payment with respect to, or perform, such Canadian Obligations until such time as all of the Canadian Obligations are paid in full, and without the need for demand, protest, or any other notice or formality.

(d) The US Obligations of each US Borrower under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse US Obligations of each US Borrower enforceable against each US Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 2.15(d)) or any other circumstances whatsoever. The Canadian Obligations of each Canadian Borrower under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Canadian Obligations of each Canadian Borrower enforceable against each Canadian Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 2.15(d)) or any other circumstances whatsoever.

(e) Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement, each Borrower hereby waives presentments, demands for performance, protests and notices, including notices of acceptance of its joint and several liability, notice of any Revolving Loans, any portion of any Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Agreement, notices of the existence, creation, or incurring of new or additional Obligations or other financial accommodations or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any right to proceed against any other Borrower or any other Person, to proceed against or exhaust any security held from any other Borrower or any other Person, to protect, secure, perfect, or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any other Borrower, any other Person, or any collateral, to pursue any other remedy in any member of the Lender Group’s or any Bank Product Provider’s power whatsoever, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement), any right to assert against any member of the Lender Group or any Bank Product Provider, any defense (legal or equitable), set-off, counterclaim, or claim which each Borrower may now or at any time hereafter have against any other Borrower or any other party liable to any member of the Lender Group or any Bank Product Provider, any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor, and any right or defense arising by reason of any claim or defense based upon an election of remedies by any member of the Lender Group or any Bank Product Provider including any defense based upon an impairment or elimination of such Borrower’s rights of subrogation, reimbursement, contribution, or indemnity of such Borrower against any other Borrower. Without limiting the generality of the foregoing, each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower or any Agent or Lender. Each of the Borrowers waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to any Borrower shall operate to toll the statute of limitations as to each of the Borrowers. Each of the Borrowers waives any defense based on or arising out of any defense of any Borrower or any other Person, other than payment of the US Obligations or the Canadian Obligations, as applicable, to the extent of such payment, based on or arising out of the disability of any Borrower or any other Person, or the validity, legality, or unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment of the US Obligations or Canadian Obligations, as applicable, to the extent of such payment. Agent may, at the election of the Required Lenders, foreclose upon any Collateral held by Agent by one or more judicial or nonjudicial sales or other dispositions, whether or not every aspect of any such sale is commercially reasonable or otherwise fails to comply with applicable law or may exercise any other right or remedy Agent, any other member of the Lender Group, or any Bank Product Provider may have against any Borrower or any other Person, or any security, in each case, without affecting or impairing in any way the liability of any of the Borrowers hereunder except to the extent the US Obligations or Canadian Obligations, as applicable, have been paid.

(f) Each Borrower represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers’ financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

(g) The provisions of this Section 2.15 are made for the benefit of Agent, each member of the Lender Group, each Bank Product Provider, and their respective successors and assigns, and may be enforced by it or them from time to time against any or all applicable Borrowers as often as occasion therefor may arise and without requirement on the part of Agent, any member of the Lender Group, any Bank Product Provider, or any of their successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any applicable Borrower or to exhaust any remedies available to it or them against any applicable Borrower or to resort to any other source or means of obtaining payment of any of the US Obligations or Canadian Obligations hereunder, as applicable, or to elect any other remedy. The provisions of this Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, administration, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in effect, as though such payment had not been made.

(h) Each US Borrower and Canadian Borrower, as applicable, hereby agrees that it will not enforce any of its rights that arise from the existence, payment, performance or enforcement of the provisions of this Section 2.15, including rights of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Agent, any other member of the Lender Group, or any Bank Product Provider against any other US Borrower or Canadian Borrower, as applicable, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any US Borrower or Canadian Borrower, as applicable, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until such time as all of the US Obligations or Canadian Obligations, as applicable, have been paid in full in cash. Any claim which any US Borrower or Canadian Borrower, as applicable, may have against any other US Borrower or Canadian Borrower, as applicable, with respect to any payments to any Agent or any member of the Lender Group hereunder or under any of the Bank Product Agreements are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the US Obligations or Canadian Obligations arising hereunder or thereunder, to the prior payment in full in cash of the US Obligations or Canadian Obligations, as applicable, and, in the event of any insolvency, bankruptcy, receivership, administration, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any US Borrower or Canadian Borrower, as applicable, its debts or its assets, whether voluntary or involuntary, all such US Obligations or Canadian Obligations, as applicable, shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor. If any amount shall be paid to any Borrower in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of Agent, for the benefit of the Lender Group and the Bank Product Providers, and shall forthwith be paid to Agent to be credited and applied to the applicable Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any applicable Obligations or other amounts payable under this Agreement thereafter arising. Notwithstanding anything to the contrary contained in this Agreement, no US Borrower may exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed or seek recourse against or with respect to any property or asset of, any other US Borrower (the “Foreclosed US Borrower”), including after payment in full of the US Obligations, if all or any portion of the US Obligations have been satisfied in connection with an exercise of remedies in respect of the Equity Interests of such Foreclosed US Borrower whether pursuant to this Agreement or otherwise. Notwithstanding anything to the contrary contained in this Agreement, no Canadian Borrower may exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed or seek recourse against or with respect to any property or asset of, any other Canadian Borrower (the “Foreclosed Canadian Borrower”), including after payment in full of the Canadian Obligations, if all or any portion of the Canadian Obligations have been satisfied in connection with an exercise of remedies in respect of the Equity Interests of such Foreclosed Canadian Borrower whether pursuant to this Agreement or otherwise. Notwithstanding anything in this Agreement to the contrary, the foregoing provisions of this Section 2.15 shall not be applied, or interpreted in a manner that, results in an income inclusion to the Borrowers under Section 956 of the IRC.

2.16. Currencies. The US Revolving Loans and other US Obligations (unless such other US Obligations expressly provide otherwise) shall be made and repaid in Dollars. The Canadian Revolving Loans and other Canadian Obligations (unless such other Canadian Obligations expressly provide otherwise) shall be made in Dollars or Canadian Dollars, as selected by Administrative Borrower as provided herein. All such Canadian Obligations denominated in Dollars shall be repaid in Dollars and all such Canadian Obligations denominated in Canadian Dollars shall be repaid in Canadian Dollars.

2.17. Interest Act (Canada); Criminal Rate of Interest; Nominal Rate of Interest. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, solely to the extent that: (i) a court of competent jurisdiction finally determines that the calculation or determination of interest payable by Canadian Borrowers in respect of the Obligations pursuant to this Agreement and the other Loan Documents shall be governed by the Canadian laws of any province of Canada and the federal laws of Canada; or (ii) the Interest Act (Canada) otherwise applies:

(a) whenever interest payable by Canadian Borrowers is calculated on the basis of a period which is less than the actual number of days in a calendar year, each rate of interest determined pursuant to such calculation is, for the purposes of the Interest Act (Canada), equivalent to such rate multiplied by the actual number of days in the calendar year in which such rate is to be ascertained and divided by the number of days used as the basis of such calculation;

(b) in no event shall the aggregate “interest” (as defined in Section 347 of the Criminal Code, R.S.C. 1985, c. C-46, as the same shall be amended, replaced or re-enacted from time to time (the “Criminal Code Section”)) payable (whether by way of payment, collection or demand) by Canadian Borrowers to Agent or any Lender under this Agreement or any other Loan Document exceed the effective annual rate of interest on the “credit advanced” (as defined in that section) under this Agreement or such other Loan Document lawfully permitted under that section and, if any payment, collection or demand pursuant to this Agreement or any other Loan Document in respect of “interest” (as defined in that section) is determined to be contrary to the provisions of that section and the amount of such payment or collection shall be refunded by Agent and Lenders to Canadian Borrowers with such “interest” deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the Criminal Code Section to result in a receipt by Agent or such Lender of interest at a rate not in contravention of the Criminal Code Section, such adjustment to be effected, to the extent necessary, as follows: firstly, by reducing the amounts or rates of interest required to be paid to Agent or that Lender; and then, by reducing any fees, charges, expenses and other amounts required to be paid to the affected Agent or Lender which would constitute “interest”. Notwithstanding the foregoing, and after giving effect to all such adjustments, if Agent or any Lender shall have received an amount in excess of the maximum permitted by the Criminal Code Section, then Canadian Borrowers shall be entitled, by notice in writing to the Agent or affected Lender, to obtain reimbursement from Agent or that Lender in an amount equal to such excess. For the purposes of this Agreement and each other Loan Document to which any Canadian Borrower is a party, the effective annual rate of interest payable by Canadian Borrowers shall be determined in accordance with generally accepted actuarial practices and principles over the term of the loans on the basis of annual compounding for the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Institute of Actuaries appointed by Agent for the account of Canadian Borrowers will be conclusive for the purpose of such determination in the absence of evidence to the contrary;

(c) all calculations of interest payable by Canadian Borrowers under this Agreement or any other Loan Document are to be made on the basis of the nominal interest rate described herein and therein and not on the basis of effective yearly rates or on any other basis which gives effect to the principle of deemed reinvestment of interest. The parties acknowledge that there is a material difference between the stated nominal interest rates and the effective yearly rates of interest and that they are capable of making the calculations required to determine such effective yearly rates of interest; and

(d) if there is a conflict, inconsistency, ambiguity or difference between any provision of this Section 2.17 and any other Section of this Agreement or any other Loan Document with respect to Canadian Borrowers then the provisions of this Section 2.17 shall prevail and be paramount.

3. CONDITIONS; TERM OF AGREEMENT.

3.1. Conditions Precedent to the Initial Extension of Credit. The obligation of each Lender to make the initial extensions of credit provided for hereunder is subject to the fulfillment, to the satisfaction or waiver of Agent and each Lender, of each of the conditions precedent set forth on Schedule 3.1 to this Agreement (the making of such initial extensions of credit by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent).

3.2. Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make any Revolving Loans hereunder (or to extend any other credit hereunder) at any time shall be subject to the following conditions precedent:

(a) the representations and warranties of each Loan Party or its Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date); and

(b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof.

3.3. Maturity. The Commitments shall continue in full force and effect for a term ending on the Maturity Date (unless terminated earlier in accordance with the terms hereof).

3.4. Effect of Maturity. On the Maturity Date, all commitments of the Lender Group to provide additional credit hereunder shall automatically be terminated and all of the Obligations (other than Hedge Obligations) immediately shall become due and payable without notice or demand and Borrowers shall be required to repay all of the Obligations (other than Hedge Obligations) in full. No termination of the obligations of the Lender Group (other than payment in full of the Obligations and termination of the Commitments) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Agent’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full. When all of the Obligations have been paid in full, Agent will, at Borrowers’ sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by Agent.

3.5. Early Termination by Borrowers. Borrowers have the option, at any time upon five Business Days prior written notice to Agent, to repay all of the Obligations in full and terminate the Commitments. The foregoing notwithstanding, (a) Borrowers may rescind termination notices relative to proposed payments in part or in full of the Obligations with the proceeds of third party Indebtedness or Equity Interests if the closing for such issuance or incurrence does not happen on or before the date of the proposed termination (in which case, a new notice shall be required to be sent in connection with any subsequent termination), and (b) Borrowers may extend the date of termination at any time with the consent of Agent (which consent shall not be unreasonably withheld or delayed).

4.	REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement, the Parent and each Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Revolving Loan (or other extension of credit) made thereafter, as though made on and as of the date of such Revolving Loan (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date), and such representations and warranties shall survive the execution and delivery of this Agreement:

4.1. Due Organization and Qualification; Subsidiaries.

(a) Each Loan Party and each of its Subsidiaries (i) is duly incorporated or organized and existing and is, to the extent applicable, in good standing under the laws of the jurisdiction of its organization or incorporation, (ii) is qualified or registered to do business in any jurisdiction except where the failure to be in good standing or so qualified or registered could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

(b) Set forth on Schedule 4.1(b) to this Agreement, as of December 31, 2017, is a complete and accurate description of the authorized Equity Interests of Parent, by class, and a description of the number of shares of each such class that are issued and outstanding.

(c) Set forth on Schedule 4.1(c) to this Agreement (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement), is a complete and accurate list of the Parent’s direct and indirect Subsidiaries that are Loan Parties, showing: (i) the number of shares of each class of common and preferred Equity Interests authorized for each of such Subsidiaries, and (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Parent. All of the outstanding Equity Interests of each such Subsidiary has been validly issued and is fully paid and non-assessable.

(d) Except as set forth on Schedule 4.1(d) to this Agreement, there are no subscriptions, options, warrants, or calls relating to any shares of any Loan Party’s or any of its Subsidiaries’ Equity Interests, including any right of conversion or exchange under any outstanding security or other instrument. Except as set forth on Schedule 4.1(d) to this Agreement, no Loan Party is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Equity Interests or any security convertible into or exchangeable for any of its Equity Interests.

4.2. Due Authorization; No Conflict.

(a) As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.

(b) As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, provincial, foreign or local law or regulation applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries the violation of which could reasonably be expected to have a Material Adverse Effect, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Agreement of any Loan Party or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any Material Agreement of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.

4.3. Governmental Consents. The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than (i) registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect, and (ii) such registrations, consents, approvals or notices the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation, as of the Closing Date.

4.4. Binding Obligations; Perfected Liens.

(a) Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by general equitable or discretionary principles whether considered in a proceeding at law or in equity or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b) Agent’s Liens on the Collateral are validly created, perfected (other than (i) in respect of motor vehicles that are subject to a certificate of title, (ii) money, (iii) letter-of-credit rights (other than supporting obligations), (iv) commercial tort claims of the US Loan Parties (other than those that, by the terms of the US Security Agreement, are required to be perfected), and (v) any Deposit Accounts and Securities Accounts of the US Loan Parties not subject to a Control Agreement as permitted by Section 7(k) of the US Security Agreement, and subject only to the filing of financing statements and continuation statements therefor, the recordation of any Copyright Security Agreements, and the recordation of the Mortgages, in each case, in the appropriate filing offices), and first priority Liens, subject only to Permitted Liens.

4.5. Title to Assets; No Encumbrances. Each of the Loan Parties and its Subsidiaries has (a) good title to (in the case of fee interests in Real Property), (b) [reserved], (c) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (d) good title to (in the case of all other personal property), all of their respective assets reflected in their most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements to the extent permitted hereby and except for such defects in title or interests as could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.

4.6. Litigation. There are no actions, suits, or proceedings pending or, to the knowledge of any Borrower, threatened in writing against a Loan Party or any of its Subsidiaries that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.

4.7. Compliance with Laws. No Loan Party nor any of its Subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

4.8. No Material Adverse Effect. All historical financial statements relating to the Loan Parties and their Subsidiaries that have been delivered by Borrowers to Agent have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the Loan Parties’ and their Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended. Since December 31, 2020, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Effect.

4.9. Solvency.

(a) The US Borrowers, taken as a whole, are Solvent, the Canadian Borrowers, taken as a whole, are Solvent, and the Loan Parties, taken as a whole, are Solvent.

(b) No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

4.10. Employee Benefits.

(a) Except as set forth on Schedule 4.10(a), as of the Closing Date, no Loan Party maintains or contributes to any Pension Plan or Multiemployer Plan.

(b) Each Loan Party and each of the ERISA Affiliates has complied with ERISA, the IRC and all applicable laws regarding each Employee Plan, except for such compliance failures that, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c) Each Employee Plan (other than a Multiemployer Plan) is, and has been, maintained in compliance with ERISA, the IRC, all applicable laws and the terms of each such Employee Plan, except for such compliance failures that, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(d) Each Employee Plan (other than a Multiemployer Plan) that is intended to qualify under Section 401(a) of the IRC has received a favorable determination letter from the Internal Revenue Service or is entitled to rely on an opinion or advisory letter provided under a volume submitted or prototype program. To the knowledge of each Loan Party and except as could be reasonably expected to result in a Material Adverse Effect, nothing has occurred which could reasonably be expected to prevent, or cause the loss of, such qualification.

(e) No liability to the PBGC (other than for the payment of current premiums which are not past due) by any Loan Party or ERISA Affiliate has been incurred or is reasonably expected by any Loan Party or ERISA Affiliate to be incurred with respect to any Pension Plan, except for such liability that either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect.

(f) No Notification Event exists, except for such events that either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect.

(g) As of the Closing Date, no Canadian Loan Party maintains, sponsors or contributes to any Canadian Pension Plan nor has any liabilities or obligations in respect of a Canadian Pension Plan that has been terminated or wound up.

4.11. Environmental Condition. Except as set forth on Schedule 4.11 to this Agreement, (a) to each Borrower’s knowledge, no Loan Party’s nor any of its Subsidiaries’ properties or assets has ever been used by a Loan Party, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law except where failure of any of foregoing matters to be true and correct could not reasonably be expected to have a Material Adverse Effect, (b) to each Borrower’s knowledge, no Loan Party’s nor any of its Subsidiaries’ properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site requiring remedial action except where failure of any of foregoing matters to be true and correct could not reasonably be expected to have a Material Adverse Effect, (c) no Loan Party nor any of its Subsidiaries has received written notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by a Loan Party or its Subsidiaries except where failure of any of foregoing matters to be true and correct could not reasonably be expected to have a Material Adverse Effect, and (d) no Loan Party nor any of its Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

4.12. Complete Disclosure. All factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about the industry of any Loan Party or its Subsidiaries) furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, and all other such factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information the industry of any Loan Party or its Subsidiaries) hereafter furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The Projections delivered to Agent on March 15, 2018 represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent, Borrowers’ commercially reasonable estimate, on the date such Projections are delivered, of the Loan Parties’ and their Subsidiaries’ future performance for the periods covered thereby based upon assumptions believed by Borrowers to be reasonable at the time of the delivery thereof to Agent (it being understood that such Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Subsidiaries, and no assurances can be given that such Projections will be realized, and although reflecting Borrowers’ commercially reasonable estimate, projections or forecasts based on methods and assumptions which Borrowers believed to be reasonable at the time such Projections were prepared, are not to be viewed as facts, and that actual results during the period or periods covered by the Projections may differ materially from projected or estimated results).

4.13. Patriot Act, Etc. To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001, as amended) (the “Patriot Act”) and all applicable Canadian Anti-Money Laundering & Anti-Terrorism Legislation.

4.14. Indebtedness. Set forth on Schedule 4.14 to this Agreement is a true and complete list of all Indebtedness of each Loan Party and each of its Subsidiaries outstanding immediately prior to the Closing Date (other than unsecured Permitted Indebtedness outstanding immediately prior to the Closing Date with respect to any one transaction or a series of related transactions in an amount not to exceed $10,000,000 and Permitted Purchase Money Indebtedness) that is to remain outstanding immediately after giving effect to the closing hereunder on the Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Closing Date.

4.15. Payment of Taxes. Except as otherwise permitted under Section 5.5, all US and Canadian federal, provincial, state (as applicable) and all other material Tax returns and reports of each Loan Party and its Subsidiaries required to be filed by any of them have been timely filed (subject to extensions granted for filing same), and all material Taxes shown on such Tax returns to be due and payable and all other material Taxes upon a Loan Party and its Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable. Each Loan Party and each of its Subsidiaries have made adequate provision taken as a whole in accordance with GAAP for all material Taxes not yet due and payable. No Borrower knows of any proposed Tax assessment against a Loan Party or any of its Subsidiaries that is not being actively contested by such Loan Party or such Subsidiary diligently, in good faith, and by appropriate proceedings and which could reasonably be expected to result in a Material Adverse Effect.

4.16. Margin Stock. Neither any Loan Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made by the Lender Group to Borrowers will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors.

4.17. Governmental Regulation. No Loan Party nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Loan Party nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.18. OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. No Loan Party or any of its Subsidiaries is in violation of any Sanctions. No Loan Party nor any of its Subsidiaries nor, to the knowledge of such Loan Party, any director, officer, employee, agent or Affiliate of such Loan Party or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. Each of the Loan Parties and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries, and to the knowledge of each such Loan Party, each director, officer, employee, agent and Affiliate of each such Loan Party and each such Subsidiary, is in compliance (i) with all Sanctions, and (ii) in all material respects, with all Anti-Corruption Laws and Anti-Money Laundering Laws. No proceeds of any Loan made or Letter of Credit issued hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any Sanction, Anti-Corruption Law or Anti-Money Laundering Law by any Person (including any Lender, Bank Product Provider, or other individual or entity participating in any transaction).

4.19. Employee and Labor Matters. There is (i) no unfair labor practice complaint pending or, to the knowledge of any Borrower, threatened against any Loan Party or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or its Subsidiaries which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against any Loan Party or its Subsidiaries, or (iii) to the knowledge of any Borrower, after due inquiry, no union representation question existing with respect to the employees of any Loan Party or its Subsidiaries and no union organizing activity taking place with respect to any of the employees of any Loan Party or its Subsidiaries, that, in each case, could reasonably be expected to result in a Material Adverse Effect. None of any Loan Party or its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state or provincial or other applicable law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of each Loan Party and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any Loan Party or its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Parent except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.20. [Reserved].

4.21. [Reserved].

4.22. Eligible Accounts. As to each Account that is identified by Borrowers as an Eligible Account in a Borrowing Base Certificate submitted to Agent, such Account is (a) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of a Loan Party’s business, (b) owed to a Loan Party without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation, and (c) not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Accounts.

4.23. Eligible Inventory. As to each item of Inventory that is identified by Borrowers as Eligible Finished Goods Inventory in a Borrowing Base Certificate submitted to Agent, such Inventory is (a) of good and merchantable quality, free from known defects, and (b) not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Inventory.

4.24. [Reserved].

4.25. Location of Inventory. The Inventory of Borrowers and their Subsidiaries is not stored with a bailee, warehouseman, or similar party and is located only at, or in-transit between, the locations identified on Schedule 4.25 to this Agreement (as such Schedule may be updated pursuant to Section 5.14).

4.26. Inventory Records. Each Loan Party keeps correct and accurate records itemizing and describing the type, quality, and quantity of its and its Subsidiaries’ Inventory and the book value thereof.

4.27. Hedge Agreements. On each date that any Hedge Agreement is executed by any Hedge Provider, Borrower and each other Loan Party satisfy all eligibility, suitability and other requirements under the Commodity Exchange Act (7 U.S.C. § 1, et seq., as in effect from time to time) and the Commodity Futures Trading Commission regulations.

4.28. [Reserved].

4.29. [Reserved].

4.30. [Reserved].

4.31. [Reserved]

4.32. Immaterial Subsidiaries. Set forth on Schedule 4.32 (as such Schedule may be updated from time to time in accordance herewith) is a list of Immaterial Subsidiaries as of the most recent date on which Parent provided the Compliance Certificate pursuant to Section 5.1; provided, that Borrowers may amend Schedule 4.32 to add or delete Immaterial Subsidiaries so long as such amendment occurs by written notice to Agent on the date that Parent provides the Compliance Certificate. Each Immaterial Subsidiary, and the Immaterial Subsidiaries taken as a whole, comply with the requirements set forth in the definition of “Immaterial Subsidiary”.

5. AFFIRMATIVE COVENANTS.

Each of Parent and each Borrower covenants and agrees that, until the termination of all of the Commitments and payment in full of the Obligations:

5.1. Financial Statements, Reports, Certificates. Borrowers (a) will deliver to Agent, with copies to each Lender, each of the financial statements, reports, and other items set forth on Schedule 5.1 to this Agreement no later than the times specified therein, (b) agree that no Subsidiary of a Loan Party will have a fiscal year different from that of Parent, (c) agree to maintain a system of accounting that enables Borrowers to produce financial statements in accordance with GAAP, and (d) agree that they will, and will cause each other Loan Party to, (i) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to their and their Subsidiaries’ sales, and (ii) maintain their billing systems and practices substantially as in effect as of the Closing Date and shall only make material modifications thereto with notice to, and with the consent of, Agent (such consent not to be unreasonably withheld, delayed or conditioned).

5.2. Reporting. Borrowers (a) will deliver to Agent (and if so requested by Agent, with copies for each Lender) each of the reports set forth on Schedule 5.2 to this Agreement at the times specified therein, and (b) agree to use commercially reasonable efforts in cooperation with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on such Schedule. Borrowers and Agent hereby agree that the delivery of the Borrowing Base Certificate through Agent’s electronic platform or portal, subject to Agent’s authentication process, by such other electronic method as may be approved by Agent from time to time in its sole discretion, or by such other electronic input of information necessary to calculate the Borrowing Bases as may be approved by Agent from time to time in its sole discretion, shall in each case be deemed to satisfy the obligation of Borrowers to deliver such Borrowing Base Certificate, with the same legal effect as if such Borrowing Base Certificate had been manually executed by Borrowers and delivered to Agent.

5.3. Existence. Except as otherwise permitted under Section 6.3 or Section 6.4, each Loan Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect such Person’s valid existence and good standing in its jurisdiction of organization and, except as could not reasonably be expected to result in a Material Adverse Effect, good standing with respect to all other jurisdictions in which it is qualified to do business and any rights, franchises, permits, licenses, accreditations, authorizations, or other approvals material to their businesses.

5.4. Maintenance of Properties. Each Loan Party will, and will cause each of its Subsidiaries to, maintain and preserve all of its assets that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear, casualty, and condemnation and Permitted Dispositions excepted (and except where the failure to so maintain and preserve assets could not reasonably be expected to result in a Material Adverse Effect).

5.5. Taxes. Each Loan Party will, and will cause each of its Subsidiaries to, pay in full before delinquency or before the expiration of any extension period all material Taxes imposed, levied, or assessed against it, or any of its assets or in respect of any of its income, businesses, capital, or franchises, other than to the extent that the validity of such Tax is the subject of a Permitted Protest.

5.6. Insurance. Each Loan Party will, and will cause each of its Subsidiaries to, at Borrowers’ expense, maintain insurance respecting each of each Loan Party’s and its Subsidiaries’ assets wherever located, in at least such amounts (after giving effect to any self-insurance which such Loan Party believes (in the good faith judgment of management of such Loan Party) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as such Loan Party believes (in the good faith judgment of management of such Loan Party) is reasonable and prudent in light of the size and nature of its business, together with flood insurance coverage reasonably acceptable to Agent with respect to any Real Property Collateral located in a flood zone. All such policies of insurance shall be with financially sound and reputable insurance companies acceptable to Agent (it being agreed that, as of the First Amendment Effective Date, (i) Factory Mutual Insurance Company is acceptable to Agent and (ii) the amount, adequacy, and scope of the policies of insurance of the Loan Parties in effect as of the First Amendment Effective Date are acceptable to Agent). All property insurance policies are to be made payable to Agent for the benefit of Agent and the Lenders, as their interests may appear, in case of loss, pursuant to a standard lender’s loss payable endorsement with a standard non-contributory “lender” or “secured party” clause and are to contain such other provisions as Agent may reasonably require to protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of property and general liability insurance are to be delivered to Agent, with the lender’s loss payable and additional insured endorsements in favor of Agent and shall, if customarily provided by such insurance carrier, provide notice in accordance with the terms of the applicable insurance policies with respect to the cancellation of such policies. If any Loan Party or its Subsidiaries fails to maintain such insurance, Agent may arrange for such insurance, but at Borrowers’ expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Any such insurance arranged for by Agent shall be cancelled upon the Loan Parties’ obtaining the insurance required to be obtained and maintained in accordance with this Section 5.6. Borrowers shall give Agent prompt notice of any loss exceeding $50,000,000 covered by the casualty or business interruption insurance of any Loan Party or its Subsidiaries. Upon the occurrence and during the continuance of an Event of Default, Agent shall have the sole right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. If at any time the area in which any Real Property that is subject to a Mortgage is located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount and on terms that are satisfactory to Agent and all Lenders from time to time, and otherwise comply with the Flood Laws or as is otherwise satisfactory to Agent and all Lenders.

5.7. Inspection.

(a) Each Loan Party will, and will cause each of its Subsidiaries to, permit Agent and each of its duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its senior management (provided, that an authorized representative of a Borrower shall be allowed to be present) at such reasonable times and intervals as Agent may designate and, so long as no Event of Default has occurred and is continuing, with reasonable prior notice to Borrowers and during regular business hours, at Borrowers’ expense in accordance with the provisions of the Fee Letter, subject to the limitations set forth below in Section 5.7(c).

(b) Each Loan Party will, and will cause each of its Subsidiaries to, permit Agent and each of its duly authorized representatives or agents to conduct field examinations, appraisals or valuations at such reasonable times and intervals as Agent may designate, at Borrowers’ expense in accordance with the provisions of the Fee Letter, subject to the limitations set forth below in Section 5.7(c).

(c) So long as no Event of Default shall be continuing during a calendar year, Borrowers shall not be obligated to reimburse Agent for more than one field examination in such calendar year (increasing to two field examinations if at any time during such calendar year Aggregate Excess Availability is less than the greater of (i) 15.0% of the Line Cap, and (ii) $60,000,000), and one inventory appraisal in such calendar year (increasing to two inventory appraisals if at any time during such calendar year Aggregate Excess Availability is less than the greater of (i) 15.0% of the Line Cap, and (ii) $60,000,000), in each case, except for field examinations and appraisals conducted prior to the Closing Date or in connection with a proposed Permitted Acquisition (whether or not consummated).

Notwithstanding anything to the contrary in this Section 5.7, neither the Borrowers nor any Subsidiary of the Borrowers will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) so long as no Event of Default shall be continuing (and thereafter, subject to the provisions of Section 17.9 hereof), that constitutes non-financial trade secrets, or non-financial proprietary information, not reasonably related to the actual or projected financial results of operation of the Borrowers nor any Subsidiary of the Borrowers, (ii) to the extent disclosure to the Agent (or their respective representatives or contractors) is prohibited by any requirement of law or court or regulatory order or any binding agreement not entered into for the purpose of avoiding disclosure to the Agent or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

5.8. Compliance with Laws. Each Loan Party will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

5.9. Environmental. Except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect, each Loan Party will, and will cause each of its Subsidiaries to,

(a) Keep any property either owned or operated by any Loan Party or its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,

(b) Comply with applicable Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests,

(c) To the extent such release constitutes a violation under applicable Environmental Laws, promptly notify Agent of any release of which any Loan Party has knowledge of a Hazardous Material in any reportable quantity from or onto property owned or operated by any Loan Party or its Subsidiaries and take any Remedial Actions required to be taken by a Loan Party under applicable Environmental Law to abate said release or otherwise to come into compliance with applicable Environmental Law, and

(d) Promptly, but in any event within five Business Days of its receipt thereof, provide Agent with written notice of any of the following: (i) written notice that an Environmental Lien has been filed against any of the real or personal property of a Loan Party or its Subsidiaries, (ii) written notice that an Environmental Action has or will be filed against a Loan Party or its Subsidiaries, and (iii) written notice of a violation, citation, or other administrative order from a Governmental Authority against a Loan Party or its Subsidiaries (other than Immaterial Subsidiaries).

5.10. Disclosure Updates. Each Loan Party will, promptly and in no event later than fifteen Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to Agent or the Lenders contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

5.11. Formation of Subsidiaries.

(a) Each Loan Party will, at the time that any Loan Party forms any direct or indirect Subsidiary (other than an Immaterial Subsidiary), or acquires any direct or indirect Subsidiary (other than an Immaterial Subsidiary) after the Closing Date, within thirty days of such event (or such later date as permitted by Agent in its sole discretion):

(i) cause such new Subsidiary (A) if such Subsidiary is a Domestic Subsidiary or a Foreign Subsidiary organized under the laws of Canada or any province thereof, and Administrative Borrower requests, subject to the consent of Agent, that such Domestic Subsidiary be joined as a US Borrower or Foreign Subsidiary be joined as a Canadian Borrower hereunder, to provide to Agent a Joinder to this Agreement, and (B) to provide to Agent a joinder to the US Security Agreement (unless such Subsidiary is an Excluded Subsidiary) and/or Canadian Security Documents, as applicable, and a guaranty of the Obligations (provided, that if such Subsidiary is an Excluded Subsidiary, such Subsidiary shall only be required to guaranty the Foreign Obligations), in each case, together with such other security agreements (including Mortgages with respect to any Real Property owned in fee of such new Subsidiary with a fair market value of greater than $12,500,000), as well as appropriate financing statements (and with respect to all property subject to a Mortgage, fixture filings), all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary);

(ii) provide, or cause the applicable Loan Party to provide, to Agent a pledge agreement (or an addendum to the applicable Security Agreement) and appropriate certificates, transfer forms and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary in form and substance reasonably satisfactory to Agent (which pledge, if reasonably requested by Agent, shall be governed by the laws of the jurisdiction of organization of such Subsidiary); provided, that only 65% of the total outstanding voting Equity Interests of any first tier Excluded Subsidiary (and no Equity Interests of any other Excluded Subsidiary) shall be required to be pledged to secure the US Obligations (with no such restriction applying to security for the Foreign Obligations), and

(iii) provide to Agent all other documentation, including the Governing Documents of such Subsidiary and one or more opinions of counsel reasonably satisfactory to Agent, which, in its opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance, flood certification documentation or other documentation with respect to all Real Property owned in fee and subject to a mortgage). For the avoidance of doubt, any Subsidiary joined under this Section 5.11 shall only be required to use commercially reasonable efforts to obtain any Collateral Access Agreement required by this Agreement, and failure to obtain such Collateral Access Agreements shall not constitute a Default or Event of Default.

(b) Any document, agreement, or instrument executed or issued pursuant to this Section 5.11 shall constitute a Loan Document.

(c) In the event (1) a Guarantor is no longer a Domestic Subsidiary other than an Immaterial Subsidiary or (2) a dissolution, sale or other disposition (including by way of merger or consolidation with a Person that is not a Loan Party) of all or substantially all of the assets or all of the Equity Interests of any Guarantor occurs and such sale or disposition is permitted by this Agreement (or permitted pursuant to a waiver, amendment, modification of or consent to a transaction otherwise prohibited by this Agreement), then, so long as no Event of Default has occurred and is continuing, the Agent shall, upon written request by the Borrowers, and at no cost to the Agent that is not reimbursed pursuant hereto, release such Guarantor from its liabilities and obligations under the Loan Documents pursuant to such documentation as the Borrowers may reasonably require.

5.12. Further Assurances. Each Loan Party will, and will cause each of the other Loan Parties to, at any time upon the reasonable request of Agent, execute or deliver to Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, mortgages, deeds of trust, opinions of counsel, and all other documents (the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent, to create, perfect, and continue perfected or to better perfect Agent’s Liens in all of the assets of each of the Loan Parties (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal) (other than Excluded Collateral or any other assets expressly excluded from the Collateral (as defined in the US Security Agreement) pursuant to Section 3 of the US Security Agreement), to create and perfect Liens in favor of Agent in any Real Property acquired by any other Loan Party with a fair market value in excess of $12,500,000, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents; provided, that the foregoing shall not apply, with respect to the US Obligations only, to any Excluded Subsidiary or, with respect to any Obligations, any Immaterial Subsidiary. To the maximum extent permitted by applicable law, if any Borrower or any other Loan Party refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time not to exceed 10 Business Days following the request to do so, each Borrower and each other Loan Party hereby authorizes Agent to execute any such Additional Documents in the applicable Loan Party’s name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In furtherance of, and not in limitation of, the foregoing, (i) each US Loan Party shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the US Guarantors and are secured by substantially all of the assets of the US Loan Parties, including all of the outstanding capital Equity Interests of each US Borrower and its Subsidiaries (in each case, other than with respect to any Excluded Collateral or any other assets expressly excluded from the Collateral (as defined in the US Security Agreement) pursuant to Section 3 of the US Security Agreement), and (ii) each Canadian Loan Party shall take such actions as Agent may reasonably request from time to time to ensure that the Foreign Obligations are guaranteed by the Canadian Guarantors and are secured by substantially all of the assets of the Canadian Loan Parties, including all of the outstanding capital Equity Interests of each Canadian Borrower and each of its Subsidiaries (in each case, other than with respect to any Excluded Collateral or other assets expressly excluded from the Collateral (as defined in the US Security Agreement) pursuant to Section 3 of the US Security Agreement or any applicable Canadian Security Document). Notwithstanding anything to the contrary contained herein (including Section 5.11 hereof and this Section 5.12) or in any other Loan Document, (x) Agent shall not accept delivery of any Mortgage from any Loan Party unless each of the Lenders has received 45 days prior written notice thereof and Agent has received confirmation from each Lender that such Lender has completed its flood insurance diligence, has received copies of all flood insurance documentation and has confirmed that flood insurance compliance has been completed as required by the Flood Laws or as otherwise satisfactory to such Lender and (y) Agent shall not accept delivery of any joinder to any Loan Document with respect to any Subsidiary of any Loan Party that is not a Loan Party, if such Subsidiary that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation unless such Subsidiary has delivered a Beneficial Ownership Certification in relation to such Subsidiary and Agent has completed its Patriot Act searches, OFAC/PEP searches and customary individual background checks for such Subsidiary, the results of which shall be satisfactory to Agent.

5.13. [Reserved].

5.14. Location of Inventory; Chief Executive Office. Each Loan Party will keep (a) their Inventory (other than Inventory in transit or other Inventory at a location with a value of less than $200,000) only at the locations identified on Schedule 4.25 to this Agreement (provided that Borrowers may amend Schedule 4.25 to this Agreement so long as such new location is within the continental United States or Canada, and such amendment occurs by written notice to Agent (i) not less than ten days prior to the date on which such Inventory is moved to such new location in the case of any such new location within Canada, and (ii) not less than 30 days after the date on which such Inventory is moved to such new location in the case of any such new location within the United States, and (b) their respective chief executive offices (and, in the case of any Canadian Loan Party, its registered office) only at the locations identified on Schedule 7 to the applicable Security Agreement. Each Loan Party will use its commercially reasonable efforts to obtain Collateral Access Agreements for each of the locations identified on Schedule 7 to the applicable Security Agreement and Schedule 4.25 to this Agreement, but failure to do so shall not constitute a Default or Event of Default.

5.15. OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. Each Loan Party will, and will cause each of its Subsidiaries to, comply (i) with all applicable Sanctions, and (ii) in all material respects, with all applicable Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries shall implement and maintain in effect policies and procedures designed to ensure compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.

5.16. Bank Products. The Loan Parties shall maintain their primary United States depository and treasury management relationships with Wells Fargo or one or more of its Affiliates at all times during the term of the Agreement.

5.17. Canadian Compliance. Each Parent and each Borrower will, and will cause each of its Subsidiaries to, (a) comply with all applicable federal and provincial laws, including the Income Tax Act (Canada), with respect to any Canadian Pension Plans and the terms of any such Canadian Pension Plan except, in each case, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (b) operate (within the limits set forth by applicable law) each Canadian Pension Plan in such a manner that will not incur any material liability under the Income Tax Act (Canada) or other applicable federal or provincial pension benefits legislation, except, in each case, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, and (c) furnish to Agent upon Agent’s reasonable written request such additional information about any Canadian Pension Plan for which Parents or their Subsidiaries could reasonably expect to incur any material liability. All employer or employee payments, contributions or premiums in an aggregate amount in excess of $250,000 required to be remitted or paid to in respect of Canadian statutory benefit plans that any Parent or any of their Subsidiaries is required to participate in or comply with, including the Canada Pension Plan or Quebec Pension Plan as maintained by the Government of Canada or Province of Quebec, respectively, and plans administered pursuant to applicable workplace safety insurance and employment insurance legislation will be paid or remitted by each such Person in accordance with the terms thereof, any agreements relating thereto and all applicable laws, except to the extent that any amount so payable is subject to a Permitted Protest and a Canadian Priority Payable Reserve for such amount, where applicable, has been established.

5.18. Employee Benefits. Each Parent and each Borrower will maintain and operate, and cause each of its Subsidiaries to maintain and operate, each Employee Plan in accordance with all applicable laws except where the failure to maintain or operate such an Employee Plan in accordance with applicable law could not reasonably be expected to have a Material Adverse Effect. Each Parent and each Borrower will notify Agent within ten Business Days of (i) the formation of, or undertaking the duty to make a contribution to, any Employee Plan (other than contributions to an Employee Plan made in the ordinary course of business or an Employee Plan in place as of the date of this Agreement), or (ii) the receipt of any written notice from any Governmental Authority that any Loan Party has liability for excise taxes, fines, penalties, or damages for breach of fiduciary duty with respect to any Employee Plan under ERISA or the IRC, except, in each case, where the liability could not reasonably be expected to result in a Material Adverse Effect.

6. NEGATIVE COVENANTS.

Each of Parent and each Borrower covenants and agrees that, until the termination of all of the Commitments and the payment in full of the Obligations:

6.1. Indebtedness. Each Loan Party will not, and will not permit any of its Subsidiaries to, create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.

6.2. Liens. Each Loan Party will not, and will not permit any of its Subsidiaries to, create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

6.3. Restrictions on Fundamental Changes. Each Loan Party will not, and will not permit any of its Subsidiaries to,

(a) Other than in order to consummate a Permitted Acquisition, enter into any merger, amalgamation, consolidation, reorganization, or recapitalization, or reclassify its Equity Interests, except for (i) any merger or amalgamation between Loan Parties organized or incorporated in the same jurisdiction; provided, that a Borrower must be the surviving or continuing entity of any such merger or amalgamation to which it is a party, Parent must be the surviving or continuing entity of any such merger or amalgamation to which it is a party, and no merger may occur between Parent and any Borrower, (ii) any merger or amalgamation between a Loan Party and a Subsidiary of such Loan Party that is not a Loan Party so long as such Loan Party is the surviving entity of any such merger or amalgamation (or, in the case of an amalgamation, the continuing corporation resulting therefrom must be liable for the Obligations of such Loan Party under the Loan Documents), and (iii) any merger between Subsidiaries of any Loan Party that are not Loan Parties,

(b) liquidate, wind up, or dissolve itself (or suffer any liquidation, winding up or dissolution), except for (i) the liquidation, winding up or dissolution of non-operating Subsidiaries of any Loan Party with nominal assets and nominal liabilities, (ii) the liquidation, winding up or dissolution of a Loan Party (other than Parent or any Borrower) or any of its wholly-owned Subsidiaries so long as all of the assets (including any interest in any Equity Interests) of such Loan Party or Subsidiary are transferred to a Loan Party that is not liquidating, winding up or dissolving or such Loan Party has nominal assets and nominal liabilities which are otherwise disposed of in a Permitted Disposition, or (iii) the liquidation, winding up or dissolution of a Subsidiary of any Loan Party that is not a Loan Party (other than any such Subsidiary the Equity Interests of which (or any portion thereof) is subject to a Lien in favor of Agent) if the Borrowers determine in good faith that such liquidation, winding up or dissolution is in the best interests of the Borrowers, so long as the assets of such liquidating, winding up or dissolving Subsidiary are otherwise disposed of in a Permitted Disposition or are transferred to a Subsidiary of a Loan Party that is not liquidating, winding up or dissolving,

(c) suspend or cease operating a substantial portion of its or their business, except as permitted pursuant to clauses (a) or (b) above or in connection with a transaction permitted under Section 6.4, or

(d) change its classification/status for U.S. federal income tax purposes.

6.4. Disposal of Assets. Other than Permitted Dispositions or transactions expressly permitted by Sections 6.3 or 6.9, each Loan Party will not, and will not permit any of its Subsidiaries to, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of its or their assets (including by an allocation of assets among newly divided limited liability companies pursuant to a “plan of division”).

6.5. Nature of Business. Each Loan Party will not, and will not permit any of its Subsidiaries to, make any material change in the nature of its or their business as described in Schedule 6.5 to this Agreement or acquire any properties or assets that are not reasonably related to the conduct of such business activities; provided, that the foregoing shall not prevent any Loan Party and its Subsidiaries from engaging in any business that is reasonably related, similar, complementary or ancillary to, or a reasonable extension, development or expansion of, its or their business.

6.6. Prepayments and Amendments. Each Loan Party will not, and will not permit any of its Subsidiaries to,

(a) Except in connection with Refinancing Indebtedness permitted by Section 6.1,

(i) optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Loan Party or its Subsidiaries, other than (A) the Obligations in accordance with this Agreement, (B) Hedge Obligations, (C) Permitted Intercompany Advances, or (D) other Indebtedness so long as the Payment Conditions are satisfied, or

(ii) make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the subordination terms and conditions, or

(b) Directly or indirectly, amend, modify, or change any of the terms or provisions of:

(i) any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness other than (A) the Obligations in accordance with this Agreement, (B) Hedge Obligations, (C) Permitted Intercompany Advances, and (D) Indebtedness permitted under clauses (c), (e), (h), (j), (k), (n) and (o) of the definition of Permitted Indebtedness, or

(ii) the Governing Documents of any Loan Party or any of its Subsidiaries if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders.

6.7. Restricted Payments. Each Loan Party will not, and will not permit any of its Subsidiaries to, make any Restricted Payment; provided, that so long as it is permitted by law,

(a) so long as no Event of Default shall have occurred and be continuing or would result therefrom, Parent may make distributions to former employees, officers, or directors of Parent (or any spouses, ex-spouses, or estates of any of the foregoing) on account of redemptions of Equity Interests of Parent held by such Persons; provided, that the aggregate amount of such redemptions made by Parent during the term of this Agreement plus the amount of Indebtedness outstanding under clause (l) of the definition of Permitted Indebtedness, does not exceed the sum of (i) $10,000,000 in the aggregate, plus (ii) the aggregate amount of Equity Issuance Proceeds received by the Parent in a substantially contemporaneous issuance of new common Equity Interests of the Parent,

(b) so long as no Event of Default shall have occurred and be continuing or would result therefrom, Parent may make distributions to former employees, officers, or directors of Parent (or any spouses, ex-spouses, or estates of any of the foregoing), solely in the form of forgiveness of Indebtedness of such Persons owing to Parent on account of repurchases of the Equity Interests of Parent held by such Persons; provided, that such Indebtedness was incurred by such Persons solely to acquire Equity Interests of Parent,

(c) so long as no Event of Default shall have occurred and be continuing or would result therefrom, Parent’s Subsidiaries may make distributions to Parent (i) in an amount sufficient to pay franchise taxes and other fees required to maintain the legal existence of the Loan Parties and their Subsidiaries to the extent actually used by Parent to pay such taxes, costs and expenses, and (ii) in an amount sufficient to pay out-of-pocket legal, accounting and filing costs and other expenses in the nature of overhead in the ordinary course of business of the Loan Parties and their Subsidiaries,

(d) each Subsidiary may make Restricted Payments to any Loan Party,

(e) the Borrowers and their Subsidiaries may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person,

(f) Restricted Payments may be made which consist of purchases, repurchases, redemptions or other acquisitions or retirements for value of Equity Interest deemed to occur upon the cashless exercise of stock options, warrants, rights to acquire Equity Interests or other convertible securities if such Equity Interests represent a portion of the exercise or exchange price thereof, and any purchases, repurchases, redemptions or other acquisitions or retirements for value of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of warrants, options or rights to acquire Equity Interests,

(g) the Borrowers may make cash payments in lieu of the issuance of fractional shares with respect to issuances of Equity Interests otherwise permitted under this Agreement, and

(h) other Restricted Payments so long as the Payment Conditions are satisfied.

6.8. Accounting Methods. Each Loan Party will not, and will not permit any of its Subsidiaries to, modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).

6.9. Investments. Each Loan Party will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment except for Permitted Investments.

6.10. Transactions with Affiliates. Each Loan Party will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction with any Affiliate of any Loan Party or any of its Subsidiaries except as disclosed on Schedule 6.10 and except for:

(a) transactions (other than the payment of management, consulting, monitoring, or advisory fees) between such Loan Party or its Subsidiaries, on the one hand, and any Affiliate of such Loan Party or its Subsidiaries, on the other hand, so long as such transactions are no less favorable, taken as a whole, to such Loan Party or its Subsidiaries, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate,

(b) any indemnity provided for the benefit of directors (or comparable managers) of a Loan Party or one of its Subsidiaries so long as it has been approved by such Loan Party’s or such Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law,

(c) the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and outside directors of a Loan Party or one of its Subsidiaries in the ordinary course of business and consistent with industry practice so long as it has been approved by such Loan Party’s or such Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law,

(d) (i) transactions solely among the US Loan Parties, (ii) transactions solely among the Canadian Loan Parties, and (iii) transactions solely among Subsidiaries of Loan Parties that are not Loan Parties,

(e) transactions permitted by Section 6.2, Section 6.3, Section 6.7, or Section 6.9, and

(f) agreements for the non-exclusive licensing of intellectual property, or distribution of products, in each case, among the Loan Parties and their Subsidiaries for the purpose of the counterparty thereof operating its business, and agreements for the assignment of intellectual property from any Loan Party or any of its Subsidiaries to any Loan Party.

6.11. Use of Proceeds. Each Loan Party will not, and will not permit any of its Subsidiaries to, use the proceeds of any Loan made hereunder for any purpose other than (a) on the Closing Date, (i) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses or any other amount owing under or in connection with the Existing Credit Facility, and (ii) to pay the fees, costs, and expenses incurred in connection with this Agreement, the other

Loan Documents, and the transactions contemplated hereby and thereby, in each case, as set forth in the Flow of Funds Agreement, and (b) thereafter, consistent with the terms and conditions hereof, for general corporate purposes; provided that (x) no part of the proceeds of the Loans will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors, (y) no part of the proceeds of any Loan or Letter of Credit will be used, directly or, to its knowledge after due care and inquiry, indirectly, to make any payments to a Sanctioned Entity or a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Entity or a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Entity or a Sanctioned Person, or in any other manner that would result in a violation of Sanctions by any Person, and (z) that no part of the proceeds of any Loan or Letter of Credit will be used, directly or, to its knowledge after due care and inquiry, indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws.

6.12. Limitation on Issuance of Equity Interests. Except for the issuance or sale of Qualified Equity Interests by Parent, each Loan Party will not, and will not permit any of its Subsidiaries to, issue or sell any of the Equity Interests issued by such Loan Party or Subsidiary.

6.13. Inventory with Bailees. Each Borrower will not, and will not permit any of its Subsidiaries to, store its Inventory (other than Inventory at a location with a value of less than $200,000) at any time with a bailee, warehouseman, or similar party except as set forth on Schedule 4.25 (as such Schedule may be amended in accordance with Section 5.14).

6.14. Canadian Employee Benefits. Neither any Parent nor any Borrower will, nor will it permit any of its Subsidiaries to:

(a) establish, maintain, sponsor, administer, contribute to, participate in or assume or incur any liability in respect of any Canadian Pension Plan or amalgamate with any Person if such Person, sponsors, administers, contributes to, participates in or has liability in respect of, any Canadian Defined Benefit Plan; or

(b) fail to make full payment when due of all amounts which, under the provisions of any Canadian Pension Plan, any agreement relating thereto or applicable law if such failure could reasonably be expected to result in a Material Adverse Effect.

7. FINANCIAL COVENANTS.

Each of Parent and each Borrower covenants and agrees that, until the termination of all of the Commitments and the payment in full of the Obligations, Parent and Borrowers will maintain a Fixed Charge Coverage Ratio, calculated for each 4 quarter period ending on the first day of any Covenant Testing Period and the last day of each fiscal quarter occurring until the end of any Covenant Testing Period (including the last day thereof), in each case of at least 1.00 to 1.00.

8. EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

8.1. Payments. If Borrowers fail to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of five Business Days, (b) all or any portion of the principal of the Loans, or (c) to the extent not converted to a Loan otherwise permitted to be outstanding hereunder, any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit;

8.2. Covenants. If any Loan Party or any of its Subsidiaries:

(a) fails to perform or observe any covenant or other agreement contained in any of (i) Sections 5.1, 5.2, 5.3 (solely if any Loan Party has not maintained valid existence in its jurisdiction of organization), 5.7 (solely if any Borrower refuses to allow Agent or its representatives or agents to visit any Borrower’s properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss Borrowers’ affairs, finances, and accounts with senior management of any Borrower in accordance with the terms of this Agreement) or 5.14 (solely if a Loan Party establishes a new Inventory location in the Province of Quebec) of this Agreement, (ii) Section 6 of this Agreement, (iii) Section 7 of this Agreement, or (iv) Section 7 of the US Security Agreement or Section 7 of the Canadian Security Agreement;

(b) fails to perform or observe any covenant or other agreement contained in Section 5.14 (other than if a Loan Party establishes a new Inventory location in the Province of Quebec) of this Agreement and such failure continues for a period of four days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower, or (ii) the date on which written notice thereof is given to Borrowers by Agent;

(c) fails to perform or observe any covenant or other agreement contained in any of Sections 5.3 (other than if any Loan Party has not maintained valid existence in its jurisdiction of organization), 5.4, 5.5, 5.6, 5.8, 5.10, 5.11 and 5.12 of this Agreement and such failure continues for a period of fifteen days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower, or (ii) the date on which written notice thereof is given to Borrowers by Agent; or

(d) fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of thirty days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower, or (ii) the date on which written notice thereof is given to Borrowers by Agent;

8.3. Judgments. If one or more judgments, orders, requirements to pay issued by any Canadian Governmental Authority or awards for the payment of money involving an aggregate amount of $50,000,000, or more (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against a Loan Party or any of its Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of sixty consecutive days at any time after the entry of any such judgment, order, or award during which (i) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (ii) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;

8.4. Voluntary Bankruptcy, etc. If an Insolvency Proceeding is commenced by a Loan Party or any of its Subsidiaries;

8.5. Involuntary Bankruptcy, etc. If an Insolvency Proceeding is commenced against a Loan Party or any of its Subsidiaries and any of the following events occur: (a) such Loan Party or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within sixty calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or its Subsidiary to continue undischarged or unstayed for a period of sixty calendar days, or (e) an order for relief shall have been issued or entered therein;

8.6. Default Under Other Agreements. If there is a default in one or more agreements to which a Loan Party or any of its Subsidiaries is a party with one or more third Persons relative to a Loan Party’s or any of its Subsidiaries’ Indebtedness involving an aggregate amount of $50,000,000 or more, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person after any applicable grace or cure period, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Subsidiary’s obligations thereunder;

8.7. Representations, etc. If any warranty, representation, certificate, statement, or Record made herein or in any other Loan Document or delivered in writing to Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;

8.8. Guaranty. If the obligation of any Guarantor under the guaranty of any of the Obligations (including any guaranty contained in any Security Agreement) is limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement) or if any Guarantor repudiates or revokes any such guaranty;

8.9. Security Documents. If the US Security Agreement, any Canadian Security Document, or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid, enforceable and perfected and, (except to the extent of Permitted Liens which are non-consensual Permitted Liens, permitted purchase money Liens or the interests of lessors under Capital Leases) first priority Lien on the Collateral covered thereby, except (a) as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement, (b) as the result of an action or failure to act on the part of Agent; or (c) for any such failure that extends only to Collateral (other than Eligible Accounts or Eligible Inventory) valued at less than $5,000,000 in the aggregate;

8.10. Loan Documents. The validity or enforceability of any Loan Document shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Agent) be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Subsidiaries shall deny that such Loan Party or its Subsidiaries has any liability or obligation purported to be created under any Loan Document; or

8.11. Change of Control. A Change of Control shall occur.

9. RIGHTS AND REMEDIES.

9.1. Rights and Remedies. Upon the occurrence and during the continuation of an Event of Default, Agent may, and, at the instruction of the Required Lenders, shall, in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following:

(a) by written notice to Borrowers, (i) declare the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrowers shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by each Borrower, and (ii) direct Borrowers to provide (and Borrowers agree that upon receipt of such notice Borrowers will provide) Letter of Credit Collateralization to Agent to be held as security for Borrowers’ reimbursement obligations for drawings that may subsequently occur under issued and outstanding Letters of Credit;

(b) by written notice to Borrowers, declare the Commitments terminated, whereupon the Commitments shall immediately be terminated together with (i) any obligation of any Revolving Lender to make Revolving Loans, (ii) the obligation of any Swing Lender to make Swing Loans, and (iii) the obligation of any Issuing Lender to issue Letters of Credit; and

(c) exercise all other rights and remedies available to Agent or the Lenders under the Loan Documents, under applicable law, or in equity.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5 in addition to the remedies set forth above, without any notice to Borrowers or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations (other than the Bank Product Obligations), inclusive of the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than the Bank Product Obligations), whether evidenced by this

Agreement or by any of the other Loan Documents, shall automatically become and be immediately due and payable and Borrowers shall automatically be obligated to repay all of such Obligations in full (including Borrowers being obligated to provide (and Borrowers agree that they will provide) (1) Letter of Credit Collateralization to Agent to be held as security for Borrowers’ reimbursement obligations in respect of drawings that may subsequently occur under issued and outstanding Letters of Credit and (2) Bank Product Collateralization to be held as security for Borrowers’ or their Subsidiaries’ obligations in respect of outstanding Bank Products), without presentment, demand, protest, or notice or other requirements of any kind, all of which are expressly waived by Parent and Borrowers.

9.2. Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Default or Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10.	WAIVERS; INDEMNIFICATION.

10.1. Demand; Protest; etc. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any Borrower may in any way be liable.

10.2. The Lender Group’s Liability for Collateral. Each Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code or PPSA, as applicable, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by the Loan Parties.

10.3. Indemnification. Each Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, each Issuing Lender, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery (provided, that Borrowers shall not be liable for costs and expenses (including attorneys’ fees) of any Lender (other than Wells Fargo) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other

Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Parent’s and its Subsidiaries’ compliance with the terms of the Loan Documents (provided, that the indemnification in this clause (a) shall not extend to (i) disputes solely between or among the Lenders that do not involve any acts or omissions of any Loan Party, or (ii) disputes solely between or among the Lenders and their respective Affiliates that do not involve any acts or omissions of any Loan Party; it being understood and agreed that the indemnification in this clause (a) shall extend to Agent (but not the Lenders unless the dispute involves an act or omission of a Loan Party) relative to disputes between or among Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (iii) any claims for Taxes, which shall be governed by Section 16, other than Taxes which relate to non-Tax claims), (b) with respect to any actual or prospective investigation, litigation, or proceeding related to this Agreement, any other Loan Document, the making of any Loans or issuance of any Letters of Credit hereunder, or the use of the proceeds of the Loans or the Letters of Credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by any Loan Party or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of any Loan Party or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, no Borrower shall have any obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON. Notwithstanding anything to the contrary in this Section 10.3, no Canadian Loan Party shall be liable or responsible for or deemed to be a guarantor of obligations (within the meaning of Section 956(c) of the IRC) of the US Loan Parties.

11. NOTICES.

Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile. In the case of notices or demands to any Loan Party or Agent, as the case may be, they shall be sent to the respective address set forth below:

If to any Loan Party:	c/o NOW INC. 7402 North Eldridge Parkway Houston, Texas 77041 Attn: Treasurer Fax No. (281) 466-4592

with copies to:	HAYNES AND BOONE 1221 McKinney Street, Suite 4000 Houston, Texas 77010 Attn: Brent Shultz Fax No.: (713) 236-5515

If to Agent:	WELLS FARGO BANK, NATIONAL ASSOCIATION 1100 Abernathy Road, Suite 1600 Atlanta, GA 30328 Attn: Loan Portfolio Manager—dNOW Fax No.: (855) 260-0212

with copies to:	GOLDBERG KOHN LTD. 55 East Monroe Street, Suite 3300 Chicago, Illinois 60603 Attn: Jessica DeBruin, Esq. Fax No. (312) 863-7857

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or three Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

12.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.

(a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR

THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK .

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF PARENT AND EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).

(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF PARENT AND EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). EACH OF PARENT AND EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(e) NO CLAIM MAY BE MADE BY ANY PARTY HERETO, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH PARTY HERETO HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

13.	ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

13.1. Assignments and Participations.

(a) (i) Subject to the conditions set forth in clause (a)(ii) below, any Lender may assign and delegate all or any portion of its rights and duties under the Loan Documents (including the Obligations owed to it and its Commitments) to one or more assignees so long as such prospective assignee is an Eligible Transferee (each, an “Assignee”), with the prior written consent (such consent not be unreasonably withheld or delayed) of:

(A) Borrowers; provided, that no consent of Borrowers shall be required (1) if an Event of Default has occurred and is continuing, or (2) in connection with an assignment to a Person that is a Lender or an Affiliate (other than natural persons) of a Lender; provided further, that Borrowers shall be deemed to have consented to a proposed assignment unless they object thereto by written notice to Agent within five Business Days after having received notice thereof; and

(B) Agent, Swing Lender, and each Issuing Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) no assignment may be made (i) so long as no Specified Event of Default has occurred and is continuing, to a Competitor, and (ii) to a natural person,

(B) no assignment may be made to a Loan Party or an Affiliate of a Loan Party,

(C) the amount of the Commitments and the other rights and obligations of the assigning Lender hereunder and under the other Loan Documents subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Agent) shall be in a minimum amount (unless waived by Agent) of $5,000,000 (except such minimum amount shall not apply to (I) an assignment or delegation by any Lender to any other Lender, an Affiliate of any Lender, or a Related Fund of such Lender, or (II) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000),

(D) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement,

(E) the parties to each assignment shall execute and deliver to Agent an Assignment and Acceptance; provided, that Borrowers and Agent may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned to an Assignee until written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrowers and Agent by such Lender and the Assignee,

(F) unless waived by Agent, the assigning Lender or Assignee has paid to Agent, for Agent’s separate account, a processing fee in the amount of $3,500, and

(G) the assignee, if it is not a Lender, shall deliver to Agent an Administrative Questionnaire in a form approved by Agent (the “Administrative Questionnaire”).

(b) From and after the date that Agent receives the executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall be a “Lender” and shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 17.9(a).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) Immediately upon Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) decreases the amount or postpones the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through such Lender, (v) no participation shall be sold to a natural person, (vi) no participation shall be sold to a Loan Party or an Affiliate of a Loan Party, and (vii) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation (provided any Participant shall be entitled to the benefits of Section 16 as if it were a Lender provided that such Participant complies with its obligations specified in Section 16), except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

(f) In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.9, disclose all documents and information which it now or hereafter may have relating to any Loan Party and its Subsidiaries and their respective businesses.

(g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement to secure obligations of such Lender, including any pledge in favor of any Federal Reserve Bank or the Bank of Canada in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24 or other applicable law, and such Federal Reserve Bank or the Bank of Canada may enforce such pledge or security interest in any manner permitted under applicable law; provided, that no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Agent (as a non-fiduciary agent on behalf of Borrowers) shall maintain, or cause to be maintained, a register (the “Register”) on which it enters the name and address of each Lender as the registered owner of the Revolving Loan (and the principal amount thereof and stated interest thereon) held by such Lender (each, a “Registered Loan”). Other than in connection with an assignment by a Lender of all or any portion of its portion of the Revolving Loan to an Affiliate of such Lender or a Related Fund of such Lender (i) a Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide) and (ii) any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any evidencing the same), Borrowers shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. In the case of any assignment by a Lender of all or any portion of its Revolving Loan to an Affiliate of such Lender or a Related Fund of such Lender, and which assignment is not recorded in the Register, the assigning Lender, on behalf of Borrowers, shall maintain a register comparable to the Register. It is intended that the Register be maintained such that the Loans are in “registered form” for the purposes of the IRC.

(i) In the event that a Lender sells participations in the Registered Loan, such Lender, as a non-fiduciary agent on behalf of Borrowers, shall maintain (or cause to be maintained) a register on which it enters the name of all participants in the Registered Loans held by it (and the principal amount (and stated interest thereon) of the portion of such Registered Loans that is subject to such participations) (the “Participant Register”). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form for the purposes of the IRC, including under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register. It is intended that any Participant Register be maintained such that the Loans are in “registered form” for the purposes of the IRC.

(j) Agent shall make a copy of the Register available for review by Borrowers from time to time as Borrowers may reasonably request.

(k) Notwithstanding anything contained herein to the contrary, no assignment may be made unless made on a ratable basis among the US Revolver Commitments of a Lender and its Affiliates and the Canadian Revolver Commitments of such Lender and its Affiliates.

13.2. Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, that no Borrower may assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1, no consent or approval by any Borrower is required in connection with any such assignment.

14.	AMENDMENTS; WAIVERS.

14.1.	Amendments and Waivers.

(a) No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than the Fee Letter), and no consent with respect to any departure by Parent or any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and all of the Loan Parties that are party thereto, do any of the following:

(i) increase the amount of or extend the expiration date of any Commitment of any Lender or amend, modify, or eliminate the penultimate sentence of Section 2.4(c),

(ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

(iii) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except (y) in connection with the waiver of applicability of Section 2.6(c) (which waiver shall be effective with the written consent of the Required Lenders), and (z) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or a reduction of fees for purposes of this clause (iii)),

(iv) amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders,

(v) amend, modify, or eliminate Section 3.1 or 3.2,

(vi) amend, modify, or eliminate Section 15.11,

(vii) other than as permitted by Section 15.11, release or contractually subordinate Agent’s Lien in and to any of the Collateral, or subordinate any Obligations in right of payment to any other Indebtedness,

(viii) amend, modify, or eliminate the definitions of “Required Lenders”, Supermajority Lenders or “Pro Rata Share”,

(ix) other than in connection with a merger, amalgamation, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release any Borrower or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by any Borrower or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents,

(x) amend, modify, or eliminate any of the provisions of Section 2.4(b)(i), (ii) or (iii) or Section 2.4(e) or (f),

(xi) at any time that any Real Property is included in the Collateral, add, increase, renew or extend any Loan, Letter of Credit or Commitment hereunder until the completion of flood due diligence, documentation and coverage as required by the Flood Laws or as otherwise satisfactory to all Lenders, or

(xii) amend, modify, or eliminate any of the provisions of Section 13.1 with respect to assignments to, or participations with, Persons who are Loan Parties or Affiliates of a Loan Party;

(b) No amendment, waiver, modification, or consent shall amend, modify, waive, or eliminate,

(i) the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agent and Borrowers (and shall not require the written consent of any of the Lenders),

(ii) any provision of Section 15 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Borrowers, and the Required Lenders;

(c) No amendment, waiver, modification, elimination, or consent shall amend, without written consent of Agent, Borrowers and the Supermajority Lenders, modify, or eliminate the definitions of Canadian Borrowing Base or US Borrowing Base or any of the defined terms (including the definitions of Eligible Accounts, Eligible Finished Goods Inventory and Eligible Inventory) that are used in such definitions to the extent that any such change results in more credit being made available to Borrowers based upon the Canadian Borrowing Base or the US Borrowing Base, but not otherwise, or change Section 2.1(e);

(d) No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Issuing Lenders, or any other rights or duties of Issuing Lenders under this Agreement or the other Loan Documents, without the written consent of Issuing Lenders, Agent, Borrowers, and the Required Lenders;

(e) No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to a Swing Lender, or any other rights or duties of a Swing Lender under this Agreement or the other Loan Documents, without the written consent of Swing Lenders, Agent, Borrowers, and the Required Lenders; and

(f) Anything in this Section 14.1 to the contrary notwithstanding, (i) any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of any Loan Party, shall not require consent by or the agreement of any Loan Party, and (ii) any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender other than any of the matters governed by Section 14.1(a)(i) through (iii) that affect such Lender, ~~<and >~~(iii) any amendment contemplated by Section 2.12(d)(iii) of this Agreement in connection with a Benchmark Transition Event ~~<or an Early Opt-in Election >~~shall be effective as contemplated by such Section 2.12(d)(iii) hereof and (iv) any amendment contemplated by Section 2.6(g) of this Agreement in connection with the use or administration of Term SOFR shall be effective as contemplated by such Section 2.6(g).

14.2. Replacement of Certain Lenders.

(a) If (i) any action to be taken by the Lender Group or Agent hereunder requires the consent, authorization, or agreement of all Lenders or all Lenders affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not of all Lenders or all Lenders affected thereby, or (ii) any Lender makes a claim for compensation under Section 16, then Borrowers or Agent, upon at least five Business Days prior irrevocable notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a “Non-Consenting Lender”), together with its Affiliates, or any Lender that made a claim for compensation (a “Tax Lender”), together with its Affiliates, with one or more Replacement Lenders, and the Non-Consenting Lender (and its Affiliates) or Tax Lender(and its Affiliates), as applicable, shall have no right to refuse to be replaced hereunder. Such notice to replace the Non-Consenting Lender (and its Affiliates) or Tax Lender (and its Affiliates), as applicable, shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

(b) Prior to the effective date of such replacement, the Non-Consenting Lender (and its Affiliates) or Tax Lender (and its Affiliates), as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Non-Consenting Lender (and its Affiliates) or Tax Lender (and its Affiliates), as applicable, being repaid in full its share of the outstanding Obligations (without any premium or penalty of any kind whatsoever, but including (i) all interest, fees and other amounts that may be due in payable in respect thereof, (ii) an assumption of its Pro Rata Share of participations in the Letters of Credit, and (iii) Funding Losses). If the Non-Consenting Lender (and its Affiliates) or Tax Lender (and its Affiliates), as applicable, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of the Non-Consenting Lender (and its Affiliates) or Tax Lender (and its Affiliates), as applicable, and irrespective of whether Agent executes and delivers such Assignment and Acceptance, the Non-Consenting Lender (and its Affiliates) or Tax Lender (and its Affiliates), as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Non-Consenting Lender (and its Affiliates) or Tax Lender (and its Affiliates), as applicable, shall be made in accordance with the terms of Section 13.1. Until such time as one or more Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Non-Consenting Lender (and its Affiliates) or Tax Lender (and its Affiliates), as applicable, hereunder and under the other Loan Documents, the Non-Consenting Lender (and its Affiliates) or Tax Lender (and its Affiliates), as applicable, shall remain obligated to make the Non-Consenting Lender’s (and its Affiliates’) or Tax Lender’s (and its Affiliates’), as applicable, Pro Rata Share of Revolving Loans and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of participations in such Letters of Credit.

14.3. No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by Parent and Borrowers of any provision of this Agreement. Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

15.	AGENT; THE LENDER GROUP.

15.1. Appointment and Authorization of Agent . Each Lender hereby designates and appoints Wells Fargo as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to designate, appoint, and authorize) Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as agent for and on behalf of the Lenders (and the Bank Product Providers) on the conditions contained in this Section 15. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender (or Bank Product Provider), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Each Lender hereby further authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, payments and proceeds of Collateral, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, or to take any other action with respect to any Collateral or Loan Documents which may be necessary to perfect, and maintain perfected, the security interests and Liens upon Collateral pursuant to the Loan Documents, (c) make Revolving Loans, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) exclusively receive, apply, and distribute payments and proceeds of the Collateral as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to any Loan Party or its Subsidiaries, the Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

15.2. Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Without limitation of the foregoing, Agent may at any time designate and appoint WF Canada or another Person selected by Agent as Agent’s subagent (the “Canadian Subagent”) with respect to all or any part of the Collateral of the Canadian Loan Parties, and WF Canada hereby agrees to accept such appointment; provided that Canadian Subagent shall not be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by Agent. Should any instrument in writing from any Loan Party be required by the Canadian Subagent to more fully or certainly vest in and confirm to the Canadian Subagent such rights, powers, privileges and duties, such Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by Agent. If the Canadian Subagent, or successor thereto, shall resign or be removed, all rights, powers, privileges and duties of the Canadian Subagent, to the extent permitted by law, shall automatically vest in and be exercised by Agent until the appointment of a new Canadian Subagent. Each member of the Lender Group and each Loan Party acknowledges and agrees that any agent (including Canadian Subagent) appointed by Agent shall be entitled to the rights and benefits of Agent under this Section 15. Agent shall not be responsible for the negligence or misconduct of any agent (including the Canadian Subagent) or attorney in fact that it selects as long as such selection was made without gross negligence, bad faith or willful misconduct.

15.3. Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence, bad faith or willful misconduct), or (b) be responsible in any manner to any of the Lenders (or Bank Product Providers) for any recital, statement, representation or warranty made by any Loan Party or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lenders (or Bank Product Providers) to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of any Loan Party or its Subsidiaries. No Agent-Related Person shall have any liability to any Lender, and Loan Party or any of their respective Affiliates if any request for a Loan, Letter of Credit or other extension of credit was not authorized by the applicable Borrower. Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or applicable law or regulation.

15.4. Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders (and, if it so elects, the Bank Product Providers) against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (and Bank Product Providers).

15.5. Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrowers referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

15.6. Credit Decision. Each Lender (and Bank Product Provider) acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of any Loan Party and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender (or Bank Product Provider). Each Lender represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) that it will, independently and without reliance upon any

Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower or any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender (or Bank Product Provider) with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons. Each Lender acknowledges (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender (or Bank Product Provider) with any credit or other information with respect to any Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement (or such Bank Product Provider entered into a Bank Product Agreement).

15.7. Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys’ fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from payments or proceeds of the Collateral received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders (or Bank Product Providers). In the event Agent is not reimbursed for such costs and expenses by the Loan Parties and their Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s ratable share thereof. Whether or not the transactions contemplated hereby are consummated, each of the Lenders, on a ratable basis, shall indemnify and defend the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so) from and against any and all Indemnified Liabilities; provided, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence, bad faith or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make a Revolving Loan or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

15.8. Agent in Individual Capacity. Wells Fargo and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire Equity Interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Loan Party and its Subsidiaries and Affiliates and any other Person party to any Loan Document as though Wells Fargo were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding a Loan Party or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of such Loan Party or such other Person and that prohibit the disclosure of such information to the Lenders (or Bank Product Providers), and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include Wells Fargo in its individual capacity.

15.9. Successor Agent. Agent may resign as Agent upon 30 days (ten days if an Event of Default has occurred and is continuing) prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Borrowers (unless such notice is waived by Borrowers or a Default or Event of Default has occurred and is continuing) and without any notice to the Bank Product Providers. If Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor Agent for the Lenders (and the Bank Product Providers). If, at the time that Agent’s resignation is effective, it is acting as an Issuing Lender or a Swing Lender, such resignation shall also operate to effectuate its resignation as an Issuing Lender or a Swing Lender, as applicable, and it shall automatically be relieved of any further obligation to issue Letters of Credit, or to make Swing Loans. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Borrowers, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned). In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

15.10. Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Loan Party and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group (or the Bank Product Providers). The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding a Loan Party or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of such Loan Party or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.

15.11.	Collateral Matters.

(a) The Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Loan Parties and their Subsidiaries of all of the Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrowers certify to Agent that the sale or disposition is permitted under Section 6.4 (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Loan Party or any of its Subsidiaries owned any interest at the time Agent’s Lien was granted nor at any time thereafter, (iv) constituting property leased or licensed to a Loan Party or its Subsidiaries under a lease or license that has expired or is terminated in a transaction permitted under this Agreement, or (v) in connection with a credit bid or purchase authorized under this Section 15.11. The Loan Parties and the Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent, based upon the instruction of the Required Lenders, to (a) consent to the sale of, credit bid, or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code or in connection with any other Insolvency Proceeding in any other jurisdiction to which a Loan Party is subject, (b) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the Code or PPSA, including pursuant to Sections 9-610 or 9-620 of the Code or any similar provision of the PPSA, or (c) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any other sale or foreclosure conducted or consented to by Agent in accordance with applicable law in any judicial action or proceeding or by the exercise of any legal or equitable remedy. In connection with any such credit bid or purchase, (i) the Obligations owed to the

Lenders and the Bank Product Providers shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not impair or unduly delay the ability of Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such contingent or unliquidated claims cannot be estimated without impairing or unduly delaying the ability of Agent to credit bid at such sale or other disposition, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the Collateral that is the subject of such credit bid or purchase) and the Lenders and the Bank Product Providers whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the Collateral that is the subject of such credit bid or purchase (or in the Equity Interests of the any entities that are used to consummate such credit bid or purchase), and (ii) Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by any entities used to consummate such credit bid or purchase and in connection therewith Agent may reduce the Obligations owed to the Lenders and the Bank Product Providers (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration; provided, that Bank Product Obligations not entitled to the application set forth in Section 2.4(b)(ii)(A)(x) or 2.4(b)(ii)(B)(x) shall not be entitled to be, and shall not be, credit bid, or used in the calculation of the ratable interest of the Lenders and Bank Product Providers in the Obligations which are credit bid. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders (without requiring the authorization of the Bank Product Providers), or (z) otherwise, the Required Lenders (without requiring the authorization of the Bank Product Providers). Upon request by Agent or Borrowers at any time, the Lenders will (and if so requested, the Bank Product Providers will) confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.11; provided, that (1) anything to the contrary contained in any of the Loan Documents notwithstanding, Agent shall not be required to execute any document or take any action necessary to evidence such release on terms that, in Agent’s opinion, could expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly released) upon (or obligations of Borrowers in respect of) any and all interests retained by any Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Each Lender further hereby irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to irrevocably authorize) Agent, at its option and in its sole discretion, to subordinate (by contract or otherwise) any Lien granted to or held by Agent on any property under any Loan Document (a) to the holder of any Permitted Lien on such property if such Permitted Lien secures purchase money Indebtedness (including Capitalized Lease Obligations) which constitute Permitted Indebtedness and (b) to the extent Agent has the authority under this Section 15.11 to release its Lien on such property. Notwithstanding the provisions of this Section 15.11, Agent shall be authorized, without the consent of any Lender and without the requirement that an asset sale consisting of the sale, transfer or other disposition having occurred, to release any security interest in any building, structure or improvement located in an area determined by the Federal Emergency Management Agency to have special flood hazards.

(b) Agent shall have no obligation whatsoever to any of the Lenders (or the Bank Product Providers) (i) to verify or assure that the Collateral exists or is owned by a Loan Party or any of its Subsidiaries or is cared for, protected, or insured or has been encumbered, (ii) to verify or assure that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, (iii) to verify or assure that any particular items of Collateral meet the eligibility criteria applicable in respect thereof, (iv) to impose, maintain, increase, reduce, implement, or eliminate any particular reserve hereunder or to determine whether the amount of any reserve is appropriate or not, or (v) to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender (or Bank Product Provider) as to any of the foregoing, except as otherwise expressly provided herein.

15.12.	Restrictions on Actions by Lenders; Sharing of Payments.

(a) Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to any Loan Party or its Subsidiaries or any deposit accounts of any Loan Party or its Subsidiaries now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against any Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

15.13. Agency for Perfection. Agent hereby appoints each other Lender (and each Bank Product Provider) as its agent (and each Lender hereby accepts (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to accept) such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.

15.14. Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders (or Bank Product Providers) shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

15.15. Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to agree) that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders (and such Bank Product Provider).

15.16. Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:

(a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field examination report respecting any Loan Party or its Subsidiaries (each, a “Report”) prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,

(b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any field examination will inspect only specific information regarding the Loan Parties and their Subsidiaries and will rely significantly upon Parent’s and its Subsidiaries’ books and records, as well as on representations of Borrowers’ personnel,

(d) agrees to keep all Reports and other material, non-public information regarding the Loan Parties and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.9, and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrowers, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing, (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by any Loan Party or its Subsidiaries to Agent that has not been contemporaneously provided by such Loan Party or such Subsidiary to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from any Loan Party or its Subsidiaries, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of Borrowers the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from such Loan Party or such Subsidiary, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrowers a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

15.17. Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender (or Bank Product Provider) to fulfill its obligations to make credit available hereunder, nor to advance for such Lender (or Bank Product Provider) or on its behalf, nor to take any other action on behalf of such Lender (or Bank Product Provider) hereunder or in connection with the financing contemplated herein.

15.18. Joint Lead Arrangers, Joint Book Runners, and Co-Syndication Agents. Each of the Joint Lead Arrangers, Joint Book Runners, and Co-Syndication Agents in such capacities, shall not have any right, power, obligation, liability, responsibility, or duty under this Agreement other than those applicable to it in its capacity as a Lender, as Agent, as Swing Lender, or as an Issuing Lender. Without limiting the foregoing, each of the Joint Lead Arrangers, Joint

Book Runners, and Co-Syndication Agents, in such capacities, shall not have or be deemed to have any fiduciary relationship with any Lender or any Loan Party. Each Lender, Agent, Swing Lender, each Issuing Lender, and each Loan Party acknowledges that it has not relied, and will not rely, on the Joint Lead Arrangers, Joint Book Runners, and Co-Syndication Agents in deciding to enter into this Agreement or in taking or not taking action hereunder. Each of the Joint Lead Arrangers, Joint Book Runners, and Co-Syndication Agents, in such capacities, shall be entitled to resign at any time by giving notice to Agent and Borrowers.

15.19.	Appointment for the Province of Quebec.

(a) Hypothecary Representative. For greater certainty, and without limiting the powers of Agent, each Lender and each Bank Product Provider hereby irrevocably constitutes Agent as the hypothecary representative within the meaning of Article 2692 of the CCQ in order to hold hypothecs and security granted by any Loan Party on property pursuant to the laws of the Province of Québec in order to secure obligations of any Loan Party hereunder and under the other Loan Documents. The execution by Agent, acting as hypothecary representative prior to this Agreement of any deeds of hypothec or other security documents is hereby ratified and confirmed.

(b) Ratification of Hypothecary Representative by Successors and Assignees, Etc. The constitution of Agent as hypothecary representative shall be deemed to have been ratified and confirmed by each Person accepting an assignment of, a participation in or an arrangement in respect of, all or any portion of the rights and obligations of any Lender or Bank Product Provider under this Agreement by the execution of an assignment, including an Assignment and Assumption or other agreement pursuant to which it becomes such assignee or participant, and by each successor Agent by the compliance with such formalities pursuant to which it becomes a successor Agent under this Agreement.

(c) Rights, Etc. of Hypothecary Representative. Agent acting as hypothecary representative shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favor of Agent in this Agreement, which shall apply mutatis mutandis to Agent acting as hypothecary representative. In the event of the resignation of Agent (which shall include its resignation as the hypothecary representative as contemplated in Section 15.19(a)) and appointment of a successor Agent under this Agreement, such successor Agent shall also act as the hypothecary representative, as contemplated by Section 15.19(a).

16.	WITHHOLDING TAXES.

16.1. Payments. All payments made by any Loan Party under any Loan Document will be made free and clear of, and without deduction or withholding for, any Taxes, except as otherwise required by applicable law, and in the event any deduction or withholding of Taxes is required, the applicable Loan Party shall make the requisite withholding, promptly pay over to the applicable Governmental Authority the withheld tax, and furnish to Agent as promptly as possible after the date the payment of any such Tax is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Loan Parties. Furthermore, if any such Tax is an Indemnified Taxes or an Indemnified Tax is so levied or imposed, the Loan Parties agree to pay the full amount of such Indemnified Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 16.1 after withholding or deduction for or on account of any Indemnified Taxes, will not be less than the amount provided for had such Taxes not been required to have been withheld or paid. The Loan Parties will promptly pay any Other Taxes or reimburse Agent for such Other Taxes upon Agent’s demand. The Loan Parties shall jointly and severally indemnify each Indemnified Person (as defined in Section 10.3) (collectively a “Tax Indemnitee”) for the full amount of Indemnified Taxes arising in connection with this Agreement or any other Loan Document or breach thereof by any Loan Party (including, without limitation, any Indemnified Taxes imposed or asserted on, or attributable to, amounts payable under this Section 16) imposed on, or paid by, such Tax Indemnitee and all reasonable costs and expenses related thereto (including fees and disbursements of attorneys and other tax professionals), as and when they are incurred and irrespective of whether suit is brought, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority (other than Indemnified Taxes and additional amounts that a court of competent jurisdiction finally determines to have resulted from the gross negligence, bad faith or willful misconduct of such Tax Indemnitee). The obligations of the Loan Parties under this Section 16 shall survive the termination of this Agreement, the resignation and replacement of the Agent, and the repayment of the Obligations. Notwithstanding anything to the contrary in this Section 16, no Canadian Loan Party shall be liable or responsible for or deemed to be a guarantor of obligations (within the meaning of Section 956(c) of the IRC) of the US Loan Parties.

16.2.	Exemptions.

(a) If a Lender or Participant is entitled to claim an exemption or reduction from United States withholding tax, such Lender or Participant agrees with and in favor of Agent, to deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) and the Administrative Borrower on behalf of all Borrowers one of the following before receiving its first payment under this Agreement:

(i) if such Lender or Participant is entitled to claim an exemption from United States withholding tax pursuant to the portfolio interest exception, (A) a statement of the Lender or Participant, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of Administrative Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to Borrowers within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, Form W-8BEN-E or Form W-8IMY (with proper attachments as applicable);

(ii) if such Lender or Participant is entitled to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, a properly completed and executed copy of IRS Form W-8BEN or Form W-8BEN-E, as applicable;

(iii) if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI;

(iv) if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because such Lender or Participant serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (including a withholding statement and copies of the tax certification documentation for its beneficial owner(s) of the income paid to the intermediary, if required based on its status provided on the Form W-8IMY); or

(v) a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax.

(b) Each Lender or Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent and Administrative Borrower (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(c) If a Lender or Participant claims an exemption from withholding tax in a jurisdiction other than the United States, such Lender or such Participant agrees with and in favor of Agent and Borrowers, to deliver to Agent and Administrative Borrower (or, in the case of a Participant, to the Lender granting the participation only) any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement, but only if such Lender or such Participant is legally able to deliver such forms, or the providing of or delivery of such forms in the Lender’s reasonable judgment would not subject such Lender to any material unreimbursed cost or expense or materially prejudice the legal or commercial position of such Lender (or its Affiliates); provided, further, that nothing in this Section 16.2(c) shall require a Lender or Participant to disclose any information that it deems to be confidential (including without limitation, its tax returns). Each Lender and each Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent and Administrative Borrower (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(d) If a Lender or Participant claims exemption from, or reduction of, withholding tax and such Lender or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender or Participant, such Lender or Participant agrees to notify Agent and Administrative Borrower (or, in the case of a sale of a participation interest, to the Lender granting the participation only) of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender or Participant. To the extent of such percentage amount, Agent and Administrative Borrower will treat such Lender’s or such Participant’s documentation provided pursuant to Section 16.2(a) or 16.2(c) as no longer valid. With respect to such percentage amount, such Participant or Assignee may provide new documentation, pursuant to Section 16.2(a) or 16.2(c), if applicable. Borrowers agree that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Commitments and the Obligations so long as such Participant complies with the obligations set forth in this Section 16 with respect thereto.

(e) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable due diligence and reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) at the time or times prescribed by law and at such time or times reasonably requested by Agent (or, in the case of a Participant, the Lender granting the participation) such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Agent (or, in the case of a Participant, the Lender granting the participation) as may be necessary for Agent or Borrowers to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

16.3.	Reductions.

(a) If a Lender or a Participant is subject to an applicable withholding tax, Agent (or, in the case of a Participant, the Lender granting the participation) may withhold from any payment to such Lender or such Participant an amount equivalent to the applicable withholding tax. If the forms or other documentation required by Section 16.2(a) or 16.2(c) are not delivered to Agent (or, in the case of a Participant, to the Lender granting the participation), then Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(b) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent (or, in the case of a Participant, to the Lender granting the participation) did not properly withhold tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of the Lender or any Participant (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Agent (or, in the case of a Participant, to the Lender granting the participation), as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent (or, in the case of a Participant, to the Lender granting the participation only) under this Section 16, together with all costs and expenses (including attorneys’ fees and expenses). The obligation of the Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

16.4. Refunds. If Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes to which the Loan Parties have paid additional amounts pursuant to this Section 16, so long as no Event of Default has occurred and is continuing, it shall pay over such refund to the Administrative Borrower on behalf of the Loan Parties (but only to the extent of payments made, or additional amounts paid, by the Loan Parties under this Section 16 with respect to Indemnified Taxes giving rise to such a refund), net of all out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the applicable Governmental Authority with respect to such a refund); provided, that the Loan Parties, upon the request of Agent or such Lender, agrees to repay the amount paid over to the Loan Parties (plus any penalties, interest or other charges, imposed by the applicable Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct, bad faith or gross negligence of Agent or Lender hereunder as finally determined by a court of competent jurisdiction) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything in this Agreement to the contrary, this Section 16 shall not be construed to require Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to Loan Parties or any other Person or require Agent or any Lender to pay any amount to an indemnifying party pursuant to Section 16.4, the payment of which would place Agent or such Lender (or their Affiliates) in a less favorable net after-Tax position than such Person would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.

17.	GENERAL PROVISIONS.

17.1. Effectiveness. This Agreement shall be binding and deemed effective when executed by Parent, each Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.

17.2. Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

17.3. Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Parent or any Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

17.4. Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

17.5. Bank Product Providers. Each Bank Product Provider in its capacity as such shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Agent is acting. Agent hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a

Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed Agent as its agent and to have accepted the benefits of the Loan Documents. It is understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of the Bank Product Obligations and that if reserves are established there is no obligation on the part of Agent to determine or insure whether the amount of any such reserve is appropriate or not. In connection with any such distribution of payments or proceeds of Collateral, Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification (setting forth a reasonably detailed calculation) to Agent as to the amounts that are due and owing to it and such written certification is received by Agent a reasonable period of time prior to the making of such distribution. Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the applicable Bank Product Provider. In the absence of an updated certification, Agent shall be entitled to assume that the amount due and payable to the applicable Bank Product Provider is the amount last certified to Agent by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider on account thereof). Borrowers may obtain Bank Products from any Bank Product Provider, although Borrowers are not required to do so. Each Borrower acknowledges and agrees that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or Guarantors.

17.6. Debtor-Creditor Relationship. The relationship between the Lenders and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

17.7. Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Execution of any such counterpart may be by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, as in effect from time to time, state enactments of the Uniform

Electronic Transactions Act, as in effect from time to time, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Agent reserves the right, in its discretion, to accept, deny, or condition acceptance of any electronic signature on this Agreement. Any party delivering an executed counterpart of this Agreement by faxed, scanned or photocopied manual signature shall also deliver an original manually executed counterpart, but the failure to deliver an original manually executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement. The foregoing shall apply to each other Loan Document, and any notice delivered hereunder or thereunder, mutatis mutandis.

17.8. Revival and Reinstatement of Obligations; Certain Waivers. If any member of the Lender Group or any Bank Product Provider repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such member of the Lender Group or such Bank Product Provider in full or partial satisfaction of any Obligation or on account of any other obligation of any Loan Party under any Loan Document or any Bank Product Agreement, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer”), or because such member of the Lender Group or Bank Product Provider elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that such member of the Lender Group or Bank Product Provider elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all reasonable costs, expenses, and attorneys’ fees of such member of the Lender Group or Bank Product Provider related thereto, (i) the liability of the Loan Parties with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist, and (ii) Agent’s Liens securing such liability shall be effective, revived, and remain in full force and effect, in each case, as fully as if such Voidable Transfer had never been made. If, prior to any of the foregoing, (A) Agent’s Liens shall have been released or terminated, or (B) any provision of this Agreement shall have been terminated or cancelled, Agent’s Liens, or such provision of this Agreement, shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of any Loan Party in respect of such liability or any Collateral securing such liability. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations.

17.9. Confidentiality.

(a) Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding the Loan Parties and their Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the

Lender Group and to employees, directors and officers of any member of the Lender Group (the Persons in this clause (i), “Lender Group Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers); provided, that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.9, (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided, that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Borrowers with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrowers pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by Borrowers, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process; provided, that (x) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Borrowers with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrowers pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders or the Lender Group Representatives), (viii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement; provided, that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information either subject to the terms of this Section 17.9 or pursuant to confidentiality requirements substantially similar to those contained in this Section 17.9 (and such Person may disclose such Confidential Information to Persons employed or engaged by them as described in clause (i) above), (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that prior to any disclosure to any Person (other than any Loan Party, Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (ix) with respect to litigation involving any Person (other than any Borrower, Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrowers with prior written notice thereof, and (x) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document.

(b) Anything in this Agreement to the contrary notwithstanding, Agent may disclose information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services or in its marketing or promotional materials, with such information to consist of deal terms and other information customarily found in such publications or marketing or promotional materials and may otherwise use the name, logos, and other insignia of any Borrower or the other Loan Parties and the Commitments provided hereunder in any “tombstone” or other advertisements, on its website or in other marketing materials of the Agent.

(c) Each Loan Party hereby acknowledge that Agent or its Affiliates may make available to the Lenders materials or information provided by or on behalf of Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak or a substantially similar secure electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of the Borrower Materials, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by Agent in connection with the Borrower Materials or the Platform. In no event shall Agent or any of the Agent-Related Persons have any liability to the Loan Parties, any Lender or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or Agent’s transmission of communications through the Internet, except to the extent the liability of such person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such person’s gross negligence or willful misconduct. Each Loan Party further agrees that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Loan Parties shall be deemed to have authorized Agent and its Affiliates and the Lenders to treat Borrower Materials marked “PUBLIC” or otherwise at any time filed with the SEC as not containing any material non-public information with respect to the Loan Parties or their securities for purposes of United States federal and state securities laws. All Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” (or another similar term). Agent and its Affiliates and the Lenders shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” or that are not at any time filed with the SEC as being suitable only for posting on a portion of the Platform not marked as “Public Investor” (or such other similar term).

17.10. Survival. All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent, NY Issuing Lender, or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of, or any accrued interest on, any Loan or any fee or any other amount payable under this Agreement is outstanding or unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or been terminated.

17.11. Patriot Act; Due Diligence.

(a) Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act. In addition, Agent and each Lender shall have the right to periodically conduct due diligence on all Loan Parties, their senior management and key principals and legal and beneficial owners. Each Loan Party agrees to cooperate in respect of the conduct of such due diligence and further agrees that the reasonable costs and charges for any such due diligence by Agent shall constitute Lender Group Expenses hereunder and be for the account of Borrowers.

(b) Each Loan Party acknowledges that, pursuant to the provisions of Canadian Anti-Money Laundering & Anti-Terrorism Legislation, Agent and Lenders may be required to obtain, verify and record information regarding each Loan Party, its respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of such Loan Party, and the transactions contemplated hereby. The Loan Parties shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or Agent, or any prospective assign or participant of a Lender or Agent, necessary in order to comply with any applicable Canadian Anti-Money Laundering & Anti-Terrorism Legislation, whether now or hereafter in existence. If Agent has ascertained the identity of any Loan Party or any authorized signatories of any Loan Party for the purposes of applicable Canadian Anti-Money Laundering & Anti-Terrorism Legislation, then Agent:

(i) shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and Agent within the meaning of applicable Canadian Anti-Money Laundering & Anti-Terrorism Legislation;

(ii) shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the provisions of this Section and except as may otherwise be agreed in writing, each Lender agrees that Agent has no obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from the Loan Parties or any such authorized signatory in doing so.

17.12. Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof. The foregoing to the contrary notwithstanding, all Bank Product Agreements, if any, are independent agreements governed by the written provisions of such Bank Product Agreements, which will remain in full force and effect, unaffected by any repayment, prepayments, acceleration, reduction, increase, or change in the terms of any credit extended hereunder, except as otherwise expressly provided in such Bank Product Agreement.

17.13. DNOW as Agent for Borrowers. Each Borrower hereby irrevocably appoints DNOW as the borrowing agent and attorney-in-fact for all Borrowers (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (a) to provide Agent with all notices with respect to Revolving Loans and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and the other Loan Documents (and any notice or instruction provided by Administrative Borrower shall be deemed to be given by Borrowers hereunder and shall bind each Borrower), (b) to receive notices and instructions from members of the Lender Group (and any notice or instruction provided by any member of the Lender Group to the Administrative Borrower in accordance with the terms hereof shall be deemed to have been given to each Borrower), and (c) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Revolving Loans and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (i) the handling of the Loan Account and Collateral of Borrowers as herein provided, or (ii) the Lender Group’s relying on any instructions of the Administrative Borrower, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 17.13 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.

17.14. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

17.15. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to Agent or any Lender in such currency, Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

17.16. No Setoff. All payments made by Borrowers hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense.

17.17. CAM Exchange.

(a) On the CAM Exchange Date, (i) the Commitments shall automatically and without further act be terminated as provided in Section 9.1(b), (ii) each Lender shall immediately be deemed to have acquired participations in the Swing Loans in an amount equal to such Lender’s Pro Rata share (as in effect immediately prior to the CAM Exchange) of each Swing Loan outstanding on such date and shall promptly make payment therefor to the Agent in accordance with Section 2.3(e)(i), (iii) simultaneously with the automatic conversions pursuant to clause (iv) below, the Lenders shall automatically and without further act (and without regard to the provisions of Section 13.1) be deemed to have exchanged interests in the Loans (other than the

Swing Loans) and participations in Swing Loans and Letters of Credit, such that in lieu of the interest of each Lender in each Loan and Letter of Credit in which it shall participate as of such date (including such Lender’s interest in the Obligations of each Borrower in respect of each such Loan and Letter of Credit), such Lender shall hold an interest in every one of the Loans (other than the Swing Loans), and a participation in every one of the Swing Loans and Letters of Credit (including the Obligations of each Borrower in respect of each such Loan), whether or not such Lender shall previously have participated therein, equal to such Lender’s CAM Percentage thereof and (iv) simultaneously with the deemed exchange of interests pursuant to clause (iii) above, all outstanding Revolving Loans denominated in Canadian Dollars shall, automatically and with no further action required, be converted into Dollars, determined using the exchange rate calculated as of the Business Day immediately preceding the CAM Exchange Date, and (x) on and after such date all such Loans shall constitute Loans payable in Dollars and (y) all amounts payable by any Lender hereunder with respect to its participation in Letters of Credit shall be payable to the Agent in Dollars. Each Lender and each Borrower hereby consents and agrees to the CAM Exchange, and each Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any Person that acquires a participation in its interests in any Loan or any participation in any Swing Loan or Letter of Credit. Each Borrower agrees from time to time to execute and deliver to the Agent all such promissory notes and other instruments and documents as the Agent shall reasonably request to evidence and confirm the respective interests of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the Agent against delivery of any promissory notes evidencing its interests in the Loans so executed and delivered; provided that the failure of any Borrower to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

(b) As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by the Agent pursuant to any Loan Document in respect of the Obligations shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages, in accordance with Section 2.4(b)(ii). Any direct payment received by a Lender on or after the CAM Exchange Date, including by way of setoff, in respect of an Obligation shall be paid over to an Agent for distribution to the Lenders in accordance herewith.

17.18. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States). In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

17.19. Erroneous Payments.

(a) Each Lender, each Issuing Bank, each other Bank Product Provider and any other party hereto hereby severally agrees that if (i) the Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Bank or any Bank Product Provider (or the Lender which is an Affiliate of a Lender, Issuing Bank or Bank Product Provider) or any other Person that has received funds from the Agent or any of its Affiliates, either for its own account or on behalf of a Lender, Issuing Bank or Bank Product Provider (each such recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 17.19(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”, provided that, for the avoidance of doubt, amounts received by the Agent from a Loan Party as repayment of the Obligations in accordance with the terms of this Agreement shall not be treated as an Erroneous Payment), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b) Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Agent in writing of such occurrence.

(c) In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and upon demand from the Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Agent and upon the Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Loans”) to the Agent or, at the option of the Agent, the Agent’s applicable lending affiliate (such assignee, the “Agent Assignee”) in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Loans, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Agent Assignee as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, following the effectiveness of the Erroneous Payment Deficiency Assignment, the Agent may make a cashless reassignment to the applicable assigning Lender of any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such reassignment all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 13 and (3) the Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e) Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent (1) shall be subrogated to all the rights of such Payment Recipient and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Agent to such Payment Recipient from any source, against any amount due to the Agent under this Section 17.19 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrowers or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrowers or any other Loan Party for the purpose of making for a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f) Each party’s obligations under this Section 17.19 shall survive the resignation or replacement of the Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g) The provisions of this Section 17.19 to the contrary notwithstanding, (i) nothing in this Section 17.19 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment and (ii) there will only be deemed to be a recovery of the Erroneous Payment to the extent that Agent has received payment from the Payment Recipient in immediately available funds the Erroneous Payment Return, whether directly from the Payment Recipient, as a result of the exercise by Agent of its rights of subrogation or set off as set forth above in clause (e) or as a result of the receipt by Agent Assignee of a payment of the outstanding principal balance of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment, but excluding any other amounts in respect thereof (it being agreed that any payments of interest, fees, expenses or other amounts (other than principal) received by Agent Assignee in respect of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment shall be the sole property of the Agent Assignee and shall not constitute a recovery of the Erroneous Payment).

(h) Nothing in this Section 17.19 will create any additional or incremental Obligation (including any indemnities or contingent Obligation) for the Loan Parties.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

US BORROWERS:	NOW INC., a Delaware corporation

By:
Name:
Title:

DNOW L.P., a Texas limited partnership

	By:	Wilson International, Inc., its general partner

By:
Name:
Title:

CANADIAN BORROWER:	DNOW CANADA ULC, an Alberta unlimited liability corporation

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Agent, as Joint Lead Arranger, as Joint Book Runner, and as a Lender

By:
Name:
Its Authorized Signatory

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Lender

By:
Name:
Its Authorized Signatory

[SIGNATURE PAGE TO CREDIT AGREEMENT]

ROYAL BANK OF CANADA, as Joint Lead Arranger, as Joint Book Runner, as Co-Syndication Agent and as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A., as Joint Lead Arranger, as Joint Book Runner, as Co- Syndication Agent and as a Lender

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as a Lender

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO CREDIT AGREEMENT]

FIFTH THIRD BANK, as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO CREDIT AGREEMENT]

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO CREDIT AGREEMENT]

BARCLAYS BANK PLC, as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO CREDIT AGREEMENT]

ABN AMRO CAPITAL USA LLC, as a Lender

By:
Name:
Title:

By:
Name:
Title:

[SIGNATURE PAGE TO CREDIT AGREEMENT]

ARAB BANKING CORPORATION (B.S.C.), GRAND CAYMAN BRANCH, as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO CREDIT AGREEMENT]

CITIZENS BANK, N.A., as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO CREDIT AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO CREDIT AGREEMENT]